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As filed with the Securities and Exchange Commission on December 1, 2016

Registration No. 333

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CLOUD PEAK ENERGY INC.*
CLOUD PEAK ENERGY RESOURCES LLC
CLOUD PEAK ENERGY FINANCE CORP.
(Exact name of Registrants as specified in their charters)

Delaware Delaware Delaware (State or other jurisdiction of incorporation or organization)	26-30881162 26-4073917 27-1254674 (I.R.S. Employer Identification Number)

505 S. Gillette Ave.
Gillette, Wyoming 82716
(307) 687-6000
(Address, including zip code, and telephone number, including area code, of Registrants' principal executive offices)

Colin Marshall
Chief Executive Officer
Cloud Peak Energy Inc.
505 S. Gillette Ave.
Gillette, Wyoming 82716
(307) 687-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Shelley A. Barber Vinson & Elkins L.L.P. 26th Floor New York, New York 10103 (212) 237-0000 (212) 237-0100 (fax)	Bryan Pechersky, Esq. Cloud Peak Energy Inc. 385 Interlocken Crescent, Suite 400 Broomfield, Colorado 80021 (720) 566-2900

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement as determined by market conditions and other factors.

             If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

             If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

             If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

             If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

             Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check One):

Cloud Peak Energy Inc.	Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Common Stock, par value $0.01 per share(2)

Preferred Stock, par value $0.01 per share(2)

Debt Securities(2)

Guarantees of Debt Securities(2)(3)

12.00% Senior Secured Second Lien Notes due 2021

Guarantees of 12.00% Senior Secured Second Lien Notes due 2021(3)

Warrants(2)

Rights(2)

Units(2)

Depositary Shares(2)(4)

Stock Purchase Contracts(2)

Stock Purchase Units(2)

TOTAL:	$350,000,000(5)(6)	$40,565(7)

(1)
An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices, in an aggregate offering price not to exceed $350,000,000. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares

(2)
This Registration Statement also covers an indeterminate amount of securities as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the common stock, preferred stock, debt securities, warrants, rights, units or depositary shares registered under this Registration Statement and such indeterminate amount of securities as may be issued upon settlement of the stock purchase contracts or stock purchase units registered under this Registration Statement. The securities registered under this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement. The securities that may be offered pursuant to this Registration Statement include, pursuant to Rule 416 of the Securities Act of 1933 (the "Securities Act"), such additional number of shares of Cloud Peak Energy Inc.'s common stock that may become issuable as a result of any stock split, stock dividend or similar event.

(3)
If Cloud Peak Energy Resources LLC issues the debt securities, then Cloud Peak Energy Inc. will guarantee the obligations of Cloud Peak Energy Resources LLC and, if it is a co-issuer, Cloud Peak Energy Finance Corp., under the debt securities. If Cloud Peak Energy Inc. issues the debt securities, then Cloud Peak Energy Resources LLC may guarantee the obligations of Cloud Peak Energy Inc. under the debt securities. In either case, no separate consideration will be paid in respect of the guarantees. The 12.00% Senior Secured Second Lien Notes due 2021 will be guaranteed by Cloud Peak Energy Inc. and all of its existing and future domestic restricted subsidiaries, other than Cloud Peak Energy Resources LLC and Cloud Peak Energy Finance Corp., that guarantee Cloud Peak Energy Resources LLC's debt under its revolving credit agreement. Pursuant to Rule 457(n) of the Securities Act, no separate fee is payable with respect to the guarantees of the debt securities or the 12.00% Senior Second Lien Notes due 2021.

(4)
The depositary shares registered hereunder will be evidenced by depositary receipts issued pursuant to a depositary agreement. If Cloud Peak Energy Inc. elects to offer to the public fractional interests in shares of its preferred stock, then it will distribute depositary receipts to those persons purchasing the fractional interests and will issue the shares of preferred stock to the depositary under the depositary agreement.

(5)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o). In no event will the aggregate initial offering price of all securities offered from time to time pursuant to the prospectuses included as part of this registration statement exceed the proposed maximum aggregate offering price set forth above.

(6)
The proposed maximum aggregate offering price for each class of securities to be registered is not specified pursuant to General Instruction II.D. of Form S-3.

(7)
Calculated in accordance with Rule 457(o).

             The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

*
Includes certain subsidiaries of Cloud Peak Energy Inc. identified on the following page that may guarantee the securities.

ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Registrant Guarantor(1)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Antelope Coal LLC	Delaware	93-0678952
Arrowhead I LLC	Delaware	45-5533024
Arrowhead II LLC	Delaware	38-3882098
Arrowhead III LLC	Delaware	36-4739696
Big Metal Coal Co. LLC	Delaware	46-0610200
Caballo Rojo Holdings LLC	Delaware	27-0604824
Caballo Rojo LLC	Delaware	74-2629409
Cloud Peak Energy Logistics LLC	Oregon	93-0937973
Cloud Peak Energy Logistics I LLC	Delaware	47-4843370
Cloud Peak Energy Services Company	Delaware	87-0509797
Cordero Mining Holdings LLC	Delaware	27-0604837
Cordero Mining LLC	Delaware	23-2006991
Cordero Oil and Gas LLC	Delaware	27-4395726
Kennecott Coal Sales LLC	Oregon	93-0890466
Nerco Coal LLC	Delaware	93-0807859
Nerco Coal Sales LLC	Tennessee	93-0767134
Nerco LLC	Delaware	90-0633907
Prospect Land and Development LLC	Oregon	93-0826404
Resource Development LLC	Washington	93-0587027
Sequatchie Valley Coal Corporation	Tennessee	93-0799113
Spring Creek Coal LLC	Delaware	93-0678948
Western Minerals LLC	Oregon	93-0523201
Youngs Creek Holdings I LLC	Delaware	46-0783481
Youngs Creek Holdings II LLC	Delaware	20-8779722
Youngs Creek Mining Company, LLC	Delaware	20-8735734

(1)
The address for the registrant guarantors is 505 S. Gillette Ave., Gillette, Wyoming 82716, and the telephone number for the registrant guarantors is (307) 687-6000.

 EXPLANATORY NOTE

        This Registration Statement contains two separate forms of prospectuses, the first to be used in connection with offerings of our common stock, preferred stock, debt securities, guarantees, warrants, rights, units, depositary shares, stock purchase contracts and stock purchase units and the second to be used in connection with offerings of our 12.00% Senior Secured Second Lien Notes due 2021.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated December 1, 2016

PROSPECTUS

Cloud Peak Energy Inc.
Cloud Peak Energy Resources LLC
Cloud Peak Energy Finance Corp.

Common Stock
Preferred Stock
Debt Securities
Guarantees of Debt Securities
Warrants
Rights
Units
Depositary Shares
Stock Purchase Contracts
Stock Purchase Units

        Cloud Peak Energy Inc. may, in one or more offerings, offer and sell shares of its common stock, par value $0.01 per share; preferred stock, par value $0.01 per share; debt securities, which may be fully and unconditionally guaranteed by one or more of its subsidiaries, including Cloud Peak Energy Resources LLC; warrants to purchase any of the other securities that may be sold under this prospectus; rights to purchase common stock, preferred stock and/or debt securities; units and depositary shares consisting of one or more of these classes of securities; and stock purchase contracts and stock purchase units covering one or more of these classes of securities. Cloud Peak Energy Resources LLC may, in one or more offerings, offer and sell its debt securities, which may be co-issued by its wholly-owned finance subsidiary, Cloud Peak Energy Finance Corp., and which will be fully and unconditionally guaranteed by Cloud Peak Energy Inc. and may be fully and unconditionally guaranteed by one or more of its subsidiaries.

        Cloud Peak Energy Inc.'s common stock is listed for trading on the New York Stock Exchange under the symbol "CLD." We will provide information in the related prospectus supplement for the trading market, if any, for any debt securities that either Cloud Peak Energy Resources LLC or Cloud Peak Energy Inc. may offer. As discussed above, Cloud Peak Energy Resources LLC's wholly-owned finance subsidiary, Cloud Peak Energy Finance Corp., may be a co-issuer of any debt securities that Cloud Peak Energy Resources LLC offers.

        We will offer the securities in amounts, at prices and on terms to be determined by market conditions and other factors at the time of our offerings. This prospectus describes only the general terms of these securities and the general manner in which we will offer the securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. We may sell the securities directly or we may distribute them through underwriters or dealers. In addition, the underwriters may over-allot a portion of the securities. The prospectus supplement will describe the specific manner in which we will offer the securities, and also may add, update or change information contained in this prospectus.

        You should read this prospectus and the prospectus supplement carefully before you invest in any of our securities. This prospectus may not be used to consummate sales of our securities unless it is accompanied by a prospectus supplement.

        INVESTING IN OUR SECURITIES INVOLVES RISK. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS ON PAGE 4 OF THIS PROSPECTUS BEFORE YOU MAKE ANY INVESTMENT IN OUR SECURITIES.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is December     , 2016.

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        In making your investment decision, you should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference in this prospectus. We have not authorized anyone else to give you different information. We are not offering these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents. We will disclose any material changes in our affairs in an amendment to this prospectus, a prospectus supplement or a future filing with the Securities and Exchange Commission incorporated by reference in this prospectus.

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ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf registration process, we may sell, in one or more offerings, any combination of the securities described in this prospectus. This prospectus generally describes us and the securities that we may offer hereunder. Each time we sell securities with this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities offered by us in that offering. The prospectus supplement also may add to, update, or change information in this prospectus.

        As used in this prospectus and unless otherwise indicated, "we," "us" and "our" and similar terms mean Cloud Peak Energy Inc. and its subsidiaries, except that those terms when used in this prospectus in connection with the debt securities described herein, shall mean the issuer of such debt securities, unless the context indicates otherwise, and when used in this prospectus in connection with all other securities, including equity securities, described herein, shall mean Cloud Peak Energy Inc.

        The information in this prospectus is accurate as of its date. You should not assume that the information contained in this prospectus is accurate as of any other date. You should read carefully this prospectus, any prospectus supplement, and the additional information described below under the headings "Where You Can Find More Information" and "Incorporation by Reference."

ABOUT CLOUD PEAK ENERGY INC.,
CLOUD PEAK ENERGY RESOURCES LLC AND CLOUD PEAK ENERGY FINANCE CORP.

        We are one of the largest producers of coal in the United States of America ("U.S.") and the Powder River Basin ("PRB"), based on our 2015 coal sales. We operate some of the safest mines in the coal industry. According to the most current Mine Safety and Health Administration ("MSHA") data, we have one of the lowest employee all injury incident rates among the largest U.S. coal producing companies. We currently operate solely in the PRB, the lowest cost region of the major coal producing regions in the U.S., where we own and operate three surface coal mines, the Antelope Mine, the Cordero Rojo Mine and the Spring Creek Mine. We also have two major development projects, the Youngs Creek project and the Crow project. Our Antelope and Cordero Rojo mines are located in Wyoming, and our Spring Creek Mine is located in Montana. Our mines produce subbituminous thermal coal with low sulfur content, and we sell our coal primarily to domestic electric utilities. Thermal coal is primarily consumed by electric utilities and industrial consumers as fuel for electricity generation. In 2015, the coal we produced generated approximately 3% of the electricity produced in the U.S. We do not produce any metallurgical coal. As of December 31, 2015, we controlled approximately 1.1 billion tons of proven and probable reserves.

        Cloud Peak Energy Inc., a Delaware corporation organized on July 31, 2008 ("CPE Inc."), is a holding company that manages its wholly-owned consolidated subsidiary Cloud Peak Energy Resources LLC, a Delaware limited liability company organized on August 19, 2008 ("CPE Resources"). CPE Inc. has no business operations or material assets other than its ownership interest of 100% of the common membership units in CPE Resources. CPE Inc.'s only source of cash flow from operations is distributions from CPE Resources. CPE Inc. also receives management fees pursuant to a management services agreement between it and CPE Resources as reimbursement of its administrative expenses.

        Cloud Peak Energy Finance Corp., a Delaware corporation organized on November 2, 2009 ("Finance Corp."), is a direct, wholly-owned subsidiary of CPE Resources and carries on no independent business other than acting as co-issuer of certain debt securities of CPE Resources.

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        Our principal executive office is located at 505 S. Gillette Ave., Gillette, Wyoming 82716, and our telephone number at that address is (307) 687-6000. Our website is located at www.cloudpeakenergy.com. The information that is contained on, or is or becomes accessible through, our website is not part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement with the SEC under the Securities Act of 1933, as amended (the "Securities Act") that registers the offer and sale of the securities covered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

        In addition, CPE Inc. files annual, quarterly and other reports and information with the SEC. You may read and copy any document we file with the SEC at the SEC's public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information on its public reference room. Our SEC filings also are available on the SEC's website at http://www.sec.gov. You also can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information CPE Inc. has filed with the SEC. This means that we can disclose important information to you without including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that CPE Inc. later provides to the SEC, and which is deemed to be "filed" with the SEC, automatically will update information previously filed with the SEC, and may replace information in this prospectus.

        We incorporate by reference in this prospectus the documents listed below and any future filings made by CPE Inc. with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (excluding any information furnished and not filed pursuant to any Current Report on Form 8-K), after the date of the initial registration statement and prior to the effectiveness of the registration statement, and after the date on which the registration statement that includes this prospectus was initially filed with the SEC and until the termination of each offering under this prospectus:

  •
  CPE Inc.'s Annual Report on Form 10-K for the year ended December 31, 2015 (including CPE Inc.'s Definitive Proxy Statement on Schedule 14A filed with the SEC on March 28, 2016 solely to the extent incorporated into CPE Inc.'s Annual Report on Form 10-K);

  •
  CPE Inc.'s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016;

  •
  CPE Inc.'s Current Reports on Form 8-K filed on March 7, 2016, March 14, 2016, May 2, 2016, May 13, 2016, July 6, 2016, September 12, 2016, October 13, 2016 and October 17, 2016;

  •
  the description of CPE Inc.'s common stock contained in its registration statement on Form 8-A, filed on November 16, 2009, and any subsequently filed amendments and reports updating such description.

        These reports contain important information about us, our financial condition and our results of operations.

        We make available free of charge on or through our Internet website, www.cloudpeakenergy.com, CPE Inc.'s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on

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Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our Internet website is not part of this prospectus.

        You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC's website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost, by visiting our internet website at www.cloudpeakenergy.com, or by writing or calling us at the following address:

Cloud Peak Energy Inc.
385 Interlocken Crescent, Suite 400
Broomfield, Colorado 80021
Attention: General Counsel
(720) 566-2900

        You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with any information. You should not assume that the information incorporated by reference or provided in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of each document.

        The debt securities that may be offered hereunder by CPE Resources, if guaranteed by subsidiaries of CPE Resources, are expected to be guaranteed by the same subsidiaries that guarantee the outstanding debt of CPE Resources. Such guarantees are expected to be full and unconditional and joint and several. As such, the information with respect to such subsidiary guarantors required by Section 3-10(f) of Regulation S-X is incorporated by reference in this prospectus.

        The debt securities that may be offered hereunder by CPE Inc., if guaranteed, are expected to be guaranteed by each subsidiary of CPE Inc. that is not "minor" (as defined in Section 3-10(h)(6) of Regulation S-X). Such guarantees are expected to be full and unconditional and joint and several. Because CPE Inc. has no independent assets or operations, financial information with respect to such subsidiary guarantors has not been included or incorporated by reference in this prospectus in accordance with Note 1 to Section 3-10(f) of Regulation S-X.

        Further, in accordance with Section 3-10(b) of Regulation S-X and the Note thereto, financial statements for Finance Corp. have not been included or incorporated by reference in this prospectus because Finance Corp. is a wholly-owned finance subsidiary of CPE Resources and any debt security of Finance Corp. issued hereunder will be co-issued, jointly and severally, by CPE Resources.

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 RISK FACTORS

        An investment in our securities involves risks. Before you invest in our securities, you should carefully consider the risk factors included in CPE Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, CPE Inc.'s subsequent Quarterly Reports on Form 10-Q and in any other subsequent filings made by CPE Inc. with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and those that may be included in the applicable prospectus supplement, as well as risks described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Cautionary Note Regarding Forward-Looking Statements" included or incorporated by reference herein, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference.

        If any of these risks were to materialize, our business, results of operations, cash flows and financial condition could be materially adversely affected. In that case, our ability to make distributions to our stockholders or pay interest on, or the principal of, any debt securities, may be reduced, the trading price of our securities could decline and you could lose all or part of your investment.

FORWARD-LOOKING STATEMENTS

        Certain statements, other than statements of historical fact, included or incorporated by reference in this prospectus, the accompanying prospectus supplement and the documents we incorporate by reference contain "forward-looking" statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "should," "will," "would" or similar words. You should read statements that contain these words carefully because they discuss our current plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. While we believe that these forward-looking statements are reasonable as and when made, there may be events in the future that we are not able to predict accurately or control, and there can be no assurance that future developments affecting our business will be those that we anticipate. Additionally, all statements concerning our expectations regarding future operating results are based on current forecasts for our existing operations and do not include the potential impact of any future acquisitions. The risk factors and other cautionary statements in this prospectus, any prospectus supplement and the documents we have incorporated by reference provide examples of risks, uncertainties and events that may cause our actual results to differ materially and adversely from the expectations we describe in our forward-looking statements. Additional factors or events that may emerge from time to time, or those that we currently deem to be immaterial, could cause our actual results to differ, and it is not possible for us to predict all of them. You are cautioned not to place undue reliance on the forward-looking statements contained herein. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The following factors are among those that may cause actual results to differ materially and adversely from our forward-looking statements:

  •
  the timing and extent of any recovery of the currently depressed coal industry, domestically and internationally, and the impact of ongoing or further depressed industry conditions on our financial performance, liquidity and financial covenant compliance;

  •
  the prices we receive for our coal and logistics services, our ability to effectively execute our forward sales strategy, and changes in utility purchasing patterns resulting in decreased long term purchases of coal;

  •
  timing of reductions or increases in customer coal inventories;

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  •
  our ability to renew sales contracts on favorable terms and to resolve customer requests for reductions or deferrals and respond to cancellations of their committed volumes on terms that preserve the amount and timing of our forecasted economic value;

  •
  the impact of increasingly variable and less predictable demand for thermal coal based on natural gas prices, summer cooling demand, winter heating demand, economic growth rates and other factors that impact overall demand for electricity;

  •
  our ability to efficiently and safely conduct our mining operations and to adjust our planned production levels to respond to market conditions and effectively manage the costs of our operations;

  •
  competition with other producers of coal with traders and re-sellers of coal, including the current oversupply of thermal coal in the marketplace, the impacts of currency exchange rate fluctuations and the strong U.S. dollar, and government environmental, energy and tax policies and regulations that make foreign coal producers more competitive for international transactions;

  •
  the impact of coal industry bankruptcies on our competitive position relative to other companies who may emerge from bankruptcy with potentially reduced leverage and operating costs;

  •
  competition with natural gas, wind, solar and other non-coal energy resources, which may continue to increase as a result of low domestic natural gas prices and due to environmental, energy and tax policies, regulations, subsidies and other government actions that encourage or mandate use of alternative energy sources;

  •
  coal-fired power plant capacity and utilization, including the impact of climate change and other environmental regulations and initiatives, energy policies, political pressures, NGO activities, international treaties or agreements and other factors that may cause domestic and international electric utilities to continue to phase out or close existing coal-fired power plants, reduce or eliminate construction of any new coal-fired power plants, or reduce consumption of coal from the PRB;

  •
  the failure of economic, commercially available carbon capture technology to be developed and adopted by utilities in a timely manner;

  •
  the impact of "keep coal in the ground" campaigns and other well-funded, anti-coal initiatives by environmental activist groups and others targeting substantially all aspects of our industry;

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  our ability to offset declining U.S. demand for coal and achieve longer term growth in our business through our logistics revenue and export sales, including the significant impact of Chinese and Indian thermal coal import demand on overall seaborne coal prices;

  •
  railroad, export terminal and other transportation performance, costs and availability, including the availability of sufficient and reliable rail capacity to transport PRB coal, the development of future export terminal capacity and our ability to access capacity on commercially reasonable terms;

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  timing of reductions or increases in customer coal inventories;

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  weather conditions and weather-related damage that impact our mining operations, our customers, or transportation infrastructure;

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  operational, geological, equipment, permit, labor, weather-related and other risks inherent in surface coal mining;

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  future development or operating costs for our development projects;

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  •
  our ability to successfully acquire coal and appropriate land access rights at economic prices and in a timely manner and our ability to effectively resolve issues with conflicting mineral development that may impact our mine plans;

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  the impact of asset impairment charges if required as a result of challenging industry conditions or other factors;

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  our plans and objectives for future operations and the development of additional coal reserves, including risks associated with acquisitions;

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  the impact of current and future environmental, health, safety, endangered species and other laws, regulations, treaties, executive orders, court decisions or governmental policies, or changes in interpretations thereof and third-party regulatory challenges, including additional requirements, uncertainties, costs, liabilities or restrictions adversely affecting the use, demand or price for coal, our mining operations or the logistics, transportation, or terminal industries;

  •
  the impact of required regulatory processes and approvals to lease coal and obtain permits for coal mining operations or to transport coal to domestic and foreign customers, including third-party legal challenges to regulatory approvals that are required for some or all of our current or planned mining activities and the recent moratorium on federal coal leasing or other unfavorable regulatory changes to the LBA and coal permitting processes;

  •
  any increases in rates or changes in regulatory interpretations or assessment methodologies with respect to royalties or severance and production taxes and the potential impact of associated interest and penalties, including the impact of recently finalized federal royalty rule changes for non-arm's length sales;

  •
  inaccurately estimating the costs or timing of our reclamation and mine closure obligations and our assumptions underlying reclamation and mine closure obligations;

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  our ability to obtain required surety bonds and provide any associated collateral on commercially reasonable terms;

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  availability, disruptions in delivery or increases in pricing from third-party vendors of raw materials, capital equipment and consumables which are necessary for our operations, such as explosives, petroleum-based fuel, tires, steel, and rubber;

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  our assumptions concerning coal reserve estimates;

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  our relationships with, and other conditions affecting, our customers (including our largest customers who account for a significant portion of our total revenue) and other counterparties, including economic conditions and the credit performance and credit risks associated with our customers and other counterparties, such as traders, brokers, and lenders under our credit agreement and financial institutions with whom we maintain accounts or enter hedging arrangements;

  •
  the results of our hedging programs for domestic and international coal sales and diesel fuel costs and changes in the fair value of derivative financial instruments that are not accounted for as a hedge;

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  the terms and restrictions of our indebtedness;

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  liquidity constraints, access to capital and credit markets and availability and costs of credit, surety bonds, letters of credit, and insurance, including risks resulting from the cost or unavailability of financing due to debt and equity capital and credit market conditions for the coal sector or in general, changes in our credit rating, our compliance with the covenants in our

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    debt agreements, the increasing credit pressures on our industry due to depressed conditions, or any demands for increased collateral by our surety bond providers;

  •
  volatility and decline in the price of our common stock, including the impact of any delisting of our stock from the New York Stock Exchange if we fail to meet the minimum average closing price listing standard;

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  our liquidity, results of operations, and financial condition generally, including amounts of working capital that are available;

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  litigation and other contingencies;

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  the authority of federal and state regulatory authorities to order any of our mines to be temporarily or permanently closed under certain circumstances; and

  •
  other factors, including those discussed or incorporated by reference in "Risk Factors" and in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2015 and any updates thereto in our subsequent Forms 10-K, 10-Q and 8-K.

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USE OF PROCEEDS

        Unless we specify otherwise in any prospectus supplement, we will use the net proceeds (after the payment of offering expenses and underwriting discounts and commissions) from our sale of securities for general corporate purposes, which may include, among other things:

  •
  paying or refinancing all or a portion of our indebtedness outstanding at the time; and

  •
  funding working capital, capital expenditures or acquisitions (which may consist of acquisitions of discrete assets or businesses).

        The actual application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the applicable prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend upon our funding requirements and the availability and cost of other funds.

8

 RATIO OF EARNINGS TO FIXED CHARGES

        The ratio of earnings to fixed charges for each of the periods indicated is as follows:

		Year Ended December 31,
	Nine Months Ended September 30, 2016
		2015	2014	2013	2012	2011
Ratio of earnings to fixed charges, CPE Inc.	1.0x	—	3.2x	1.6x	3.5x	3.0x

        For purposes of calculating the ratio of earnings to fixed charges, earnings were calculated by adding (i) earnings from continuing operations, (ii) interest expense, net, including the portion of rents representative of an interest factor, (iii) amortization of debt issue costs and capitalized interest, (iv) distributions from equity investments and (v) capitalized interest. Fixed charges consist of interest expense, net, amortization of debt issue costs, and the portions of rents representative of an interest factor. Earnings for 2015 were inadequate to cover fixed charges by $118.1 million. To date, we have not issued any preferred stock. Therefore, the ratio of earnings to combined fixed charges and preferred share distribution requirements is the same as the ratio of earnings to fixed charges presented above.

9

 DESCRIPTION OF THE CAPITAL STOCK

        References in this "Description of the Capital Stock" to the "Company," "we," "us" and "our" are to CPE Inc.

General

        Our authorized capital stock consists of 200,000,000 shares of our common stock, $0.01 par value, and 20,000,000 shares of our preferred stock, $0.01 par value. As of November 28, 2016, there were 61,457,296 shares of common stock outstanding and no shares of preferred stock outstanding.

        The following description does not purport to be complete and is subject to the provisions of our amended and restated certificate of incorporation and amended and restated bylaws. The descriptions are qualified in their entirety by reference to our amended and restated certificate of incorporation and amended and restated bylaws and to applicable law.

Common Stock

        The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Our stockholders do not have cumulative voting rights in the election of directors. Subject to preferences that may be granted to any then-outstanding preferred stock, holders of our common stock are entitled to receive ratably only those dividends that the board of directors may from time to time declare, and we may pay, on our outstanding shares in the manner and upon the terms and conditions provided by law. In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all of our assets remaining after we pay our liabilities and distribute the liquidation preference of any then-outstanding preferred stock. Holders of our common stock have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to our common stock.

Preferred Stock

        Our board of directors has the authority, without further action by the stockholders, to issue our preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of each series. These rights, preferences and privileges may include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of this series, any or all of which may be greater than the rights of our common stock. The issuance of our preferred stock could adversely affect the voting power of our holders of common stock and the likelihood that these holders will receive dividend payments and payments upon liquidation.

Board of Directors

        Our board of directors is currently composed of seven members. Under our amended and restated certificate of incorporation, we are not able to have less than three or more than 15 board members. Our amended and restated certificate of incorporation authorizes our board to fix the number of its members. A vacancy or a newly created board position will be filled by our board of directors. A nominee for director will be elected, as a general matter, if the votes cast for the nominee's election exceed the votes cast against the nominee's election. In the event of a director nomination by a stockholder in accordance with our amended and restated bylaws, directors will be elected by a plurality of the votes cast. Under our board's policy, and absent a stockholder nomination, a director who fails to receive the required number of votes for re-election will be expected to tender his resignation for board consideration and any board nominee, or any board appointee filling a director vacancy or newly created directorship, is required to agree, prior to nomination, to tender his

10

resignation for board consideration in the event of his failing to receive the requisite number of votes for re-election. Our amended and restated certificate of incorporation further provides that any director who is also an officer will cease to be qualified to be a director upon termination of employment by us for any reason, as of the date of the termination, and will cease to be a director.

Anti-Takeover Effects of Certain Provisions of Our Certificate of Incorporation and Bylaws and Delaware Law

        Certain provisions included in our amended and restated certificate of incorporation and amended and restated bylaws, which are summarized in the following paragraphs, and applicable provisions of the Delaware General Corporation Law (the "DGCL") may make it more difficult for or prevent an unsolicited third party from acquiring control of us or changing our board of directors and management. These provisions may have the effect of deterring hostile takeovers or delaying changes in our control or in our management. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and in the policies furnished by them and to discourage certain types of transactions that may involve an actual or threatened change in our control. The provisions also are intended to discourage certain tactics that may be used in proxy fights. These provisions, however, could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.

  Classified Board

        Our amended and restated certificate of incorporation provides for our board of directors to be divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.

  Size of Board and Vacancies

        Our amended and restated certificate of incorporation provides that the number of directors on our board of directors is fixed by our board of directors. Newly created directorships resulting from any increase in our authorized number of directors will be filled solely by the vote of our remaining directors in office. Any vacancies in our board of directors resulting from death, resignation or removal from office will be filled solely by the vote of our remaining directors in office.

  No Cumulative Voting

        The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation does not expressly provide for cumulative voting.

  Removal of Directors

        Our amended and restated certificate of incorporation provides that any director may be removed at any time at a meeting called for that purpose, but only for cause and only by the affirmative vote of at least two-thirds of the voting power of shares of our capital stock.

  Bylaw Amendments

        Our amended and restated bylaws provide that they may only be amended by our board of directors or upon the vote of holders of at least two-thirds of the voting power of shares of our capital stock.

11

  Calling of Special Meetings of Stockholders

        Our amended and restated bylaws provide that special meetings of our stockholders may be called for any purpose by the majority of our board or by the chairman of our board.

  Stockholder Action by Written Consent

        The DGCL permits stockholder action by written consent unless otherwise provided by the certificate of incorporation. Our amended and restated certificate of incorporation provides that our stockholders may not act by written consent.

  Advance Notice Requirements for Stockholder Proposals, Proxy Access and Director Nominations

        Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of our board of directors or a committee of our board of directors. Stockholders are only able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a stockholder who was a stockholder of record on the record date for the meeting and on the date such stockholder gave the notice provided for below, who is entitled to vote at the meeting and who has given to our secretary timely written notice, in proper form, of the stockholder's intention to bring that business before the meeting.

        Our amended and restated bylaws also include proxy access to allow eligible stockholders who comply with certain requirements to include their own nominee or nominees for director in our proxy statement along with the candidates nominated by the board of directors. The stockholder or a group of stockholders, who has or have maintained continuous qualifying ownership of at least 3% of our outstanding common stock for at least three years and has or have complied with other requirements under our amended and restated bylaws may submit for inclusion in our proxy materials for an annual meeting of stockholders, a number of director nominees that together with all eligible stockholder nominees does not exceed 25% of the total number of directors in office as of the last day on which notice of the proxy access nomination may be delivered.

        In order to nominate directors to our board of directors or bring other business before an annual meeting of our stockholders, a stockholder's notice must be received by the Secretary of the Company at the principal executive offices of the Company not earlier than 120 days nor less than 90 calendar days before the first anniversary of the previous year's annual meeting of stockholders, subject to certain exceptions contained in our bylaws. If the date of the applicable annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by a stockholder to be timely must be so received no earlier than 120 days nor later than the later of 90 calendar days before the date of such annual meeting or the tenth day following the date on which public disclosure of the date of the annual meeting was first made by the Company. Any stockholder proposing business or a director nomination at a meeting, or such stockholder's qualified representative, must appear at the meeting to present such business or nomination. The chairperson of the meeting shall have the power to determine whether a stockholder proposal has been made in accordance with the procedures set forth in our amended and restated bylaws. The adjournment or postponement of an annual meeting or the announcement shall not commence a new time period for the giving of a stockholder's notice as described above.

  Majority Voting Policy

        Our board of directors has adopted a majority voting policy that provides that if none of our stockholders provides us written notice of an intention to nominate one or more candidates to compete with our board of directors' nominees, or if all stockholders have withdrawn such nominations prior to 10 days before we mail notice for our annual meeting, a nominee must receive more votes cast for that

12

nominee than against that nominee to be elected or re-elected. If a director nominee fails to obtain the required votes, our board of directors will expect such director to tender his or her resignation.

  Amendments to Certificate of Incorporation and Bylaws

        The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote is required to amend a corporation's certificate of incorporation, unless the certificate of incorporation requires a greater percentage. Our amended and restated certificate of incorporation provides that the following provisions may be amended by our stockholders only by a vote of at least two-thirds of the voting power of all of the outstanding shares of our stock entitled to vote:

  •
  the classification of our board of directors;

  •
  the removal of directors;

  •
  the limitation on stockholder action by written consent;

  •
  the limitation of directors' personal liability to us or our stockholders for breach of fiduciary duty as a director;

  •
  the amendment provision requiring that the above provisions be amended only with a two-thirds supermajority vote; and

  •
  any provision in our bylaws, including the ability to call a Special Meeting of Stockholders being vested in our board of directors or the Chairman of our board.

  Undesignated Preferred Stock

        The authorization of our undesignated preferred stock will make it possible for our board of directors to issue our preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us.

  Section 203 of the Delaware General Corporation Law

        We are not governed by Section 203 of the DGCL. Section 203 of the DGCL regulates corporate acquisitions and provides that specified persons who, together with affiliates and associates, own, or within three years did own, 15% or more of the outstanding voting stock of a corporation may not engage in business combinations with the corporation for a period of three years after the date on which the person became an interested stockholder unless:

  •
  prior to such time, the corporation's board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

  •
  upon consummation of the transaction which resulted in the stockholder becoming an "interested stockholder," the interested stockholder owned at least 85% of the corporation's outstanding voting stock at the time the transaction commenced, other than statutorily excluded shares; or

  •
  at or after the time a person became an interested stockholder, the business combination is approved by the corporation's board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two thirds of the outstanding voting stock which is not owned by the interested stockholder.

        The term "business combination" is defined to include mergers, asset sales and other transactions in which the interested stockholder receives or could receive a financial benefit on other than a pro rata basis with other stockholders.

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  Limitations on Liability and Indemnification of Officers and Directors

        The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors' fiduciary duties. Our amended and restated certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director, except for liability:

  •
  for breach of duty of loyalty;

  •
  for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law;

  •
  under Section 174 of the DGCL (unlawful dividends); or

  •
  for transactions from which the director derived improper personal benefit.

        Our amended and restated bylaws provide that we must indemnify our directors and officers to the fullest extent authorized by the DGCL and other applicable law. We are also expressly authorized to carry directors' and officers' insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

        The limitation of liability and indemnification provisions that are included in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

        There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

  Listing

        Our common stock is traded on the New York Stock Exchange under the symbol "CLD." On November 30, 2016, the closing sales price for our common stock on the NYSE was $5.74 per share.

  Transfer Agent and Registrar

        ComputerShare Trust Company, N.A. is the transfer agent and registrar for our common stock.

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DESCRIPTION OF THE DEBT SECURITIES

        Either CPE Resources or CPE Inc. may issue the debt securities offered hereby in one or more series. The following description sets forth the general terms and provisions that apply to those debt securities. Each prospectus supplement will state the particular terms that will apply to the debt securities included in the supplement.

        References in this "Description of the Debt Securities" to "Finance Corp." are to Cloud Peak Energy Finance Corp.; references to the "Parent Guarantor" apply only to debt securities issued by CPE Resources and they are to its parent company, CPE Inc.; references to the "Subsidiary Guarantors" are to any of the Subsidiaries of either CPE Resources or CPE Inc., as the case may be, that may guarantee any of the debt securities of its parent company; and references to the "Guarantors" of any series of debt securities include the Parent Guarantor and any Subsidiary Guarantors of that series. References to an "issuer" in relation to a particular series of debt securities are to the either CPE Resources or CPE Inc., depending upon which is the issuer of that series, and they also include Finance Corp. in relation to any series of debt securities of CPE Resources that Finance Corp. may co-issue. References to an "Indenture" refer to the particular Indenture under which a series of debt securities is issued. Other capitalized terms used in this description without definition have the meanings attributed to them in the applicable Indenture.

        Finance Corp. may be a co-issuer of any series of debt securities of CPE Resources but not CPE Inc. Finance Corp. is a direct, wholly-owned subsidiary of CPE Resources, and it has no material assets and no liabilities other than as co-issuer of certain of CPE Resources' debt securities. CPE Inc. will guarantee any series of debt securities that CPE Resources may issue, and CPE Resources may guarantee any series of debt securities that CPE Inc. may issue.

        The debt securities will be either senior debt securities or subordinated debt securities and will be secured debt securities or unsecured debt securities of the particular issuer, and they may be issued with or without collateral or other security. CPE Resources will issue its senior debt securities under an Indenture, among itself and Finance Corp., as issuers, CPE Inc., as Parent Guarantor, if applicable, any Subsidiary Guarantors party thereto and the Trustee. CPE Inc. will issue its senior debt securities under an Indenture, among itself, as issuer, any Subsidiary Guarantors party thereto and the Trustee. If either CPE Resources or CPE Inc. decides to issue subordinated debt securities, it will issue them under a separate Indenture containing subordination provisions. The term "Trustee" as used in this prospectus refers to the trustee under a particular Indenture of either CPE Resources or CPE Inc. The debt securities will be governed by the provisions of the applicable Indenture and those made part of such Indenture by reference to the Trust Indenture Act of 1939. You should read the forms of the senior Indentures and the subordinated Indentures filed as exhibits to the registration statement of which this prospectus is a part because those Indentures, and not this description, will govern your rights as a holder of debt securities.

        Only holders of record of any debt securities will have rights under an Indenture.

        No Indenture will contain provisions that would afford holders of debt securities protection in the event of a sudden and significant decline in the issuer's credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving the issuer. Accordingly, either CPE Resources or CPE Inc. could in the future enter into transactions that could increase the amount of its indebtedness outstanding at that time or otherwise adversely affect its capital structure or credit rating.

General

        Any series of debt securities that CPE Resources may issue will not be convertible into, or exchangeable for, any equity securities and:

  •
  will be its general obligations;

15

  •
  will be co-issued by Finance Corp. if so indicated in the prospectus supplement relating to such series;

  •
  will be guaranteed by CPE Inc. and may also be guaranteed by one or more Subsidiary Guarantors, and when so guaranteed, such guarantees will be each Guarantor's general obligations; and

  •
  may be subordinated to its Senior Indebtedness, and any guarantees of the Guarantors will be subordinated to their respective Senior Indebtedness.

        Any series of debt securities that CPE Inc. may issue:

  •
  will be its general obligations;

  •
  may be guaranteed by one or more Subsidiary Guarantors, including CPE Resources, and when so guaranteed, such guarantees will be each Guarantor's general obligations; and

  •
  may be subordinated to its Senior Indebtedness, and any guarantees of the Subsidiary Guarantors will be subordinated to their respective Senior Indebtedness.

        No Indenture will limit the total amount of debt securities that an issuer may issue thereunder. Each issuer may issue debt securities under an Indenture from time to time in separate series, up to the aggregate amount authorized for each such series.

Specific Terms of Each Series of Debt Securities to Be Described in the Prospectus Supplement

        The issuer will prepare a prospectus supplement and either a supplemental indenture or authorizing resolutions of its board of directors, set forth in an officers' certificate, relating to any series of debt securities that it may offer, which will include specific terms relating to some or all of the following:

  •
  whether, in the case of debt securities issued by CPE Resources, Finance Corp. will be a co-issuer of the debt securities;

  •
  the form and title of the debt securities;

  •
  the total principal amount of the debt securities;

  •
  the date or dates on which the debt securities may be issued;

  •
  whether the debt securities are senior or subordinated debt securities;

  •
  the currency or currencies in which principal and interest will be paid, if not in U.S. dollars;

  •
  the portion of the principal amount that will be payable if the maturity of the debt securities is accelerated;

  •
  the dates on which the principal and premium, if any, of the debt securities will be payable;

  •
  the interest rate which the debt securities will bear and the interest payment dates for the debt securities;

  •
  any conversion or exchange provisions, in the case of debt securities issued by CPE Inc.;

  •
  any optional redemption provisions;

  •
  any sinking fund or other provisions that would obligate the issuer to repurchase or redeem the debt securities;

  •
  whether the debt securities are entitled to the benefits of any guarantees by any Guarantors;

16

  •
  whether the debt securities may be issued in amounts other than $1,000 each or multiples thereof;

  •
  any changes to or additional Events of Default or covenants;

  •
  the subordination, if any, of the debt securities and any changes to the subordination provisions of the subordinated Indenture;

  •
  any collateral or other security for the debt securities and any related intercreditor agreement, mortgage or other security agreement; and

  •
  any other terms of the debt securities.

        This description of debt securities will be deemed modified, amended or supplemented by any description of any series of debt securities set forth in a prospectus supplement related to that series.

        The prospectus supplement also will describe any material United States federal income tax consequences or other special considerations regarding the applicable series of debt securities, including those relating to:

  •
  debt securities with respect to which payments of principal, premium, if any, or interest are determined with reference to an index or formula, including changes in prices of particular securities, currencies or commodities;

  •
  debt securities with respect to which principal, premium, if any, or interest is payable in a foreign or composite currency;

  •
  debt securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates; and

  •
  variable rate debt securities that are exchangeable for fixed rate debt securities.

        At the option of the issuer, it may make interest payments by check mailed to the registered holders of its debt securities or, if so stated in the applicable prospectus supplement, at the option of a holder by wire transfer to an account designated by the holder.

        Debt securities may be transferred or exchanged at the office of the Trustee at the place in the United States identified in the applicable prospectus supplement, without the payment of any service charge, other than any applicable tax or governmental charge.

        Subject to applicable abandoned property law, any funds paid to the Trustee or a paying agent for amounts due on any debt securities that remain unclaimed for two years will be returned to the issuer, and the holders of the debt securities must look only to the issuer or any other obligor on such debt securities for payment after that time.

The Parent Guarantee of Debt Securities of CPE Resources

        Each issuer's payment obligations under any series of debt securities of CPE Resources will be fully and unconditionally guaranteed by CPE Inc., which will execute a notation of guarantee on such debt securities as further evidence of its guarantee. The applicable prospectus supplement will describe the terms of the guarantee by CPE Inc.

        CPE Inc.'s guarantee of any series of senior debt securities of CPE Resources will be its unsecured and unsubordinated general obligation, and will rank on a parity with all of CPE Inc.'s other unsecured and unsubordinated indebtedness. With respect to a series of subordinated debt securities of CPE Resources that CPE Inc. guarantees, its guarantee will be subordinated to the Senior Indebtedness of CPE Inc. to substantially the same extent as the series of subordinated debt securities is subordinated to CPE Resources' senior debt. See "Subordination."

17

The Subsidiary Guarantees

        Each issuer's payment obligations under any series of debt securities of either CPE Resources or CPE Inc. may be jointly and severally, fully and unconditionally guaranteed by one or more Subsidiary Guarantors, including CPE Resources in the case of any series of debt securities of CPE Inc. Any Subsidiary Guarantors for a series of debt securities will be identified in the prospectus supplement relating to that series. If a series of debt securities is so guaranteed, the Subsidiary Guarantors will execute a notation of guarantee on such debt securities as further evidence of their guarantee. If a series of debt securities is guaranteed by the Subsidiary Guarantors and is designated as subordinate to the Senior Indebtedness of the issuer, then the guarantees by the Subsidiary Guarantors will be subordinated to the Senior Indebtedness of the Subsidiary Guarantors to substantially the same extent as the series is subordinated to such issuer's Senior Indebtedness. See "—Subordination."

Limitations on Guarantees; Releases

        The obligations of each of the Parent Guarantor and any Subsidiary Guarantors under its guarantee of any series of debt securities will be limited to the maximum amount that will not result in its obligations under its guarantee constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to:

  •
  all other contingent and fixed liabilities of the Guarantor; and

  •
  any collections from or payments made by or on behalf of any other Guarantors in respect of its obligations under its guarantee.

        Any guarantee of the Parent Guarantor or a Subsidiary Guarantor may be released under certain circumstances. If an issuer exercises its legal defeasance option with respect to its debt securities of a particular series, or it satisfies and discharges all obligations under the governing Indenture with respect to that series, in either case as described below under "—Defeasance; Satisfaction and Discharge," then the guarantees of each Guarantor will be released with respect to that series. Further, if no Default has occurred and is continuing under the Indenture, and to the extent not otherwise prohibited by the Indenture, each Guarantor will be unconditionally released and discharged from its guarantee:

  •
  in the case of a Subsidiary Guarantor, automatically upon any sale, exchange or transfer, whether by way of merger or otherwise, to any Person that is not the issuer's Affiliate, of a sufficient amount of the issuer's direct or indirect partnership or other equity interests in the Subsidiary Guarantor so that it no longer qualifies under the Indenture as a Subsidiary of the issuer;

  •
  in the case of a Subsidiary Guarantor, automatically upon the merger of the Subsidiary Guarantor into the issuer, the Parent Guarantor (in the case of debt securities of CPE Resources) or any other Subsidiary Guarantor or the liquidation and dissolution of the Subsidiary Guarantor;

  •
  in the case of the Parent Guarantor of a series of debt securities of CPE Resources, automatically upon the merger of the Parent Guarantor into CPE Resources or any Subsidiary Guarantor, or the liquidation or dissolution of the Parent Guarantor; or

  •
  in the case of a Subsidiary Guarantor, following delivery of a written notice by the issuer to the Trustee of the release of all guarantees by the Subsidiary Guarantor of any debt of such issuer for borrowed money or for a guarantee thereof, other than any series of debt securities, and except a release as a result of payment under such guarantees.

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Specific Covenants

        Each Indenture will contain the following covenants for the benefit of the holders of all series of debt securities issued thereunder:

  Reports

        So long as any debt securities are outstanding, CPE Inc. will:

  •
  for as long as it is required to file information with the SEC pursuant to the Exchange Act, deliver to the Trustee, within 15 days after it files the same with the SEC, copies of the annual reports and of the information, documents and other reports which it is required to file with the SEC pursuant to the Exchange Act; and

  •
  if it is not required to file information, documents or reports with the SEC pursuant to the Exchange Act, deliver to the Trustee, within 15 days after it would have been required to file with the SEC, financial statements (and with respect to annual financial statements, an auditors' report by a firm of established national reputation) and a Management's Discussion and Analysis of Financial Condition and Results of Operations, both comparable to what it would have been required to include in such annual reports, information, documents or other reports had it been subject to the reporting requirements of the Exchange Act, unless the SEC will not accept such a filing.

        The availability of the foregoing information, documents or reports on the SEC's or the issuer's website will be deemed to satisfy the foregoing delivery requirements.

  Consolidation, Merger or Sale

        No issuer may merge or consolidate with or into any other Person or sell, convey, lease, transfer or otherwise dispose of all or substantially all of its assets to any Person, whether in a single transaction or series of related transactions, unless:

  •
  such issuer is the continuing Person in the case of a merger, or the continuing Person:

  •
  is a partnership, limited liability company or corporation organized under the laws of the United States, a state thereof or the District of Columbia; and

  •
  expressly assumes, by supplemental indenture in form satisfactory to the Trustee, all the issuer's obligations under the Indenture and the debt securities;

  •
  immediately after giving effect to the transaction or series of transactions, no Default or Event of Default would occur or be continuing;

  •
  if such issuer is not the continuing Person, then each Guarantor, unless it is the Person with which the issuer has consummated a transaction under this provision, has confirmed that its guarantee of the debt securities of the issuer shall continue to apply to the issuer's obligations under such debt securities and the applicable Indenture; and

  •
  such issuer has delivered to the Trustee an officers' certificate and opinion of counsel, each stating that the merger, consolidation, sale, conveyance, lease, transfer or other disposition, and if a supplemental indenture is required, the supplemental indenture, comply with the Indenture.

        Thereafter, the continuing Person will be substituted for the issuer under the Indenture. If the issuer not the continuing Person in any merger or consolidation, or it sells or otherwise disposes of (except by lease) all or substantially all of its assets, and the above stated requirements are satisfied, the issuer will be released from all its liabilities and obligations under the applicable Indenture and debt securities.

19

        If Finance Corp. co-issues a series of debt securities of CPE Resources, then this same covenant will apply equally to it in relation to that series, except that Finance Corp. may not merge or consolidate with or into another Person other than a corporation for so long as CPE Resources is not organized as a corporation.

        A series of debt securities may contain additional financial and other covenants. The applicable prospectus supplement will contain a description of any such covenants that are added to the Indenture specifically for the benefit of holders of a particular series.

Events of Default, Remedies and Default

  Events of Default

        Each of the following events will be an "Event of Default" under each Indenture with respect to a series of debt securities issued thereunder:

  •
  default in any payment of interest on any debt securities of that series when due that continues for 30 days;

  •
  default in the payment of principal of or premium, if any, on any debt securities of that series when due at its stated maturity, upon redemption, upon required repurchase or otherwise;

  •
  default in the payment of any sinking fund payment on any debt securities of that series when due;

  •
  failure by the issuer or any Guarantor to comply for 60 days after notice with its other agreements contained in the Indenture or any board resolution authorizing the issuance of that series;

  •
  certain events of bankruptcy, insolvency or reorganization of the issuer or any Guarantor;

  •
  the guarantee of any Guarantor:

  •
  ceases to be in full force and effect, except as otherwise provided in the Indenture; or

  •
  is declared null and void in a judicial proceeding;

  •
  any Guarantor denies or disaffirms its obligations under such Indenture or its guarantee; or

  •
  any other Event of Default provided with respect to such series of Debt Securities.

  Exercise of Remedies

        If an Event of Default, other than an Event of Default described in the fifth bullet point above, occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the entire principal of, premium, if any, and accrued and unpaid interest, if any, on all the debt securities of that series to be due and payable immediately. If an Event of Default described in the fifth bullet point above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all outstanding debt securities of all series will become immediately due and payable without any declaration of acceleration or other act on the part of the Trustee or any holders.

        A default under the fourth bullet point above will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding debt securities of that series notify the issuer and any Guarantor of the default and such default is not cured or waived within 60 days after receipt of notice.

20

        The holders of a majority in principal amount of the outstanding debt securities of a series may rescind any declaration of acceleration by the Trustee or the holders with respect to the debt securities of that series but only if:

  •
  rescinding the declaration of acceleration would not conflict with any judgment or decree of a court of competent jurisdiction; and

  •
  all existing Events of Default have been cured or waived, other than the nonpayment of principal, premium, if any, or interest on the debt securities of that series that has become due solely by the declaration of acceleration.

        The Trustee will be under no obligation, except as otherwise provided in the Indenture, to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any costs, liability or expense. No holder may pursue any remedy with respect to the Indenture or the debt securities of any series, except to enforce the right to receive payment of principal, premium, if any, or interest when due on its debt securities, unless:

  •
  such holder has previously given the Trustee notice that an Event of Default with respect to that series is continuing;

  •
  holders of at least 25% in principal amount of the outstanding debt securities of that series have requested that the Trustee pursue the remedy;

  •
  such holders have offered the Trustee reasonable indemnity or security against any cost, liability or expense;

  •
  the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of indemnity or security; and

  •
  the holders of a majority in principal amount of the outstanding debt securities of that series have not given the Trustee a direction that is inconsistent with such request within such 60-day period.

        The holders of a majority in principal amount of the outstanding debt securities of a series have the right, subject to certain restrictions, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any right or power conferred on the Trustee with respect to that series of debt securities. The Trustee, however, may refuse to follow any direction that:

  •
  conflicts with law;

  •
  the Trustee determines is unduly prejudicial to the rights of any other holder; or

  •
  would involve the Trustee in personal liability.

  Notice of an Event of Default

        Within 30 days after the occurrence of any Default (meaning an event that is, or after the notice or passage of time would be, an Event of Default) or Event of Default under an Indenture, the issuer is required to give written notice to the Trustee specifying the Default or Event of Default and what action the issuer is taking or proposes to take to cure it. In addition, the issuer under each Indenture is required to deliver to the Trustee, within 120 days after the end of each fiscal year, an officers' certificate indicating that each obligor on the debt securities outstanding under such Indenture has complied with all covenants contained in the Indenture, whether any Default or Event of Default has occurred and is continuing, and if so, what action the issuer is taking or proposes to take.

21

        If a Default occurs and is continuing under any Indenture with respect to any series of debt securities and is known to the Trustee, the Trustee must mail to each holder of such debt securities a notice of the Default by the later of 90 days after the Default occurs or 30 days after the Trustee knows of the Default. Except in the case of a Default in the payment of principal, premium, if any, or interest with respect to any debt securities, the Trustee may withhold such notice, but only if and so long as the board of directors, the executive committee or a committee of directors or responsible officers of the Trustee in good faith determines that withholding such notice is in the interests of the holders.

Amendments and Waivers

        An issuer may amend an Indenture without the consent of any holder of debt securities outstanding thereunder to:

  •
  cure any ambiguity, omission, defect or inconsistency;

  •
  provide for the assumption by a successor of such issuer's obligations under the Indenture;

  •
  add any Guarantor with respect to the debt securities;

  •
  in the case of any subordinated debt security, make any change in the subordination provisions that limits or terminates the benefits applicable to any holder of Senior Indebtedness;

  •
  add any additional Events of Default or covenants for the benefit of the holders or surrender any right or power conferred upon the issuer or any Guarantor;

  •
  make any change that does not adversely affect the rights of any holder under the Indenture;

  •
  add or appoint a successor or separate Trustee;

  •
  secure the debt securities;

  •
  comply with any requirement of the SEC in connection with the qualification of such Indenture under the Trust Indenture Act; or

  •
  establish the form or terms of debt securities of any series to be issued under such Indenture.

        In addition, an issuer may amend an Indenture if the holders of a majority in principal amount of all debt securities of each series that would be affected then outstanding under such Indenture consent to it. Such issuer may not, however, without the consent of each holder of outstanding debt securities of each series that would be affected, amend the Indenture to:

  •
  reduce the percentage in principal amount of debt securities of any series whose holders must consent to an amendment;

  •
  reduce the rate of or extend the time for payment of interest on any debt security;

  •
  reduce the principal of or extend the stated maturity of any debt security;

  •
  reduce the premium payable upon the redemption of any debt security or change the time at which any debt security may or shall be redeemed;

  •
  make any debt security payable in other than U.S. dollars;

  •
  impair the right of any holder to receive any payment of principal, premium, if any, or interest with respect to such holder's debt securities on or after the applicable due date;

  •
  impair the right of any holder to institute suit for the enforcement of any payment with respect to such holder's debt securities;

22

  •
  in the case of any subordinated debt security, make any change in the subordination provisions that adversely affects the rights of any holder under such provisions;

  •
  release any security that has been granted in respect of the debt securities, other than in accordance with the Indenture;

  •
  make any change in the amendment provisions that require each holder's consent;

  •
  make any change in the waiver provisions; or

  •
  except as provided in the Indenture, release any Guarantor in any manner adverse to the holders.

        In the case of any subordinated debt security, no amendment may be made that adversely affects the rights of any holder of Senior Indebtedness then outstanding, unless the holders of such Senior Indebtedness consent to the amendment.

        The consent of the holders is not necessary under an Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under an Indenture requiring the consent of the holders becomes effective, the issuer is required to mail to all holders of each series affected by it a notice briefly describing the amendment. The failure to give, or any defect in, such notice, however, will not impair or affect the validity of the amendment.

        The holders of a majority in principal amount of the outstanding debt securities of each affected series, on behalf of all such holders, and subject to certain rights of the Trustee, may waive:

  •
  compliance by the issuer or any Guarantor with certain restrictive provisions of the Indenture; and

  •
  any past Default or Event of Default under the Indenture except that such majority of holders may not waive a default:

  •
  in the payment of principal, premium, if any, or interest; or

  •
  in respect of a provision that under the Indenture cannot be amended without the consent of all holders of the series of debt securities that is affected.

Defeasance; Satisfaction and Discharge

        At any time, an issuer may terminate, with respect to its debt securities of a particular series, all of the obligations of such issuer or any Guarantor under such series of debt securities and the related Indenture, which is called a "legal defeasance." If an issuer decides to make a legal defeasance, however, it may not terminate certain specified obligations respecting that series of debt securities, including those obligations:

  •
  relating to the defeasance trust;

  •
  to register the transfer or exchange of the debt securities;

  •
  to replace mutilated, destroyed, lost or stolen debt securities of that series; or

  •
  to maintain a registrar and paying agent in respect of the debt securities.

        If an issuer exercises its legal defeasance option, any guarantee will terminate with respect to that series of debt securities.

        At any time an issuer may also effect a "covenant defeasance," which means the issuer has elected to terminate its obligations and those of any Guarantor under: certain covenants applicable to a particular series of debt securities, including any covenant that is added specifically for such series and

23

is described in a prospectus supplement; and any Event of Default that relates to any deferred covenant.

        An issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If an issuer exercises its legal defeasance option, payment of the affected series of debt securities may not be accelerated because of an Event of Default with respect to that series. If it exercises its covenant defeasance option, payment of the defeased series of debt securities may not be accelerated because of an Event of Default relating to a defeased covenant.

        In order to exercise either defeasance option, an issuer must:

  •
  irrevocably deposit in trust with the Trustee money or certain U.S. government obligations for the payment of principal, premium, if any, and interest on the applicable series of debt securities to redemption or stated maturity, as the case may be;

  •
  comply with certain other conditions, including that no Default with respect to that series has occurred and is continuing after the deposit in trust; and

  •
  deliver to the Trustee an opinion of counsel to the effect that holders of such series of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law.

        In addition, an issuer may satisfy and discharge all of the obligations under the Indenture of such issuer and any Guarantor with respect to the debt securities of a particular series, other than its obligation to register the transfer of and exchange debt securities of that series and certain rights of the Trustee and the issuer's obligations with respect thereto, provided that:

  •
  such issuer delivers all outstanding debt securities of that series to the Trustee for cancellation; or

  •
  all debt securities of that series not so delivered for cancellation have either become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year, and in the case of this bullet point the issuer has irrevocably deposited with the Trustee in trust an amount of cash sufficient to pay the entire indebtedness of the debt securities of that series, including interest and premium, if any, to the stated maturity or applicable redemption date.

No Personal Liability

        The managers, directors, officers, employees, incorporators, members, partners and stockholders of the issuers and any Guarantor, as such, will not be liable for:

  •
  any of the obligations of the issuers or any Guarantor under the debt securities, the Indentures or the guarantees; or

  •
  any claim based on, in respect of, or by reason of, such obligations or their creation.

        By accepting a debt security, each holder will be deemed to have waived and released all such liability. This waiver and release are part of the consideration for the issuance of the debt securities. This waiver may not be effective, however, to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

24

Subordination

        Debt securities of a series may be subordinated to an issuer's "Senior Indebtedness," which each subordinated Indenture defines generally to include any obligation created or assumed by the issuer for the repayment of borrowed money and any guarantee thereof, whether outstanding or hereafter issued, unless, by the terms of the instrument creating or evidencing such obligation, it is provided that such obligation is subordinate or not superior in right of payment to the debt securities or to other obligations which rank equally in right of payment with or are expressly subordinated to the debt securities. If any series of the debt securities of an issuer is subordinated to its Senior Indebtedness, then any guarantee of such debt securities will be subordinated to each Guarantor's Senior Indebtedness in the same manner.

        Subordinated debt securities of an issuer and the related guarantees will be subordinated in right of payment, to the extent and in the manner set forth in the applicable subordinated Indenture and described in the prospectus supplement relating to such series, to the prior payment of all of indebtedness of such issuer and that of any Guarantor that is designated as "Senior Indebtedness" with respect to the series.

        The holders of Senior Indebtedness of an issuer or any Guarantor will receive payment in full in cash of such Senior Indebtedness before holders of subordinated debt securities of such issuer will receive any payment of principal, premium or interest with respect to such subordinated debt securities upon any payment or distribution of the assets of such issuer or any Guarantor's assets, to creditors:

  •
  upon a liquidation or dissolution of such issuer or Guarantor; or

  •
  in a bankruptcy, receivership or similar proceeding relating to such issuer or Guarantor.

        Until the Senior Indebtedness is paid in full, any distribution to which holders of subordinated debt securities would otherwise be entitled will be made to the holders of Senior Indebtedness, except that the holders of subordinated debt securities may receive capital stock and any debt securities that are subordinated to Senior Indebtedness to at least the same extent as the subordinated debt securities.

        If any principal, premium or interest with respect to Senior Indebtedness is not paid within any applicable grace period (including at maturity), or any other default on Senior Indebtedness occurs and the maturity of the Senior Indebtedness is accelerated in accordance with its terms, no issuer or Guarantor may:

  •
  make any payments of principal, premium, if any, or interest with respect to any subordinated debt securities of such issuer;

  •
  make any deposit for the purpose of defeasance or discharge of the subordinated debt securities; or

  •
  repurchase, redeem or otherwise retire the subordinated debt securities, except that in the case of subordinated debt securities that provide for a mandatory sinking fund, the issuer may deliver subordinated debt securities to the Trustee in satisfaction of a sinking fund obligation, unless, in any case:

  •
  the default has been cured or waived and any declaration of acceleration has been rescinded;

  •
  the Senior Indebtedness has been paid in full in cash; or

  •
  the issuer and the Trustee receive written notice approving the payment from the representatives of each issue of "Designated Senior Indebtedness."

        Generally, "Designated Senior Indebtedness" will include:

  •
  any specified issue of Senior Indebtedness of at least $10 million; and

25

  •
  any other Senior Indebtedness that the issuer may designate in respect of any series of subordinated debt securities.

        During the continuance of any default, other than a default described in the immediately preceding paragraph, that may cause the maturity of any Designated Senior Indebtedness to be accelerated immediately without further notice (other than any notice required to effect such acceleration), or the expiration of any applicable grace periods, no payment may be made on the subordinated debt securities or any related guarantee for a period called the "Payment Blockage Period." A Payment Blockage Period will commence on the receipt by the issuer and the Trustee of written notice of the default, called a "Blockage Notice," from the representative of any Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and will end 179 days thereafter.

        The Payment Blockage Period may be terminated before its expiration:

  •
  by written notice from the Person or Persons who gave the Blockage Notice;

  •
  by repayment in full in cash of the Designated Senior Indebtedness with respect to which the Blockage Notice was given; or

  •
  if the default giving rise to the Payment Blockage Period is no longer continuing.

        Unless the holders of the Designated Senior Indebtedness have accelerated the maturity of the Designated Senior Indebtedness, payments may resume on the subordinated debt securities after the expiration of the Payment Blockage Period.

        Generally, not more than one Blockage Notice may be given in any period of 360 consecutive days. The total number of days during which any one or more Payment Blockage Periods are in effect, however, may not exceed an aggregate of 179 days during any period of 360 consecutive days. No default or event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period may be made the basis of the commencement of a subsequent Payment Blockage Period by the representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default has been cured or waived for a period of not less than 90 consecutive days.

        After all Senior Indebtedness is paid in full and until the subordinated debt securities are paid in full, holders of the subordinated debt securities will be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness.

        As a result of the subordination provisions described above, in the event of insolvency of an issuer or Guarantor, the holders of its Senior Indebtedness, as well as certain of its general creditors, may recover more, ratably, than the holders of the issuer's subordinated debt securities.

Book Entry, Delivery and Form

        CPE Resources and CPE Inc. may issue debt securities of a series in the form of one or more global certificates deposited with a depositary. The Depository Trust Company, or "DTC," will act as depositary. If either issuer issues debt securities of a series in book-entry form, it will issue one or more global certificates that will be deposited with or on behalf of DTC and will not issue physical certificates to each holder. A global security may not be transferred unless it is exchanged in whole or in part for a certificated security, except that DTC, its nominees and their successors may transfer a global security as a whole to one another.

        DTC will keep a computerized record of its participants, such as a broker, whose clients have purchased the debt securities. The participants will then keep records of their clients who purchased

26

the debt securities. Beneficial interests in global securities will be shown on, and transfers of beneficial interests in global securities will be made only through, records maintained by DTC and its participants.

        DTC advises that it is:

  •
  a limited-purpose trust company organized under the New York Banking Law;

  •
  a "banking organization" within the meaning of the New York Banking Law;

  •
  a member of the United States Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  •
  a "clearing agency" registered under the provisions of Section 17A of the Exchange Act.

        DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC, in turn, is owned by a number of its participants and by, among other institutions, the Financial Industry Regulatory Authority, Inc. The rules that apply to DTC and its participants are on file with the SEC.

        DTC holds securities that its participants deposit with DTC. DTC also records the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for participants' accounts. This eliminates the need to exchange certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

        Each issuer of a series of debt securities will through its paying agent wire principal, premium, if any, and interest payments due on the global securities representing that series to DTC's nominee, Cede & Co. Each issuer, any Guarantor, the Trustee and any paying agent will treat DTC's nominee as the owner of the global securities for all purposes. Accordingly, each issuer, any Guarantor, the Trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global securities to owners of beneficial interests in the global securities.

        It is DTC's current practice, upon receipt of any payment of principal, premium or interest, to credit participants' accounts on the payment date according to their respective holdings of beneficial interests in the global securities as shown on DTC's records. In addition, it is DTC's current practice to assign any consenting or voting rights to participants, whose accounts are credited with debt securities on a record date, by using an omnibus proxy.

        Payments by participants to owners of beneficial interests in the global securities, as well as voting by participants, will be governed by the customary practices between the participants and the owners of beneficial interests, as is the case with debt securities held for the account of customers registered in "street name." Payments to holders of beneficial interests are the responsibility of the participants and not of DTC, the Trustee or any other person.

        Beneficial interests in global securities will be exchangeable for certificated securities with the same terms in authorized denominations only if:

  •
  DTC notifies the issuer that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by such issuer within 90 days; or

  •
  the issuer determines, subject to DTC's rules, not to require all of the debt securities of a series to be represented by a global security and notifies the Trustee of its decision.

27

The Trustee

        The prospectus supplement relating to a particular series of debt securities will identify the Trustee with respect to such series. Any issuer or Guarantor may maintain banking and other commercial relationships with the Trustee and its affiliates in the ordinary course of business, and the Trustee under any Indenture may own debt securities issued under that Indenture.

Resignation or Removal of Trustee

        If the Trustee under a particular Indenture has or acquires a conflicting interest within the meaning of the Trust Indenture Act after a Default under such Indenture has occurred and is continuing, the Trustee must eliminate its conflicting interest, obtain the consent of the SEC to continue or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the Indenture. Any resignation will require the appointment of a successor trustee under the Indenture in accordance with the terms and conditions of such Indenture.

        The Trustee may resign or be removed by the issuer with respect to one or more series of debt securities, and a successor Trustee may be appointed to act with respect to any such series. The holders of a majority in principal amount of the debt securities of any series may remove the Trustee with respect to the debt securities of such series.

Limitations on Trustee if It is a Creditor

        Each Indenture will limit the right of the Trustee thereunder, in the event that it becomes a creditor of the issuer or any Guarantor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.

Certificate and Opinions to Be Furnished to Trustee

        Each Indenture will provide that, in addition to other certificates or opinions that may be specifically required by other provisions of the Indenture, every application by an issuer for action by the Trustee must be accompanied by a certificate of certain of its officers and an opinion of counsel (who may be counsel to the issuer) stating that, in the opinion of the signers, all conditions precedent to such action have been complied with.

Governing Law

        The Indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

28

DESCRIPTION OF THE WARRANTS

        References in this "Description of the Warrants" to "we," "us" and "our" are to CPE Inc.

General Description of Warrants

        We may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with the offering of warrants.

Debt Warrants

        The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of those warrants, including the following:

  •
  the title of the warrants;

  •
  the offering price for the warrants, if any;

  •
  the aggregate number of the warrants;

  •
  the designation and terms of the debt securities that may be purchased upon exercise of the warrants;

  •
  if applicable, the designation and terms of the debt securities that the warrants are issued with and the number of warrants issued with each debt security;

  •
  if applicable, the date from and after which the warrants and any debt securities issued with them will be separately transferable;

  •
  the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

  •
  the dates on which the right to exercise the warrants will commence and expire;

  •
  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

  •
  whether the warrants represented by the warrant certificates or the debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

  •
  information relating to book-entry procedures, if any;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, a discussion of material United States federal income tax considerations;

  •
  anti-dilution provisions of the warrants, if any;

  •
  redemption or call provisions, if any, applicable to the warrants;

  •
  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

  •
  any other information we think is important about the warrants.

29

Stock Warrants

        The prospectus supplement relating to a particular issue of warrants to purchase common stock or preferred stock will describe the terms of the common stock warrants and preferred stock warrants, including the following:

  •
  the title of the warrants;

  •
  the offering price for the warrants, if any;

  •
  the aggregate number of the warrants;

  •
  the designation and terms of the common stock or preferred stock that maybe purchased upon exercise of the warrants;

  •
  if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

  •
  if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

  •
  the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

  •
  the dates on which the right to exercise the warrants commence and expire;

  •
  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, a discussion of material United States federal income tax considerations;

  •
  anti-dilution provisions of the warrants, if any;

  •
  redemption or call provisions, if any, applicable to the warrants;

  •
  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

  •
  any other information we think is important about the warrants.

Exercise of Warrants

        Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the principal amount of debt securities or shares of preferred stock or common stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

        Until you exercise your warrants to purchase our debt securities, preferred stock or common stock, you will not have any rights as a holder of our debt securities, preferred stock or common stock, as the case may be, by virtue of your ownership of warrants.

30

 DESCRIPTION OF THE RIGHTS

        References in this "Description of the Rights" to "we," "us" and "our" are to CPE Inc.

        We may issue rights to purchase debt securities, preferred stock, common stock or other securities. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

        Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the SEC, and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.

        The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:

  •
  the date of determining the stockholders entitled to the rights distribution;

  •
  the number of rights issued or to be issued to each stockholder;

  •
  the exercise price payable for each share of debt securities, preferred stock, common stock or other securities upon the exercise of the rights;

  •
  the number and terms of the shares of debt securities, preferred stock, common stock or other securities which may be purchased per each right;

  •
  the extent to which the rights are transferable;

  •
  the date on which the holder's ability to exercise the rights shall commence, and the date on which the rights shall expire;

  •
  the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

  •
  if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights;

  •
  any other terms of the rights, including the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights; and

  •
  any other information we think is important about the rights.

        The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

31

 DESCRIPTION OF THE UNITS

        References in this "Description of the Units" to "we," "us" and "our" are to CPE Inc.

        As specified in the applicable prospectus supplement, we may issue units consisting of one or more debt securities, shares of common stock or preferred stock, warrants or any combination of such securities. In addition, the prospectus supplement relating to units will describe the terms of any units we issue, including as applicable:

  •
  the designation and terms of the units and the securities included in the units;

  •
  any provision for the issuance, payment, settlement, transfer or exchange of the units;

  •
  the date, if any, on and after which the units may be transferable separately;

  •
  whether we will apply to have the units traded on a securities exchange or securities quotation system;

  •
  any material United States federal income tax consequences;

  •
  how, for United States federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities; and

  •
  any other information we think is important about the units.

32

 DESCRIPTION OF THE DEPOSITARY SHARES

        References in this "Description of the Depositary Shares" to "we," "us" and "our" are to CPE Inc.

General

        We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represent a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank depositary. The phrase "bank depositary" means a bank or trust company that meets certain requirements and is selected by us. Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

        We have summarized some common provisions of a depositary agreement and the related depositary receipts. The forms of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and you should read those documents for provisions that may be important to you.

Dividends and Other Distributions

        If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the bank depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the bank depositary will distribute the property to the record holders of the depositary shares. However, if the bank depositary determines that it is not feasible to make the distribution of property, the bank depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

        If we redeem a series of preferred stock represented by depositary shares, the bank depositary will redeem the depositary shares from the proceeds received by the bank depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the bank depositary may determine.

Voting the Preferred Stock

        Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the bank depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date (which will be the same date as the record date for the preferred stock) may instruct the bank depositary as to how to vote the preferred stock represented by such holder's depositary shares. The bank depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action which the bank depositary deems necessary in order to enable the bank depositary to do so. The bank depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

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Amendment and Termination of the Depositary Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the bank depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the bank depositary or us only if (1) all outstanding depositary shares have been redeemed or (2) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of us and such distribution has been distributed to the holders of depositary shares.

Charges of Bank Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the bank depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement to be payable by such holders.

Withdrawal of Preferred Stock

        Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the bank depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the bank depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

        The bank depositary will forward to holders of depositary shares all reports and communications from us that are delivered to the bank depositary and that we are required to furnish to the holders of the preferred stock.

        Neither the bank depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the bank depositary and us under the depositary agreement will be limited to performance in good faith of their respective duties under the depositary agreement, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Bank Depositary

        The bank depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the bank depositary. Any such resignation or removal will take effect upon the appointment of a successor bank depositary and its acceptance of such appointment. The successor bank depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

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DESCRIPTION OF THE STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

        References in this "Description of the Stock Purchase Contracts and Stock Purchase Units" to "we," "us" and "our" are to CPE Inc.

        We may issue stock purchase contracts, including contracts obligating holders to purchase from us and contracts obligating us to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as "stock purchase contracts." The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities, warrants or other securities or debt obligations of third parties, including U.S. treasury securities, securing the holders' obligations to purchase the securities under the stock purchase contracts, which we refer to in this prospectus as "stock purchase units." The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

        The stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units, will be filed with the SEC in connection with the offering of stock purchase contracts or stock purchase units. The prospectus supplement relating to a particular issue of stock purchase contracts or stock purchase units will describe the terms of those stock purchase contracts or stock purchase units, including the following:

  •
  if applicable, a discussion of material United States federal income tax considerations; and

  •
  any other information we think is important about the stock purchase contracts or the stock purchase units.

35

PLAN OF DISTRIBUTION

        We may sell or distribute the securities offered by this prospectus in one or more of the following ways:

  •
  through underwriters or dealers;

  •
  through agents;

  •
  directly to purchasers, including existing stockholders in a rights offering;

  •
  in "at the market offerings" to or through a market maker or into an existing trading market, or a securities exchange or otherwise;

  •
  in transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions; or

  •
  through a combination of any of these methods of sale.

        The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

        In addition, we may sell some or all of the securities included in this prospectus through:

  •
  a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

  •
  purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

  •
  ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

  •
  privately negotiated transactions.

        In addition, we may enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:

  •
  enter into transactions involving short sales of the common shares by broker-dealers;

  •
  sell common shares short and redeliver the shares to close out short positions;

  •
  enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or

  •
  loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic

36

short position to investors in our securities or in connection with a concurrent offering of other securities.

        There is currently no market for any of the securities included in this prospectus, other than the shares of common stock listed on the New York Stock Exchange. If the securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the securities, such underwriter would not be obligated to do so, and any such market making could be discontinued at any time without notice. Therefore, we cannot assure you as to whether an active trading market will develop for these other securities. We have no current plans for listing any such other securities on any securities exchange; any such listing with respect to any particular of such other securities will be described in the applicable prospectus supplement.

        We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

        At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

        If underwriters are used in the sale, the underwriters will acquire the securities for their own account for resale to the public, either on a firm commitment basis or a best efforts basis. The underwriters may resell the securities from time-to-time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters may change from time-to-time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        We may also sell the securities through agents designated from time-to-time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        To the extent that we make sales through one or more underwriters or agents in at the market offerings, we will do so pursuant to the terms of a sales agency agreement or other at the market offering arrangement between us and the underwriters or agents. If we engage in at the market sales pursuant to any such agreement, we will issue and sell securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for such securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time.

37

        If dealers are used in the sale of securities, we will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

        Securities may also be sold directly by us. In this case, no underwriters or agents would be involved.

        We may authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase offered securities providing for payment and delivery on a future date specified in the prospectus supplement. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, education and charitable institutions and such other institutions as may be approved by us. The obligations of any such purchasers under such delayed delivery and payment arrangements will be subject to the condition that the purchase of the offered securities will not at the time of delivery be prohibited under applicable law. The underwriters and such agents will not have any responsibility with respect to the validity or performance of such contracts.

        If a prospectus supplement so indicates, underwriters, brokers or dealers, in compliance with applicable law, may engage in transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market.

        We will bear costs relating to all of the securities being registered under the registration statement of which this prospectus forms a part.

        Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the shares may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

        If more than 5% of the net proceeds of any offering of securities made under this prospectus will be received by a Financial Industry Regulatory Authority ("FINRA") member participating in the offering or its affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

38

LEGAL

        Certain legal matters in connection with the securities will be passed upon by Vinson & Elkins L.L.P., New York, New York, as our counsel. Any underwriter will be advised about other issues relating to any offering by its own legal counsel.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

39

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated December 1, 2016

PROSPECTUS

Cloud Peak Energy Resources LLC
Cloud Peak Energy Finance Corp.

12.00% Senior Secured Notes due 2021

Interest Payable on May 1 and November 1

        We may, in one or more offerings, offer and sell additional amounts of our existing 12.00% Senior Secured Notes due 2021, which we sometimes call the "Existing 2021 Notes." Any additional notes, which we sometimes call the "New Notes", will be issued under the indenture pursuant to which we issued the Existing 2021 Notes on October 17, 2016. Further, any New Notes that we may issue will be treated as a single class with the Existing 2021 Notes for all purposes under the indenture, including waivers, amendments, redemptions and offers to purchase. We sometimes refer to the Existing 2021 Notes and the New Notes collectively as the "notes." The notes will mature on November 1, 2021. We may redeem any of the Existing 2021 Notes on or after November 1, 2018 at the redemption prices set forth in this prospectus under "Description of Notes—Optional Redemption."

        The notes will be guaranteed, on a second lien, secured basis, by our parent company, Cloud Peak Energy Inc., and all of our existing and future domestic restricted subsidiaries (other than the Co-issuer) that guarantee our debt under our credit agreement. The notes and the guarantees: (i) will rank equally in right of payment with our and the guarantors' existing and future senior debt; (ii) will rank senior in right of payment to all of our and the guarantors' respective future subordinated debt; (iii) will rank senior in right of payment to all of our and the guarantors' respective future subordinated debt; (iv) will be effectively senior to all of our and the guarantors' existing and future unsecured senior debt to the extent of the value of the collateral, after giving effect to any senior lien on the collateral; (v) will be effectively junior, to the extent of the value of the collateral, to Cloud Peak Energy Resources LLC's ("CPE Resources") obligations under our secured revolving credit facility and any other first lien obligations, which will be secured on a first-priority basis by liens on the collateral; (vi) will be effectively junior to any secured debt of CPE Resources, the Co-issuer or any of our subsidiaries that is secured by liens on assets other than the collateral, to the extent of the value of such assets; and (vii) will be structurally subordinated to all of the existing and future debt or other liabilities, including trade payables, of any of our subsidiaries that do not guarantee the notes.

        We will offer and sell New Notes directly or through underwriters and dealers on a continuous or delayed basis. The prospectus generally describes the terms of the notes; however, the principal amount of any New Notes that we may offer, together with their offering price and initial interest payment date and specified manner in which we will offer them, will be included in a supplement to this prospectus relating to that offering. The prospectus supplement may add, update or change information contained in this prospectus.

        You should read this prospectus and the prospectus supplement carefully before you invest. This prospectus may not be used to consummate sales of our notes unless it is accompanied by a prospectus supplement.

        INVESTING IN OUR SECURITIES INVOLVES RISK. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS ON PAGE 12 OF THIS PROSPECTUS BEFORE YOU MAKE ANY INVESTMENT IN OUR NOTES.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is December     , 2016.

        In making your investment decision, you should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference in this prospectus. We have not authorized anyone else to give you different information. We are not offering these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents. We will disclose any material changes in our affairs in an amendment to this prospectus, a prospectus supplement or a future filing with the Securities and Exchange Commission incorporated by reference in this prospectus.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf registration process, we may sell, in one or more offerings, the notes described in this prospectus. This prospectus generally describes us and the notes that we may offer hereunder. Each time we sell notes with this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the notes offered by us in that offering. The prospectus supplement also may add to, update, or change information in this prospectus.

        The information in this prospectus is accurate as of its date. You should not assume that the information contained in this prospectus is accurate as of any other date. You should read carefully this prospectus, any prospectus supplement, and the additional information described below under the headings "Where You Can Find More Information" and "Incorporation by Reference."

WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement with the SEC under the Securities Act of 1933, as amended (the "Securities Act") that registers the offer and sale of the securities covered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

        In addition, Cloud Peak Energy Inc. ("CPE Inc.") files annual, quarterly and other reports and information with the SEC. You may read and copy any document we file with the SEC at the SEC's public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information on its public reference room. Our SEC filings also are available on the SEC's website at http://www.sec.gov. You also can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information CPE Inc. has filed with the SEC. This means that we can disclose important information to you without including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that CPE Inc. later provides to the SEC, and which is deemed to be "filed" with the SEC, automatically will update information previously filed with the SEC, and may replace information in this prospectus.

        We incorporate by reference in this prospectus the documents listed below and any future filings made by CPE Inc. with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (excluding any information furnished and not filed pursuant to any Current Report on Form 8-K), after the date of the initial registration statement and prior to the effectiveness of the registration statement, and after the date on which the registration statement that includes this prospectus was initially filed with the SEC and until the termination of each offering under this prospectus:

  •
  CPE Inc.'s Annual Report on Form 10-K for the year ended December 31, 2015 (including CPE Inc.'s Definitive Proxy Statement on Schedule 14A filed with the SEC on March 28, 2016 solely to the extent incorporated into CPE Inc.'s Annual Report on Form 10-K);

  •
  CPE Inc.'s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016;

  •
  CPE Inc.'s Current Reports on Form 8-K filed on March 7, 2016, March 14, 2016, May 2, 2016, May 13, 2016, July 6, 2016, September 12, 2016, October 13, 2016 and October 17, 2016;

  •
  the description of CPE Inc.'s common stock contained in its registration statement on Form 8-A, filed on November 16, 2009, and any subsequently filed amendments and reports updating such description.

        These reports contain important information about us, our financial condition and our results of operations.

        We make available free of charge on or through our Internet website, www.cloudpeakenergy.com, CPE Inc.'s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our Internet website is not part of this prospectus.

        You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC's website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost, by visiting our internet website at www.cloudpeakenergy.com, or by writing or calling us at the following address:

Cloud Peak Energy Inc.
385 Interlocken Crescent, Suite 400
Broomfield, Colorado 80021
Attention: General Counsel
(720) 566-2900

        You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with any information. You should not assume that the information incorporated by reference or provided in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of each document.

        The notes that may be offered hereunder by CPE Resources will be guaranteed by the same subsidiaries that guarantee the outstanding debt of Cloud Peak Energy Resources LLC ("CPE Resources"). Such guarantees are expected to be full and unconditional and joint and several. As such, the information with respect to such subsidiary guarantors required by Section 3-10(f) of Regulation S-X is incorporated by reference in this prospectus.

        Further, in accordance with Section 3-10(b) of Regulation S-X and the Note thereto, financial statements for Cloud Peak Energy Finance Corp. ("Finance Corp." or the "Co-issuer"). have not been included or incorporated by reference in this prospectus because Finance Corp. is a wholly-owned finance subsidiary of CPE Resources and any notes of Finance Corp. issued hereunder will be co-issued, jointly and severally, by CPE Resources.

FORWARD-LOOKING STATEMENTS

        Certain statements, other than statements of historical fact, included or incorporated by reference in this prospectus, the accompanying prospectus supplement and the documents we incorporate by reference contain "forward-looking" statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "should," "will," "would" or similar words. You should read statements that contain these words carefully because they discuss our current plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. While we believe that these forward-looking statements are reasonable as and when made, there may be events in the future that we are not able to predict accurately or control, and there can be no assurance that future developments affecting our business will be those that we anticipate. Additionally, all statements concerning our expectations regarding future operating results are based on current forecasts for our existing operations and do not include the potential impact of any future acquisitions. The risk factors and other cautionary statements in this prospectus, any prospectus supplement and the documents we have incorporated by reference provide examples of risks, uncertainties and events that may cause our actual results to differ materially and adversely from the expectations we describe in our forward-looking statements. Additional factors or events that may emerge from time to time, or those that we currently deem to be immaterial, could cause our actual results to differ, and it is not possible for us to predict all of them. You are cautioned not to place undue reliance on the forward-looking statements contained herein. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The following factors are among those that may cause actual results to differ materially and adversely from our forward-looking statements:

  •
  the timing and extent of any recovery of the currently depressed coal industry, domestically and internationally, and the impact of ongoing or further depressed industry conditions on our financial performance, liquidity and financial covenant compliance;

  •
  the prices we receive for our coal and logistics services, our ability to effectively execute our forward sales strategy, and changes in utility purchasing patterns resulting in decreased long term purchases of coal;

  •
  timing of reductions or increases in customer coal inventories;

  •
  our ability to renew sales contracts on favorable terms and to resolve customer requests for reductions or deferrals and respond to cancellations of their committed volumes on terms that preserve the amount and timing of our forecasted economic value;

  •
  the impact of increasingly variable and less predictable demand for thermal coal based on natural gas prices, summer cooling demand, winter heating demand, economic growth rates and other factors that impact overall demand for electricity;

  •
  our ability to efficiently and safely conduct our mining operations and to adjust our planned production levels to respond to market conditions and effectively manage the costs of our operations;

  •
  competition with other producers of coal with traders and re-sellers of coal, including the current oversupply of thermal coal in the marketplace, the impacts of currency exchange rate fluctuations and the strong U.S. dollar, and government environmental, energy and tax policies and regulations that make foreign coal producers more competitive for international transactions;

  •
  the impact of coal industry bankruptcies on our competitive position relative to other companies who may emerge from bankruptcy with potentially reduced leverage and operating costs;

  •
  competition with natural gas, wind, solar and other non-coal energy resources, which may continue to increase as a result of low domestic natural gas prices and due to environmental, energy and tax policies, regulations, subsidies and other government actions that encourage or mandate use of alternative energy sources;

  •
  coal-fired power plant capacity and utilization, including the impact of climate change and other environmental regulations and initiatives, energy policies, political pressures, NGO activities, international treaties or agreements and other factors that may cause domestic and international electric utilities to continue to phase out or close existing coal-fired power plants, reduce or eliminate construction of any new coal-fired power plants, or reduce consumption of coal from the PRB;

  •
  the failure of economic, commercially available carbon capture technology to be developed and adopted by utilities in a timely manner;

  •
  the impact of "keep coal in the ground" campaigns and other well-funded, anti-coal initiatives by environmental activist groups and others targeting substantially all aspects of our industry;

  •
  our ability to offset declining U.S. demand for coal and achieve longer term growth in our business through our logistics revenue and export sales, including the significant impact of Chinese and Indian thermal coal import demand on overall seaborne coal prices;

  •
  railroad, export terminal and other transportation performance, costs and availability, including the availability of sufficient and reliable rail capacity to transport PRB coal, the development of future export terminal capacity and our ability to access capacity on commercially reasonable terms;

  •
  timing of reductions or increases in customer coal inventories;

  •
  weather conditions and weather-related damage that impact our mining operations, our customers, or transportation infrastructure;

  •
  operational, geological, equipment, permit, labor, weather-related and other risks inherent in surface coal mining;

  •
  future development or operating costs for our development projects;

  •
  our ability to successfully acquire coal and appropriate land access rights at economic prices and in a timely manner and our ability to effectively resolve issues with conflicting mineral development that may impact our mine plans;

  •
  the impact of asset impairment charges if required as a result of challenging industry conditions or other factors;

  •
  our plans and objectives for future operations and the development of additional coal reserves, including risks associated with acquisitions;

  •
  the impact of current and future environmental, health, safety, endangered species and other laws, regulations, treaties, executive orders, court decisions or governmental policies, or changes in interpretations thereof and third-party regulatory challenges, including additional requirements, uncertainties, costs, liabilities or restrictions adversely affecting the use, demand or price for coal, our mining operations or the logistics, transportation, or terminal industries;

  •
  the impact of required regulatory processes and approvals to lease coal and obtain permits for coal mining operations or to transport coal to domestic and foreign customers, including third-party legal challenges to regulatory approvals that are required for some or all of our current or planned mining activities and the recent moratorium on federal coal leasing or other unfavorable regulatory changes to the LBA and coal permitting processes;

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  any increases in rates or changes in regulatory interpretations or assessment methodologies with respect to royalties or severance and production taxes and the potential impact of associated interest and penalties, including the impact of recently finalized federal royalty rule changes for non-arm's length sales;

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  inaccurately estimating the costs or timing of our reclamation and mine closure obligations and our assumptions underlying reclamation and mine closure obligations;

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  our ability to obtain required surety bonds and provide any associated collateral on commercially reasonable terms;

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  availability, disruptions in delivery or increases in pricing from third-party vendors of raw materials, capital equipment and consumables which are necessary for our operations, such as explosives, petroleum-based fuel, tires, steel, and rubber;

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  our assumptions concerning coal reserve estimates;

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  our relationships with, and other conditions affecting, our customers (including our largest customers who account for a significant portion of our total revenue) and other counterparties, including economic conditions and the credit performance and credit risks associated with our customers and other counterparties, such as traders, brokers, and lenders under our credit agreement and financial institutions with whom we maintain accounts or enter hedging arrangements;

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  the results of our hedging programs for domestic and international coal sales and diesel fuel costs and changes in the fair value of derivative financial instruments that are not accounted for as a hedge;

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  the terms and restrictions of our indebtedness;

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  liquidity constraints, access to capital and credit markets and availability and costs of credit, surety bonds, letters of credit, and insurance, including risks resulting from the cost or unavailability of financing due to debt and equity capital and credit market conditions for the coal sector or in general, changes in our credit rating, our compliance with the covenants in our debt agreements, the increasing credit pressures on our industry due to depressed conditions, or any demands for increased collateral by our surety bond providers;

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  volatility and decline in the price of our common stock, including the impact of any delisting of our stock from the New York Stock Exchange if we fail to meet the minimum average closing price listing standard;

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  our liquidity, results of operations, and financial condition generally, including amounts of working capital that are available;

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  litigation and other contingencies;

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  the authority of federal and state regulatory authorities to order any of our mines to be temporarily or permanently closed under certain circumstances; and

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  other factors, including those discussed or incorporated by reference in "Risk Factors" and in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2015 and any updates thereto in our subsequent Forms 10-K, 10-Q and 8-K.

SUMMARY

        This summary highlights some of the information in this Prospectus. It may not contain all of the information that is important to you. You should read carefully this Prospectus in its entirety and the documents we incorporate by reference. We have included references to other portions of this Prospectus to direct you to a more complete description of the topics presented in this summary. Each undefined capitalized term used in this summary has the meaning set forth elsewhere in this Prospectus.

        We refer to Cloud Peak Energy Inc. as "CPE Inc." or the "Parent Guarantor", Cloud Peak Energy Resources LLC as "CPE Resources" or the "Company," Cloud Peak Energy Finance Corp. as the "Co-issuer" and the Company and the Co-issuer together as the "Issuers." As used in this Prospectus, and unless otherwise indicated, "we," "us," and "our" and similar terms mean CPE Inc. and its subsidiaries, including the Issuers.

Our Company

        We are one of the largest producers of coal in the United States of America ("U.S.") and the Powder River Basin ("PRB"), based on our 2015 coal sales. We operate some of the safest mines in the coal industry. According to the most current Mine Safety and Health Administration ("MSHA") data, we have one of the lowest employee all injury incident rates among the largest U.S. coal producing companies.

        We currently operate solely in the PRB, the lowest cost region of the major coal producing regions in the U.S., where we own and operate three surface coal mines: the Antelope Mine, the Cordero Rojo Mine, and the Spring Creek Mine.

        Our Antelope Mine and Cordero Rojo Mine are located in Wyoming and our Spring Creek Mine is located in Montana. Our mines produce subbituminous thermal coal with low sulfur content, and we sell our coal primarily to domestic electric utilities. Thermal coal is primarily consumed by electric utilities and industrial consumers as fuel for electricity generation. In 2015, the coal we produced generated approximately 3% of the electricity produced in the U.S. We do not produce any metallurgical coal. As of December 31, 2015, we controlled approximately 1.1 billion tons of proven and probable reserves.

        In addition, we have two development projects. The Youngs Creek project, an undeveloped surface mine project in the Northern PRB region, is located in Wyoming, approximately 13 miles north of Sheridan, Wyoming, seven miles south of our Spring Creek Mine and seven miles from the mainline railroad, contiguous with the Wyoming-Montana state line. We have not been able to classify the Youngs Creek project mineral rights as proven and probable reserves as they remain subject to further exploration and evaluation based on market conditions. We also have an option to lease agreement and a corresponding exploration agreement with the Crow Tribe of Indians (the "Big Metal project"). The Big Metal project is located on the Crow Indian Reservation in southeast Montana and is near the Youngs Creek project. We are in the process of evaluating development options for the Youngs Creek project and the Big Metal project and believe that their proximity to the Spring Creek Mine represents an opportunity to optimize our mine developments in the Northern PRB. For purposes of this Prospectus, the term "Northern PRB" refers to the area within the PRB that lies within Montana and the northern part of Sheridan County, Wyoming.

        CPE Inc., a Delaware corporation organized on July 31, 2008, is a holding company that manages its wholly-owned consolidated subsidiary CPE Resources, a Delaware limited liability company organized on August 19, 2008. CPE Inc. has no business operations or material assets other than its ownership interest of 100% of the common membership units in CPE Resources. CPE Inc.'s only source of cash flow from operations is distributions from CPE Resources pursuant to the CPE Resources limited liability company agreement.

        CPE Inc. also receives management fees pursuant to a management services agreement between it and CPE Resources as reimbursement of its administrative expenses.

        Finance Corp., a Delaware corporation organized on November 2, 2009, is a direct, wholly-owned subsidiary of CPE Resources and carries on no independent business other than acting as co-issuer or guarantor of certain debt securities of CPE Resources.

        Our principal executive office is located at 505 S. Gillette Ave., Gillette, Wyoming 82716, and our telephone number at that address is (307) 687-6000. Our website is located at www.cloudpeakenergy.com. The information that is contained on, or is or becomes accessible through, our website is not part of this Prospectus.

 THE OFFERING

        The following is a brief summary of some of the terms of the notes. Certain of the terms described below are subject to important limitations and exceptions. See "Description of Notes" for a more detailed description of the terms of the notes.

Issuers	CPE Resources and the Co-issuer. CPE Resources is a wholly-owned subsidiary of CPE Inc. The Co-issuer is a wholly-owned subsidiary of CPE Resources and was incorporated in Delaware for the sole purpose of serving as co-obligor on certain indebtedness of CPE Resources. Investors in the notes should not expect the Co-issuer to have the ability to service the interest and principal obligations on the notes.
Securities Offered

The notes being offered by this prospectus are additional debt securities under an indenture pursuant to which we have previously issued in an exchange offer $290.4 million in aggregate principal amount of our 12.00% Senior Secured Notes due 2021. The principal amount of any New Notes we issue will be specified in the prospectus supplement relating to that offering. The New Notes and the Existing 2021 Notes issued on October 17, 2016 will be treated as a single class of debt securities under the indenture.

Maturity Date	November 1, 2021.
Interest

The New Notes will bear interest at the rate of 12.00% per annum, payable semiannually on each May 1 and November 1, commencing on a date to be determined, to holders of record on the April 15 or October 15 immediately preceding the interest payment date. The New Notes will bear interest on overdue principal, and, to the extent lawful, pay interest on overdue interest, at 1% per annum higher than the rate otherwise applicable to the New Notes.

Guarantees

The New Notes will be jointly and severally guaranteed, on a second lien, secured basis, by CPE Inc. and all of our existing and future domestic restricted subsidiaries (other than the Co-issuer) that guarantee our debt under our credit agreement. See "Description of Notes—Guarantees".

Security for the New Notes

The New Notes will be secured by second-priority liens on the collateral, subject to permitted liens and the terms of the intercreditor agreement and, if any of the Issuers and the guarantors incurs any pari passu secured debt, the pari passu second lien intercreditor agreement described herein. See "Description of Notes—Security".

First Lien/Second Lien Intercreditor Agreement

The collateral agent for the New Notes entered into a first lien/second lien intercreditor agreement with the Issuers, the guarantors of the New Notes and the administrative agent under the Credit Agreement, which governs the relationship of holders of the New Notes and holders of any other pari passu secured debt that we may issue in the future and the lenders under our Credit Agreement and holders of other first lien obligations with respect to collateral and certain other matters. Please read "Description of Notes—Certain Intercreditor Provisions—The First Lien/Second Lien Intercreditor Agreement."

Pari Passu Second Lien Intercreditor Agreement

In the event that any Issuer or guarantor of the New Notes incurs pari passu secured debt, the collateral agent for the New Notes will enter into a pari passu second lien intercreditor agreement with the representative with respect to such series of pari passu secured debt. The pari passu second lien intercreditor agreement will provide for, among other things, the relative rights and remedies of the second lien secured parties, as among themselves, with respect to the collateral. Please read "Description of Notes—Certain Intercreditor Provisions—Pari Passu Second Lien Intercreditor Agreement."

Ranking	The New Notes and the guarantees will be the issuers' and the guarantors' senior secured obligations and will:
• rank equally in right of payment with the Issuers' and the guarantors' respective existing and future senior debt;
• rank senior in right of payment to all of the Issuers' and the guarantors' respective future subordinated debt;
• be effectively senior to all existing and future unsecured senior debt of the Issuers to the extent of the value of the collateral, after giving effect to any senior lien on the collateral;

•

be effectively junior, to the extent of the value of the collateral, to CPE Resources' obligations under our secured revolving credit facility and any other first lien obligations, which will be secured on a first-priority basis by liens on the collateral;

•

be effectively junior to any secured debt of CPE Resources, the Co-Issuer or any of our subsidiaries that is secured by liens on assets other than the collateral, to the extent of the value of such assets; and

• be structurally subordinated to all of the existing and future debt or other liabilities, including trade payables, of any of our subsidiaries that do not guarantee the New Notes.

As of September 30, 2016, the Issuers and the guarantors would have had approximately $416.2 million of total debt outstanding on an as adjusted basis after giving effect to the Exchange Offers (as defined herein).

At December 31, 2015, the entities that will not guarantee the notes represented less than 3% of CPE Inc.'s consolidated assets and less than 4% of CPE Inc.'s consolidated liabilities. The New Notes and each New Notes guaranty will be structurally subordinated to all of the existing and future debt or other liabilities, including trade payables, of any of our subsidiaries that do not guarantee the New Notes.

Optional Redemption

The Issuers may redeem all or part of the New Notes at the redemption prices set forth under "Description of Notes—Optional Redemption" on or after November 1, 2018, plus accrued and unpaid interest to the redemption date.

Prior to November 1, 2018, the Issuers may on one or more occasions redeem up to 35% of the aggregate principal amount of the New Notes at a redemption price equal to 112% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, but in an amount not greater than the net cash proceeds of certain equity offerings.

In addition, prior to November 1, 2018, the Issuers may redeem some or all of the New Notes at a redemption price equal to 100% of the principal amount of the New Notes to be redeemed plus a "make-whole" premium, plus accrued and unpaid interest to the redemption date.

Change of Control Offer

Upon the occurrence of certain change of control events, we will be required to offer to purchase each holder's notes at a price equal to 101% of the principal amount, plus accrued and unpaid interest to the purchase date. For more details, see "Description of Notes—Certain Covenants—Repurchase of Notes Upon a Change of Control".

Certain Covenants	The indenture governing the New Notes, among other things, limits CPE Inc.'s ability and the ability of its restricted subsidiaries (including CPE Resources) to:
• incur additional indebtedness and issue preferred equity;
• pay dividends or distributions;
• repurchase equity or repay the Existing 2021 Notes or subordinated indebtedness;
• make certain investments or certain other restricted payments;
• create liens to secure debt;
• sell assets;

• enter into agreements that restrict dividends, distributions or other payments from restricted subsidiaries;
• enter into transactions with affiliates; and
• consolidate, merge or transfer all or substantially all of our assets.

These covenants are subject to a number of important qualifications and exceptions. See "Description of Notes—Certain Covenants". Certain covenants will cease to apply to the New Notes if the New Notes achieve investment grade ratings from both Moody's Investors Service, Inc. ("Moody's") and S&P Global Ratings ("Standard & Poor's") and no default has occurred and is continuing under the indenture. See "Description of Notes—Termination of Covenants".

RISK FACTORS

        An investment in our securities involves risks. Before you invest in our securities, you should carefully consider the risk factors included in CPE Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, CPE Inc.'s subsequent Quarterly Reports on Form 10-Q and in any other subsequent filings made by CPE Inc. with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and those that may be included in the applicable prospectus supplement, as well as risks described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Cautionary Note Regarding Forward-Looking Statements" included or incorporated by reference herein, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference.

        If any of these risks were to materialize, our business, results of operations, cash flows and financial condition could be materially adversely affected. In that case, our ability to make distributions to our stockholders or pay interest on, or the principal of, the notes, may be reduced, the trading price of our securities could decline and you could lose all or part of your investment.

Risks Related to the Notes

Our Credit Agreement provides an important source of our overall liquidity. Because the Second Amendment did not change its February 2019 maturity, we will need to extend or replace the Credit Agreement before its maturity and may need to first address our significant obligations coming due in 2019 and thereafter. If we are unable to successfully extend or replace the Credit Agreement in a timely manner, our future financial condition and liquidity may be materially adversely affected.

        On September 9, 2016, CPE Resources entered into the Second Amendment (the "Second Amendment") to our existing revolving credit agreement with PNC Bank, National Association, as administrative agent, and a syndicate of lenders (as amended, the "Credit Agreement") which, among other things, replaced quarterly EBITDA-based financial covenants that previously required us to (a) maintain defined minimum levels of interest coverage and (b) comply with a maximum net secured debt leverage ratio, with a new monthly minimum liquidity covenant that requires us to maintain liquidity of not less than $125 million as of the last day of each month. The Second Amendment also reduced the maximum borrowing capacity under the Credit Agreement to $400 million from the previous maximum capacity of $500 million.

        The Second Amendment, however, did not change the maturity of the Credit Agreement, which remains February 21, 2019. As a result, we will need to extend or replace the Credit Agreement before its maturity to ensure we maintain sufficient liquidity for our business.

        On October 17, 2016, we completed offers to exchange (the "Exchange Offers"), of a substantial portion of our outstanding 8.50% Senior Notes due 2019 (the "2019 Notes") and 6.375% Senior Notes due 2024 (the "2024 Notes") for the Existing 2021 Notes and, in some cases, cash consideration, subject to the terms and conditions of the Exchange Offers. The 2019 Notes not tendered in the Exchange Offers continue to be due at their stated maturity in December 2019, which could negatively impact our ability to extend or replace our Credit Agreement prior to its February 2019 maturity.

        Our ability to timely extend or replace our Credit Agreement in a sufficient amount, for a sufficient term and on commercially reasonable terms, or at all, may be adversely impacted by numerous other factors, including, for example, the remaining portion of the 2019 Notes, our ability to address our logistics take-or-pay exposure, our overall financial condition, results and financial projections, the amount and timing of our other obligations and liquidity needs, coal industry conditions in the U.S. and globally, investor sentiment toward the coal industry, the availability of credit and impact of anti-fossil fuel loan and investment restrictions imposed by traditional sources of credit and capital, general debt and capital markets conditions, U.S. and global economic conditions and other factors and circumstances existing at that time.

        If we are unable to successfully extend or replace our Credit Agreement in a timely manner due to any of these or other factors, our future financial condition and liquidity may be materially adversely affected.

We require a significant amount of cash to service our indebtedness. Our ability to generate cash depends on many factors beyond our control.

        Our ability to make payments on and to refinance our indebtedness, including the New Notes, and to fund planned capital expenditures depends on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

        We cannot assure you that we will generate sufficient cash flow from operations or that future borrowings will be available to us under our Credit Agreement (as defined below) or otherwise in an amount sufficient to enable us to pay our indebtedness, including the New Notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including the New Notes, at or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including our Credit Agreement and the New Notes, on commercially reasonable terms or at all.

We have a substantial amount of indebtedness which could adversely affect our financial position and prevent us from fulfilling our obligations under the New Notes.

        After giving effect to the Exchange Offers, the Issuers and the guarantors would have had approximately $416.2 million of total debt outstanding as of September 30, 2016 on an as adjusted basis after giving effect to the Exchange Offers. As of September 30, 2016 and November 28, 2016, no borrowings and $71.3 million and $67.5 million, respectively, of letters of credit were outstanding under the Credit Agreement. As of September 30, 2016, the A/R Securitization Program would have allowed for $29.5 million of borrowing capacity. See "Description of Other Indebtedness". We also have other significant obligations, including lease and royalty obligations related to our federal coal leases, and surety bonds to secure the performance of our reclamation and mine closure obligations.

        Our outstanding indebtedness could have important consequences to us, such as:

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  limiting our ability to obtain additional financing to fund growth, such as mergers and acquisitions, working capital, capital expenditures, debt service requirements, federal coal LBA payments or other cash requirements;

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  requiring much of our cash flow to be dedicated to interest obligations and making it unavailable for other purposes;

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  with respect to any indebtedness under the Credit Agreement or other variable rate debt, exposing us to the risk of increased interest costs if the underlying interest rates rise on our variable rate debt;

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  limiting our ability to invest operating cash flow in our business (including to obtain new LBAs or make capital expenditures) due to debt service requirements;

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  causing us to need to sell assets and properties at an inopportune time;

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  limiting our ability to compete effectively with companies that are not as leveraged and that may be better positioned to withstand economic downturns; including competitors who may become less leveraged when they emerge from bankruptcy;

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  limiting our ability to acquire new coal reserves and/or LBAs and plant and equipment needed to conduct operations

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  limiting our flexibility in planning for, or reacting to, and increasing our vulnerability to, changes in our business, the industry in which we operate and general economic and market conditions; and

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  a downgrade in our credit ratings, which could increase the cost of further borrowings and negatively impact our available liquidity.

        In addition to incurrence covenants similar to those for the New Notes, our Credit Agreement includes a minimum liquidity requirement. Due to our substantial indebtedness and the sustained downturn in the coal industry, it may be difficult for us to comply with this requirement. This restriction could limit our ability to plan for or react to market conditions or meet extraordinary capital needs or otherwise restrict corporate activities.

        In addition to the principal repayments on outstanding debt, we have other demands on our cash resources, including significant maintenance and other capital expenditures, including LBAs, and operating expenses. Our ability to make our required debt payments depends upon our operating performance. In particular, economic conditions could cause revenue to decline and hamper our ability to repay indebtedness. If we do not have enough cash to satisfy our debt service obligations, we may be required to refinance all or part of our debt, sell assets, limit certain capital expenditures, including future LBAs, or reduce spending, or CPE Inc. may be required to issue equity. We may not be able to, at any given time, refinance our debt or sell assets, and CPE Inc. may not be able to, at any given time, issue equity, in either case on acceptable terms or at all.

        In addition, failure to comply with any of the covenants in our existing or future debt instruments could have serious consequences to our financial condition or result in a default under those debt instruments and under other agreements containing cross-default provisions. A default would permit lenders to accelerate the maturity of the debt under these debt instruments and to foreclose upon any collateral securing the debt. Furthermore, an event of default or an acceleration under one of our debt instruments could also cause a cross-default or cross-acceleration of another debt instrument or contractual obligation, which would adversely impact our liquidity. Under these circumstances, we might not have sufficient funds or other resources to satisfy all of our obligations, including our obligations under the notes. We may not be granted waivers or amendments to these debt instruments if for any reason we are unable to comply with these debt instruments, and we may not be able to refinance our debt on terms acceptable to us, or at all.

We may be able to incur substantially more debt. This could exacerbate the risks associated with our substantial indebtedness.

        The Issuers and the guarantors of the notes may be able to incur substantially more debt in the future. Although the indenture and our Credit Agreement contain or will contain restrictions on our incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions and, under certain circumstances, indebtedness incurred in compliance with these restrictions could be substantial. We are able to incur up to $400 million (subject to reduction by the amount of our letters of credit) in total indebtedness under our Credit Agreement, which would be effectively senior to the notes and the guarantees thereof to the extent of the value of the assets securing such indebtedness. We may also incur additional indebtedness under our A/R Securitization Program. Moreover, these restrictions do not prevent us from incurring obligations that do not constitute indebtedness. To the extent new debt or new obligations are added to our current levels, the risks described above could substantially increase, and we may not be able to meet all of our debt obligations, including the repayment of the notes, in whole or in part.

Accounts receivable transferred pursuant to our accounts receivable securitization program will not be available to satisfy any claims of holders of the notes.

        Certain of our subsidiaries are parties to an accounts receivable securitization program (the "A/R Securitization Program"). In January 2013, we formed Cloud Peak Energy Receivables LLC, a special purpose, bankruptcy-remote wholly-owned subsidiary to purchase, subject to certain exclusions, in a true sale, trade receivables generated by certain of our subsidiaries without recourse (other than customary indemnification obligations for breaches of specific representations and warranties), and then transfer undivided interests in up to $75.0 million of those accounts receivable to a financial institution for cash borrowings for our ultimate benefit. The total borrowings are limited by eligible accounts receivable, as defined under the terms of the A/R Securitization Program. The A/R Securitization Program will terminate on January 23, 2018. As of September 30, 2016, the A/R Securitization Program would have allowed for $29.5 million of borrowing capacity. There were no borrowings outstanding under the A/R Securitization Program as of September 30, 2016. Because Cloud Peak Energy Receivables LLC will not guarantee the notes, the accounts receivable transferred pursuant to the A/R Securitization Program will not be available to satisfy any claims of holders of the notes.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require debtholders to return payments received or prevent debtholders from receiving payments.

        If the Issuers or a guarantor of the notes becomes a debtor in a case under the U.S. Bankruptcy Code or encounters other financial difficulty, under federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a court may void, subordinate or otherwise decline to enforce the notes, a guarantee may be voided, or claims in respect of a guarantee may be subordinated to all other debts of that guarantor. The guarantees may be voided as fraudulent transfers if the guarantor, at the time it incurred the indebtedness evidenced by its guarantee, received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; and

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  was insolvent or rendered insolvent by reason of such incurrence; or

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  was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

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  intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

        The court might also avoid such guarantee, without regard to the above factors, if it found that the guarantor entered into its guarantee with actual or deemed intent to hinder, delay, or defraud its creditors. A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for its guarantee and security agreements if the guarantor did not substantially benefit directly or indirectly from the issuance of the notes. Because the guarantees are for the Issuers' benefit and only indirectly for the benefit of the guarantors, a court could conclude that the guarantors received less than fully equivalent value.

        The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

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  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets; or

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  if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

        We cannot assure you as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard. Sufficient funds to repay the notes may not be available from other sources, including CPE Inc. or the remaining guarantors, if any. If a court avoided such guarantee, you would no longer have a claim against such guarantor or the collateral granted by such guarantor to secure its guarantee. In addition, the court might direct you to repay any amounts already received from such guarantor. If the court were to avoid any guarantee, we cannot assure you that funds would be available to pay the related indebtedness from another guarantor or from any other source.

In the event of our bankruptcy, the ability of holders of the notes to realize upon the collateral will be subject to certain bankruptcy law limitations.

        The ability of holders of notes to realize upon the collateral will be subject to certain bankruptcy law limitations in the event of our bankruptcy. Under applicable U.S. federal bankruptcy laws, secured creditors are prohibited from, among other things, repossessing their security from a debtor in a bankruptcy case, or from disposing of security repossessed from such a debtor, without bankruptcy court approval, which may not be obtained. Moreover, applicable federal bankruptcy laws generally permit the debtor to continue to retain collateral, including cash collateral, even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given "adequate protection." During the pendency of a bankruptcy case, a secured creditor may be entitled to request "adequate protection" to protect the value of the secured creditor's interest in its collateral, but the adequate protection, if any, actually provided to a secured creditor may vary according to the circumstances. Adequate protection may include cash payments or the granting of additional security. Following notice and a hearing, the bankruptcy court may award adequate protection to secured creditors based upon diminution in value of the collateral as a result of the debtor's use, sale or lease of such collateral during the pendency of the bankruptcy case or the imposition of the automatic stay. In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a U.S. bankruptcy court, we cannot predict whether or when the collateral and administrative agent under the indenture governing the notes could foreclose upon or sell the collateral.

        Any disposition of the collateral during a bankruptcy case would also require permission from the bankruptcy court. Furthermore, in the event a bankruptcy court determines the value of the collateral is not sufficient to repay all amounts due on debt which is to be repaid first out of the proceeds of collateral, the holder would hold a secured claim to the extent of the value of such collateral to which the holder is entitled and unsecured claims with respect to such shortfall. The Bankruptcy Code only permits the payment and accrual of post-petition interest, costs and attorney's fees to a secured creditor during a debtor's bankruptcy case to the extent the value of its collateral is determined by the bankruptcy court to exceed the aggregate outstanding principal amount of the obligations secured by the collateral.

You are responsible for determining the legality of your own investment.

        Investing in the notes may raise legal issues for different classes of investors. You are responsible for determining whether you have the legal power, authority and right to invest in the notes. CPE Inc. and its affiliates express no view as to your legal power, authority or right to invest in the notes. You are urged to consult your own legal advisors as to such matters.

We may be unable to repurchase notes in the event of a change of control.

        Upon the occurrence of a change of control event, we will be required to offer to purchase the notes at 101% of their principal amount plus accrued and unpaid interest to the date of purchase. If a purchase offer obligation arises under the notes indenture, a change of control would have occurred under the indenture for our other outstanding 2019 Notes and 2024 Notes and could have occurred under the terms of our other debt, including our Credit Agreement, which could result in the acceleration of the indebtedness outstanding thereunder. Any of our future debt agreements may contain similar restrictions and provisions. If a purchase offer were required under the notes indenture, we may not have sufficient funds to pay the purchase price of all debt, including the notes, that we are required to purchase or repay.

        In addition, the terms of other existing or future debt may prevent us from paying you. Our failure to repurchase tendered notes or to make payments upon the exercise of the holders' option to require repurchase of the notes in the event of certain change of control events would constitute an event of default under the notes indenture, which in turn would constitute a default under our Credit Agreement. Also, the occurrence of a change of control would also constitute an event of default under our Credit Agreement. Any default under our Credit Agreement would result in a default under the notes indenture if the lenders accelerate the debt under our Credit Agreement.

The covenants in the notes indenture impose, and covenants contained in agreements governing our other indebtedness impose, restrictions that may limit our operating and financial flexibility.

        The notes indenture contains a number of significant restrictions and covenants that limit our ability and the ability of our restricted subsidiaries to:

  •
  incur liens and indebtedness or provide guarantees in respect of obligations of any other person;

  •
  pay dividends or make distributions on our equity interests;

  •
  make redemptions and repurchases of our equity interests;

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  make loans and other investments;

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  prepay, redeem or repurchase our other outstanding 2019 Notes and 2024 Notes and subordinated indebtedness;

  •
  engage in mergers, consolidations and asset dispositions;

  •
  engage in affiliate transactions; and

  •
  restrict distributions from certain subsidiaries.

        Our outstanding 2019 Notes and 2021 Notes and our Credit Agreement also contain multiple restrictions and covenants. Further, our future indebtedness may contain covenants more restrictive in certain respects than the restrictions contained in the notes indenture and our Credit Agreement. If our indebtedness is in default for any reason, our business, financial condition and results of operations could be materially and adversely affected. In addition, complying with these covenants may also cause us to take actions that are not favorable to holders of the notes and may make it more difficult for us to successfully execute our business strategy and compete against companies who are not subject to such restrictions.

Risks Related to the Collateral Securing the Notes

It may be difficult to realize the value of the collateral securing the Notes.

        The collateral securing the notes will be subject to any and all exceptions, defects, encumbrances, liens and other imperfections as may be accepted by the administrative agent, in its reasonable discretion, for the notes and any other creditors that also have the benefit of liens on the collateral securing the notes from time to time, whether on or after the date the notes are issued (including exceptions, defects, encumbrances, liens and other imperfections as may be accepted by the administrative agents or collateral agent, in their reasonable discretion, under our existing Credit

Agreement). We have not analyzed the effect of, nor participated in any negotiations relating to, such exceptions, defects, encumbrances, liens and other imperfections. The existence of any such exceptions, defects, encumbrances, liens and other imperfections could adversely affect the value of the collateral securing the notes as well as the ability of the collateral agent, to realize or foreclose on such collateral.

        The collateral securing the notes will not include all of the Issuers' or the guarantors' assets. The value of the collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers. By their nature, some or all of the pledged assets may be illiquid and may have no readily ascertainable market value. The fair market value of the collateral as of any date may not exceed the principal amount of the debt secured thereby. The value of the assets pledged as collateral for the notes could be impaired in the future as a result of changing economic conditions, our failure to implement our business strategy, competition and other future trends. Any claim for the difference between the amount, if any, realized from the sale of the collateral will rank equal in right of payment with all of our other unsecured unsubordinated indebtedness and other obligations, including trade payables. Additionally, in the event that a bankruptcy case is commenced by or against us, if the value of the collateral is less than the amount of principal and accrued and unpaid interest on the notes and our first lien obligations, including the debt under our Credit Agreement, interest may cease to accrue on the notes from and after the date the bankruptcy petition is filed.

        In the future, the obligation to grant additional security over assets, or a particular type or class of assets, whether as a result of the acquisition or creation of future assets or subsidiaries, the designation of a previously unrestricted subsidiary or otherwise, is subject to the Credit Agreement and related security documents. These agreements set out a number of limitations on the rights of the lenders under the Credit Agreement to require assets to be pledged as collateral in certain circumstances, which may result in, among other things, the amount recoverable under any security provided by us or any guarantor being limited and/or security not being granted over a particular type or class of assets. Accordingly, this may affect the value of the security provided by us and the guarantors.

        The security interest of the collateral agent will be subject to practical problems generally associated with the realization of security interests in collateral. For example, the collateral agent may need to obtain the consent of a third party to obtain or enforce a security interest in a contract. We cannot assure you that the collateral agent will be able to obtain any such consent. We also cannot assure you that the consents of any third parties will be given when required to facilitate a foreclosure on such assets. Accordingly, the collateral agent may not have the ability to foreclose upon those assets, and the value of the collateral may significantly decrease.

The imposition of certain permitted liens will cause the assets on which such liens are imposed to be excluded from the collateral securing the notes and the guarantees. There are also certain other assets that are also excluded from the collateral.

        The collateral securing the notes may be subject to existing permitted liens. The notes Indenture (as well as our other debt agreements) also will permit liens in favor of third parties to secure additional debt, including purchase money indebtedness and capitalized lease obligations, and any assets subject to such liens will be automatically excluded from the collateral securing the notes to the extent the agreements governing such indebtedness prohibit additional liens. In addition, certain categories of assets, such as vehicles or other assets subject to certificates of title, assets of any non-guarantor subsidiary and capital stock or other securities of any of our unrestricted and foreign subsidiaries (except for 66% of the capital stock or other securities in any first-tier foreign subsidiaries), are excluded from the collateral securing the notes. If an event of default occurs and our payment obligations with respect to the notes are accelerated, the notes will rank equally in right with the holders of other unsubordinated and unsecured indebtedness and other liabilities of the relevant entity with respect to such excluded assets. As a result, if the value of the assets securing the notes (taking into account any secured indebtedness with a prior security interest on such asset) is less than the aggregate amount of the claims of the holder, the holder may not receive any substantial recovery from the excluded assets.

The notes will be secured by liens that rank junior to the liens securing our senior secured revolving credit facility.

        On September 9, 2016, CPE Resources entered into the Second Amendment to our Credit Agreement. The Credit Agreement has a capacity of up to $400 million that can be used to borrow funds or issue letters of credit. The borrowing capacity under the Credit Agreement is reduced by the amount of letters of credit issued, which may be up to $250 million. The Second Amendment replaced the quarterly EBITDA-based financial covenants that previously required us to (a) maintain defined minimum levels of interest coverage and (b) comply with a maximum net secured debt leverage ratio, with a new monthly minimum liquidity covenant that requires us to maintain liquidity of not less than $125 million as of the last day of each month. As of September 30, 2016, we had $358.2 million of liquidity. Liquidity under the Credit Agreement's minimum liquidity covenant includes cash and cash equivalents and amounts available under both the Credit Agreement and A/R Securitization Program. As of September 30, 2016, no borrowings and $71.3 million of letters of credit were outstanding under the Credit Agreement.

        The notes will be secured by liens that rank junior in priority to the liens securing our senior secured revolving credit facility pursuant to the Credit Agreement. The effect of this subordination is that upon a default in payment on, or the acceleration of, any obligations under the Credit Agreement, or in the event of our bankruptcy, insolvency, liquidation, dissolution, reorganization or similar proceeding, the proceeds on the sale of the collateral will be available to pay holders of the notes only after all obligations under the Credit Agreement have been paid in full. As a result, if the value of the proceeds on the sale of the collateral is less than the value of the claims of the holders of the notes, those claims may not be satisfied in full.

The collateral agent for the notes will not control decisions regarding the collateral even after repayment in full of our existing loans.

        The holders of the notes will be governed by, and materially limited by, an intercreditor agreement. The holders of first priority lien obligations will control substantially all matters related to the collateral. As a result, the collateral agent for the first priority lien obligations could decide not to proceed against the collateral, regardless of whether or not there is a default under the Credit Agreement. In such event, the only remedy available to holders of the notes would be to sue for payment on the notes and the guarantees. In addition, the holders of the notes will waive a number of other important rights that would otherwise accrue to a secured creditor in bankruptcy, including the right to seek adequate protection and to object to debtor-in-possession financings.

Your rights in the collateral may be adversely affected by the failure to perfect security interests in collateral.

        Applicable law provides that a security interest in certain tangible and intangible assets can be properly perfected and its priority retained only through certain actions undertaken by the secured party. The liens securing the notes may not be perfected if the collateral agent is not able to take the actions necessary to perfect any of these liens at or prior to the date of the notes Indenture. In addition, applicable law provides that certain property and rights acquired after the grant of a general security interest, such as real property, equipment subject to a certificate and certain proceeds, can only be perfected at the time such property and rights are acquired and identified. The Issuers and the guarantors will have limited obligations to perfect the lenders' security interest in specified collateral. There can be no assurance that the collateral agent for the notes will monitor the future acquisition of property and rights that constitute collateral, and that the necessary action will be taken to properly perfect the security interest in such after-acquired collateral. Neither the Trustee nor the collateral agent for the notes will have any obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interest or to take any actions to perfect or maintain the perfection of the security interest. Such failure may result in the loss of the security interest in the collateral or the priority of the security interest in favor of the notes against third parties.

Security over all of the collateral may not be in place upon the date of issuance of the notes.

        Certain security interests may not be in place on the date of the issuance of the notes or may be not perfected on such date. For example, with respect to collateral perfected by mortgages, we will not be required to deliver and record such mortgages until the date that is 90 days after the date of the issuance of the notes. Any issues that we are unable to resolve in connection with the recordation of such security interests may negatively impact the value of the collateral. To the extent a security interest in certain collateral is perfected following the date of issuance of the notes, it might be avoidable in bankruptcy.

        If the Issuers or any guarantor were to become subject to a bankruptcy proceeding after the date of the issuance of the notes, any mortgage delivered after the issue date of the notes would face a greater risk of being invalidated than if we had delivered it at the issue date. If a mortgage is delivered after the issue date, it will be treated under bankruptcy law as if it were delivered to secure previously existing debt, which is materially more likely to be avoided as a preference by the bankruptcy court than if the mortgage were delivered and promptly recorded at the time of the issuance of the notes. To the extent that the grant of any such mortgage is avoided as a preference, you would lose the benefit of the security interest in the core property that the mortgage was intended to provide.

There are circumstances, other than repayment or discharge of the notes, under which the collateral securing the notes and guarantees will be released automatically, without your consent.

        Under various circumstances, all or a portion of the collateral may be released. In addition, a subsidiary guarantee of the notes will be released in connection with a release of such guarantee under our Credit Agreement or in connection with a sale or merger of the applicable guarantor in a transaction not prohibited by the notes Indenture.

        The notes Indenture also permits CPE Inc. to designate one or more of its restricted subsidiaries that is a guarantor of the notes as an unrestricted subsidiary. If CPE Inc. designates a subsidiary guarantor as an unrestricted subsidiary, all of the liens on any collateral owned by such subsidiary or any of its subsidiaries and any guarantees of the notes by such subsidiary or any of its subsidiaries will be released under the indenture. Designation of an unrestricted subsidiary will reduce the aggregate value of the collateral securing the notes to the extent that liens on the assets of the unrestricted subsidiary and its subsidiaries are released. In addition, the creditors of the restricted subsidiary and its subsidiaries will have a senior claim on the assets of such unrestricted subsidiary and its subsidiaries.

No title insurance reports or policies will be delivered to the collateral agent in connection with the mortgages securing the notes. There will be no independent assurance, therefore, among other things, that there are no liens other than those permitted by the indenture encumbering such real properties.

        No title insurance will be obtained with respect to the mortgaged properties securing the notes. As a result, there is and will be no independent assurance that, among other things, (i) the real property interests encumbered by the mortgages includes all of the property interests owned by us and our subsidiaries that we intended to include, (ii) that our title (or that of our subsidiaries) to such owned real property interests is not encumbered by liens and other defects not permitted by the indenture and (iii) no unpaid taxes, encroachments, adverse possession claims, zoning or other restrictions exist with respect to such owned real property interests which could result in a material adverse effect on the value or utility of such owned real property interests. Consequently, one or more of the mortgages securing the notes may need to be amended in the future in the event a discrepancy in the description of the real estate is discovered and/or we may need to take remedial action to resolve other matters that are disclosed by current title and lien searches.

State law may limit the ability of the collateral agent to foreclose on real property and improvements included in the collateral securing the notes.

        The notes will be secured by, among other things, liens on real property and improvements located in various states. State laws may limit the ability of the collateral agent to foreclose on the improved real property collateral located therein. State laws govern the perfection, enforceability and foreclosure of mortgage liens against real property which secure debt obligations such as the notes. These laws may impose procedural requirements for foreclosure different from and necessitating a longer time period for completion than the requirements for foreclosure of security interests in personal property. In particular, while some states permit real property foreclosures to be conducted by what is referred to as a "power of sale", which is a more expedited foreclosure procedure, other states require that real property be foreclosed via judicial action, which can be costly and time-consuming.

        Debtors may have the right to reinstate defaulted debt (even if it has been accelerated) before the foreclosure date by paying the past due amounts and a right of redemption after foreclosure. Governing law may also impose security first and one form of action rules, which rules can affect the ability to foreclose or the timing of foreclosure on real and personal property collateral securing the notes regardless of the location of the collateral securing the notes and may limit the right to recover a deficiency following a foreclosure. Some states also have so-called "anti-deficiency" laws, whereby an obligor can request that a court determine the fair market value of the foreclosed real property and, if the foreclosure price is lower than such fair market value, the obligor is entitled to claim an offset in the deficiency.

        The collateral agent for the notes also may be limited in its ability to enforce a breach of the "no liens" covenant. Some decisions of certain state courts have placed limits on a lender's ability to accelerate debt as a result of a breach of this type of a covenant. Under these decisions, a lender seeking to accelerate debt secured by real property upon breach of covenants prohibiting the creation of certain junior liens or leasehold estates may need to demonstrate that enforcement is reasonably necessary to protect against impairment of the lender's security or to protect against an increased risk of default. Although the foregoing court decisions may have been preempted, at least in part, by certain federal laws, the scope of such preemption, if any, is uncertain. Accordingly, a court could prevent the collateral agent for the notes from declaring a default and accelerating the notes by reason of a breach of this covenant, which could have a material adverse effect on the ability of holders of the notes to enforce the covenant.

The collateral is subject to casualty risks.

        Although we maintain insurance policies to insure against losses, there are certain losses that may be either uninsurable or not economically insurable, in whole or in part. As a result, it is possible that the insurance proceeds will not compensate us fully for our losses in the event of a catastrophic loss. We cannot assure you that any insurance proceeds received by us upon the total or partial loss of the pledged collateral will be sufficient to satisfy all of our secured obligations, including the notes.

        In the event of a total or partial loss to any of the pledged collateral, certain items such as equipment, fixtures and other improvements and inventory may not be easily replaced. Accordingly, even though there may be insurance coverage, the extended period needed to manufacture or construct replacement of such items could cause significant delays.

Any future pledge of collateral might be avoidable in bankruptcy.

        Any future pledge of collateral in favor of the collateral agent might be avoidable by the pledgor (as debtor-in-possession) or by its trustee in bankruptcy if certain events or circumstances exist or occur, including, among others, if the pledgor is insolvent at the time of the pledge, the pledge will permit the holders of the notes to receive a greater recovery than if the pledge had not been given and a bankruptcy proceeding in respect of the pledgor is commenced within 90 days following the pledge or, in certain circumstances, a longer period.

We may incur additional debt that is secured by the collateral for the notes on a senior or parity lien basis, which may dilute the security interest of the holders in the collateral.

        The notes Indenture allows us to secure any debt that we are permitted to incur on a parity lien basis with an equal and ratable security interest in the collateral securing the notes offered hereby. In addition, our Credit Agreement permits us to incur additional debt secured by first priority liens on the collateral securing the notes. These liens will rank senior to the liens securing the notes. In addition, the terms of the notes will permit us, subject to certain limitations, to incur additional secured debt ranking equally with, or senior to, the liens securing the notes. To the extent any additional senior or parity liens are granted in the future, it will dilute the interests of the notes in the collateral.

The security over the collateral will not be granted directly to the holders of the notes.

        The security interests in the collateral that will secure the obligations of the Issuers and the guarantors under the notes will not be granted directly to the holders of such indebtedness but will be granted only in favor of the collateral agent on behalf of the holders of the notes. As a consequence, the holders of the notes will not be entitled to take enforcement action in respect of the collateral, except through the collateral agent.

USE OF PROCEEDS

        Unless we specify otherwise in any prospectus supplement, we will use the net proceeds (after the payment of offering expenses and underwriting discounts and commissions) from our sale of securities for general corporate purposes, which may include, among other things:

  •
  paying or refinancing all or a portion of our indebtedness outstanding at the time; and

  •
  funding working capital, capital expenditures or acquisitions (which may consist of acquisitions of discrete assets or businesses).

        The actual application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the applicable prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend upon our funding requirements and the availability and cost of other funds.

 RATIO OF EARNINGS TO FIXED CHARGES

        The ratio of earnings to fixed charges for each of the periods indicated is as follows:

	Nine Months Ended September 30, 2016	Year Ended December 31,
		2015	2014	2013	2012	2011
Ratio of earnings to fixed charges, CPE Inc.	1.0x	—	3.2x	1.6x	3.5x	3.0x

        For purposes of calculating the ratio of earnings to fixed charges, earnings were calculated by adding (i) earnings from continuing operations, (ii) interest expense, net, including the portion of rents representative of an interest factor, (iii) amortization of debt issue costs and capitalized interest, (iv) distributions from equity investments and (v) capitalized interest. Fixed charges consist of interest expense, net, amortization of debt issue costs, and the portions of rents representative of an interest factor. Earnings for 2015 were inadequate to cover fixed charges by $118.1 million. To date, we have not issued any preferred stock. Therefore, the ratio of earnings to combined fixed charges and preferred share distribution requirements is the same as the ratio of earnings to fixed charges presented above.

 DESCRIPTION OF THE NOTES

        In this "Description of the Notes," the "Company" refers only to Cloud Peak Energy Resources LLC and any successor obligor, and not to any of its subsidiaries, "Co-issuer" refers to Cloud Peak Energy Finance Corp. and not to any of its subsidiaries, and "Issuers" refers to both of the Company and the Co-issuer. The term "New Notes" refers to the Issuers' notes being offered hereby. You can find the definitions of certain other terms used in this description under "—Certain Definitions."

        On October 17, 2016, the Issuers completed their offers to exchange for $290,366,000 aggregate principal amount of 12.00% Second Lien Senior Secured Notes due 2021 (the "Existing 2021 Notes" and, together with the New Notes, the "notes") under the indenture dated as of October 17, 2016 (the "indenture") among the Issuers, the Guarantors, and Wilmington Trust, National Association, as trustee and collateral agent.

        The Issuers will issue the New Notes as additional notes having the same terms in all respects as the Existing 2021 Notes (except that no interest shall accrue on the New Notes prior to the Issue Date) under the indenture. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act"). Only registered holders of notes will have rights under the indenture, and all references to "holders" or "noteholders" in the following description are to registered holders of notes.

        The Issuers will be jointly and severally liable for all obligations under the notes. The Co-issuer is a Wholly Owned Subsidiary of the Company that was incorporated in Delaware in 2009 as a special purpose finance subsidiary to facilitate the offering of the Existing 2021 Notes and certain other debt securities of the Company. The Company believes that some prospective purchasers of the notes may be restricted in their ability to purchase debt securities of partnerships or LLCs such as the Company unless the securities are jointly issued by a corporation. The Co-issuer will not have any substantial operations or assets and will not have any revenues. Accordingly, you should not expect the Co-issuer to participate in servicing the principal and interest obligations on the notes.

        The following description is a summary of the material provisions of the indenture, the notes, the First Lien/Second Lien Intercreditor Agreement, the Pari Passu Second Lien Intercreditor Agreement and the Security Agreement. Because this is a summary, it may not contain all the information that is important to you. You should read each of these documents in its entirety because it, and not this description, will define the Issuers' obligations and your rights as holders of the New Notes.

Basic Terms of the New Notes

        The New Notes will be issued in an aggregate principal amount to be determined and will mature on November 1, 2021 and will be the senior secured obligations of the Issuers.

        Like the Existing 2021 Notes, the New Notes will:

  (1)
  be secured by second-priority Liens on the Collateral described below under "—Security for the Notes", subject to Permitted Liens and the terms of the First Lien/Second Lien Intercreditor Agreement and, if any of the Issuers and the Guarantors incurs any Pari Passu Secured Debt, the Pari Passu Second Lien Intercreditor Agreement described herein;

  (2)
  be equal in right of payment with all existing and future senior Debt of the Issuers, including the Existing 2021 Notes and the Existing Unsecured Notes;

  (3)
  be effectively junior, pursuant to the terms of the First Lien/Second Lien Intercreditor Agreement, to the extent of the value of the Collateral, to the Company's obligations under the Credit Agreement and any other First Lien Obligations, which will be secured on a first-priority basis by Liens on the Collateral;

  (4)
  be effectively junior to any secured Debt of the Company, Co-Issuer or its Subsidiaries that is secured by Liens on assets other than the Collateral, to the extent of the value of such assets;

  (5)
  be senior in right of payment to all subordinated Debt of the Issuers;

  (6)
  be effectively senior to all existing and future unsecured senior Debt of the Issuers, including the Existing 2021 Notes and the Existing Unsecured Notes, to the extent of the value of the Collateral (after giving effect to any senior Lien on the Collateral);

  (7)
  be structurally subordinated to the Debt and other liabilities of Subsidiaries of the Company that do not guarantee the notes.

        The New Notes will bear interest commencing the date of issue at the rate of 12.00% per annum, payable semiannually on each May 1 and November 1, commencing on a date to be determined, to holders of record on the April 15 or October 15 immediately preceding the interest payment date. The New Notes will bear interest on overdue principal, and, to the extent lawful, pay interest on overdue interest, at 1% per annum higher than the rate otherwise applicable to the New Notes.

        Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Additional Notes

        Subject to the covenants described below, the Issuers may issue additional notes in an unlimited amount from time to time under the indenture having the same terms in all respects as the notes except that interest may not accrue on the additional notes from the Original Issue Date. Any additional notes will be secured, equally and ratably, with the New Notes, the Existing 2021 Notes and any other Second Lien Obligations. The New Notes offered hereby, the Existing 2021 Notes and any additional notes subsequently issued would be treated as a single class for all purposes under the indenture and will vote together as one class on all matters, provided that if the Existing 2021 Notes or additional notes are not fungible with the New Notes for United States federal income tax purposes, the Existing 2021 Notes and additional notes will have a separate CUSIP number and ISIN from the New Notes.

Guaranties

        On the Issue Date, the obligations of the Issuers pursuant to the New Notes, including any repurchase obligation resulting from a Change of Control, will be unconditionally guaranteed, jointly and severally, on a second lien, secured basis, by the Parent Guarantor and each Domestic Restricted Subsidiary of the Company (other than the Co-issuer) that guarantees Debt of the Company under the Credit Agreement. If any Domestic Restricted Subsidiary of the Parent Guarantor (other than an Issuer) guarantees the Debt of an Issuer or a Guarantor under the Credit Agreement (including any newly acquired or created Restricted Subsidiary) after the Original Issue Date, the Domestic Restricted Subsidiary must provide a guarantee of the notes (each such guarantee, a "Note Guaranty"). See "—Certain Covenants—Note Guaranties by Restricted Subsidiaries."

        Each guarantee of the New Notes, like each guarantee of the Existing 2021 Notes, will be:

  (1)
  a senior secured obligation of the Guarantor;

  (2)
  equal in right of payment with all existing and future senior Debt of that Guarantor, including the guarantees of the Existing 2021 Notes and the Existing Unsecured Notes, without giving effect to any collateral arrangements;

  (3)
  secured by second-priority Liens on the Collateral owned or held by such Guarantor, subject to Permitted Liens and the terms of the First Lien/Second Lien Intercreditor Agreement and,

    if any of the Issuers and the Guarantors incurs any Pari Passu Secured Debt, the Pari Passu Second Lien Intercreditor Agreement;

  (4)
  effectively junior, pursuant to the terms of the First Lien/Second Lien Intercreditor Agreement, to the extent of the value of the Collateral, to that Guarantor's guarantee of the Company's obligations under the Credit Agreement and any other First Lien Obligations, which will be secured on a first-priority basis by Liens on the Collateral;

  (5)
  effectively junior to any secured Debt of the Guarantor that is secured by Liens on assets other than Collateral, to the extent of the value of such assets;

  (6)
  senior in right of payment to all subordinated Debt of that Guarantor; and

  (7)
  effectively senior to all existing and future unsecured Debt of the Guarantors, including the Guarantor's guarantee of the Existing Unsecured Notes, to the extent of the value of the Collateral (after giving effect to any senior Lien on the Collateral).

        Each Note Guaranty will be limited to the maximum amount that would not render the Guarantor's obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. By virtue of this limitation, a Guarantor's obligation under its Note Guaranty could be significantly less than amounts payable with respect to the notes, or a Guarantor may have effectively no obligation under its Note Guaranty. See "Risk Factors—Risks Related to the Notes—Federal and state statutes allow courts, under specific circumstances, to void guarantees and require debtholders to return payments received or prevent debtholders from receiving payments."

        The Note Guaranty of the Parent Guarantor will terminate upon (i) a liquidation or dissolution of the Parent Guarantor so long as no Default occurs as a result thereof, (ii) the merger or consolidation of the Parent Guarantor into another Person in accordance with the covenant described below under "—Consolidation, Merger or Sale of Assets", (iii) defeasance or discharge of the notes, as provided in "—Defeasance and Discharge" or (iv) as set forth in the First Lien/Second Lien Intercreditor Agreement.

        The Note Guaranty of a Subsidiary Guarantor will terminate upon

  (1)
  a sale or other disposition (including by way of consolidation or merger or otherwise) of the Subsidiary Guarantor or the sale or other disposition of all or substantially all the assets of the Subsidiary Guarantor (other than to the Parent Guarantor or a Restricted Subsidiary) in connection with a transaction or circumstance that does not violate the indenture,

  (2)
  a disposition of the majority of the Capital Stock of the Subsidiary Guarantor to a third Person in connection with a transaction or circumstance that does not violate the indenture, after which the Subsidiary Guarantor is no longer a Restricted Subsidiary,

  (3)
  upon a liquidation or dissolution of the Subsidiary Guarantor so long as no Default occurs as a result thereof,

  (4)
  the designation by the Parent Guarantor in accordance with the indenture of the Guarantor as an Unrestricted Subsidiary or the Guarantor otherwise ceases to be a Restricted Subsidiary in accordance with the indenture,

  (5)
  defeasance or discharge of the notes, as provided in "—Defeasance and Discharge,"

  (6)
  the release, other than the discharge through payment by the Subsidiary Guarantor, of all other Guarantees by such Restricted Subsidiary of Debt of either Issuer or another Guarantor under the Credit Agreement, or

  (7)
  as set forth in the First Lien/Second Lien Intercreditor Agreement.

Security

        The Obligations of the Issuers with respect to the notes, the obligations of Guarantors under the Note Guarantees and the performance of all other Obligations of the Issuers and the Guarantors under the Note Documents will be secured by second-priority Liens on the Collateral granted to the Collateral Agent for the benefit of the holders of the notes. For all purposes of this Description of the Notes and the indenture, all references to "second-priority" Liens means Liens that may be junior in priority to the Liens securing First Lien Obligations, to the extent permitted to be incurred or to exist under the First Lien/Second Lien Intercreditor Agreement, and to Permitted Liens.

        The Collateral will include substantially all of the assets of the Issuers and the Guarantors (including certain real property that is owned or leased by any Issuer or Guarantor), that secures Obligations arising under the Credit Agreement, but in any event not including Excluded Collateral. "Excluded Collateral" means (A) motor vehicles or any other property that is covered by a certificate of title, the perfection of a security interest in which is excluded from the Uniform Commercial Code in the relevant jurisdiction, (B) Equity Interests in any Immaterial Subsidiary or Unrestricted Subsidiary and Wyoming Quality Healthcare Coalition, (C) capital credits relating to the membership interests of Cordero Mining LLC in the Tri-County Electric Association, Inc, a Wyoming power cooperative; and Powder River Energy Corporation, a Wyoming power cooperative, (D) interests in partnerships, joint ventures and non-Wholly Owned Subsidiaries which cannot be pledged without the consent of one or more third parties (other than any Issuer or Guarantor), after giving effect to the Uniform Commercial Code of any applicable jurisdiction and other applicable law, (E) Equity Interests in Foreign Restricted Subsidiaries (including any Domestic Subsidiary of a Foreign Subsidiary that is a "controlled foreign corporation" within the meaning of Section 957 of the Code) or Disregarded Domestic Persons other than 66% of each class of the voting Equity Interests and 100% of the non-voting Equity Interests of such first-tier Foreign Restricted Subsidiaries and Disregarded Domestic Persons, (F) margin stock, (G) all foreign intellectual property, (H) any "intent-to-use" trademark applications prior to the filing of a "Statement of Use" or "Amendment to Allege Use" with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law, (I) properties that are subject to Liens that are referred to in clauses (3) of "Permitted Liens" so long as the beneficiary of such Lien prohibits the Lien created by the Security Documents, (J) any Letter -of -Credit Rights (as such term is defined in the New York Uniform Commercial Code) to the extent any Issuer or Guarantor is required by applicable law to apply the proceeds of a drawing of such letter of credit for a specified purpose, (K) properties to the extent that (but only to the extent that, and only for so long as) the grant of a security interest therein is prohibited by any applicable law or regulation, requires a consent, approval, license or authorization not obtained of any governmental authority pursuant to any applicable law or regulation, or is prohibited by, or constitutes a change in control, breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, permit, instrument or other document evidencing or giving rise to such property or, in the case of any Investment Property (as defined in the New York Uniform Commercial Code), any applicable shareholder or similar agreement, except to the extent that such law or regulation or the term in such contract, license, permit, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, change of control, breach, default or termination or requiring such consent is ineffective under applicable law (including without limitation Sections 9-406, 9-407, 9-408 and 9-409 of the Uniform Commercial Code in any applicable jurisdiction, the Bankruptcy Code and any similar state insolvency laws, or general principles of equity) to prevent the creation or attachment of the security interests granted hereunder, (L) Real Properties other than Material Real Properties and (M) any Capital Stock and other securities of a Subsidiary of the Parent Guarantor to the extent that the pledge of or grant of any other Lien on such Capital Stock and other securities results in the Parent Guarantor being required to file separate financial statements of such Subsidiary with the Securities and Exchange Commission (or any other governmental authority)

pursuant to either Rule 3-10 or 3-16 of Regulation S-X under the Securities Act, or any other law, rule or regulation as in effect from time to time, but only to the extent necessary to not be subject to such requirement.

        The Collateral will not include any property or assets that is or may be provided to certain issuers of letters of credit pursuant to the First Lien Documents (as defined under "—Certain Definitions—Certain Definitions Relating to the Intercreditor Agreements") rather than generally to the holders of First Lien Obligations or to the First Lien Agent (as defined under "—Certain Definitions—Certain Definitions Relating to the Intercreditor Agreements") for the benefit of the holders of the First Lien Obligations as a whole. The creation or perfection of pledges of or security interests in particular assets will not be required if, and for so long as, the creation or perfection of such security interests would require a foreign law governed security or pledge agreement. In addition, the Collateral shall not include other property or assets of any Issuer or Guarantor (including any Excluded Subsidiary (as defined in the Credit Agreement)) that is not required to be subject to a Lien securing the Obligations under the Credit Agreement except to the extent that such property or assets are subject to a First Priority Lien generally in favor of all holders of First Lien Obligations.

        The Security Documents do not require that security interests be perfected in certain instances. In particular, no Issuer or Guarantor shall be required (A) to take steps to perfect the security interest in Excluded Accounts, (B) to take steps to perfect the security interests in property and assets (other than deposit, securities and commodities accounts) requiring perfection through control agreements to the extent a security interest therein cannot be perfected by the filing of a financing statement under the Uniform Commercial Code of any applicable jurisdiction, (C) to take steps to perfect the security interests granted under the Security Documents by indicating such security interest on the certificate of title for any motor vehicle asset or other asset that is covered by a certificate of title, (D) to take steps to perfect the security interest in Letter-of-Credit Rights (other than the filing a financing statement under the Uniform Commercial Code of any applicable jurisdiction to the extent such security interest can be perfected by such filing), (E) to seek any third party consent or (F) to perfect the security interests granted under the Security Documents in any commercial tort claims. In addition, the Lien on certain items of Collateral will not be required to be perfected (or perfected by a particular method) to the extent that the collateral agent for the Credit Agreement does not require such Lien to be perfected (or perfected by a particular method) under the Credit Agreement.

        The Security Documents and Mortgages providing for the Second Priority Liens will be substantially in the form of the corresponding instruments providing for the First Priority Liens, with such changes as are reasonably necessary to reflect the terms of the First Lien/Second Lien Intercreditor Agreement and with such deletions or modifications of representations, warranties and covenants as are customary with respect to security documents establishing Liens securing publicly traded debt securities.

Certain Intercreditor Provisions

  The First Lien/Second Lien Intercreditor Agreement

        On October 17, 2016, the Collateral Agent entered into the first lien/second lien intercreditor agreement (the "First Lien/Second Lien Intercreditor Agreement") with the First Lien Agent, to provide for, among other things, the junior nature of the Second Priority Liens with respect to First Priority Liens. Although the holders of the notes will not be parties to the First Lien/Second Lien Intercreditor Agreement, by their acceptance of the notes they will agree to be bound thereby and to have directed the Collateral Agent to enter into and perform its obligations thereunder as Second Lien Representative. The First Lien/Second Lien Intercreditor Agreement permits the First Lien Obligations and the Second Lien Obligations to be refunded, refinanced or replaced by certain permitted refinancing Debt without affecting the lien priorities set forth in the First Lien/Second Lien Intercreditor Agreement, in each case without the consent of any holder of First Lien Obligations and Second Lien Obligations (including holders). For purposes of this "—Certain Intercreditor Provisions," capitalized terms defined in "—Certain Definitions—Certain Definitions Related to the Intercreditor Agreements" are used as so defined.

  Lien Priorities

        The First Lien/Second Lien Intercreditor Agreement provides that, notwithstanding:

  (1)
  the date, time, manner, method or order of filing or recordation of any document or instrument or of grant, attachment or perfection of any Liens granted to any Second Lien Representative or any Second Lien Secured Parties on the Shared Collateral or of any Liens granted to any First Lien Representative or any other First Lien Secured Party on the Shared Collateral (or any actual or alleged defect in any of the foregoing);

  (2)
  any provision of the applicable Uniform Commercial Code or any applicable law;

  (3)
  any First Lien Document or any Second Lien Document;

  (4)
  whether a Lien was acquired by grant, statute, operation of law, subrogation or otherwise;

  (5)
  any amendment, supplement or other modification, or any Refinancing, of either the First Lien Debt Obligations or the Second Lien Obligations;

  (6)
  any increase of the aggregate amount of the First Lien Debt Obligations, including such increase without notice to or consent by the Second Lien Representatives or the Second Lien Secured Parties; or

  (7)
  any other circumstance whatsoever, (i) any Lien on the Shared Collateral securing any First Lien Obligations now or hereafter held by or on behalf of any First Lien Representative or any other First Lien Secured Party or other agent or trustee therefor shall have priority over and be senior in all respects and prior to any Lien on the Shared Collateral securing any Second Lien Obligations and (ii) any Lien on the Shared Collateral securing any Second Lien Obligations now or hereafter held by or on behalf of any Second Lien Representative or any Second Lien Secured Parties or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Shared Collateral securing any First Lien Obligations.

        In the event any Second Lien Representative or any Second Lien Secured Party becomes a judgment lien creditor in respect of Shared Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of Second Lien Obligations, such judgment lien shall be subordinated to the Liens securing First Lien Obligations on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to such Liens securing First Lien Obligations under the First Lien/Second Lien Intercreditor Agreement.

        The provisions under the caption "—Lien Priorities" are intended solely to set forth the relative ranking, as Liens, of the Second Priority Liens securing the Obligations under the indenture and other Pari Passu Secured Debt as against the First Priority Liens, and the Liens securing First Priority Secured Debt as against the Second Priority Liens.

  Limitation on Enforcement of Remedies

        The First Lien/Second Lien Intercreditor Agreement provides that, except as provided below, so long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Issuer or any other Guarantor, (i) neither any Second Lien Representative nor any Second Lien Secured Party will (1) exercise or seek to exercise any rights or remedies (including setoff) with respect to any Shared Collateral in respect of any Second Lien Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (2) contest, protest or object to any foreclosure proceeding or action brought with respect to the Shared Collateral or any other First Lien Collateral by any First Lien Representative or any First Lien Secured Party in respect of the First Lien Debt Obligations, the exercise of any right by any First Lien Representative or any First Lien Secured Party (or any agent or sub-agent on their behalf) in respect of the First Lien Debt Obligations under any lockbox agreement, control agreement, landlord waiver or bailee's letter or similar agreement or arrangement to which any First Lien Representative or any First Lien Secured Party either is a party or may have rights as a third party beneficiary, or any other exercise by any such party of any rights and remedies relating to the Shared Collateral under the First Lien Documents or otherwise in respect of the First Lien Collateral or the First Lien Debt Obligations, or (3) object to the forbearance by the First Lien Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Shared Collateral in respect of First Lien Debt Obligations and (ii) the First Lien Representatives and the First Lien Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including setoff and the right to credit bid their debt) and make determinations regarding the care or preservation of the Shared Collateral, or the release, disposition or restrictions with respect to the Shared Collateral without any consultation with or the consent of any Second Lien Representative or any Second Lien Secured Party and to incur expenses in connection with the foregoing, and shall have the exclusive right to determine and direct the time, method and place for exercising such right or remedy or conducting any proceeding with respect thereto; provided, however, that:

          (a)   in any Insolvency or Liquidation Proceeding commenced by or against any Issuer or any Guarantor, any Second Lien Representative may file a claim or statement of interest with respect to the Second Lien Obligations under its Second Lien Debt Facility;

          (b)   any Second Lien Representative may take any action (not adverse to the prior Liens on the Shared Collateral securing the First Lien Debt Obligations or the rights of the First Lien Representatives or the First Lien Secured Parties to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Shared Collateral;

          (c)   any Second Lien Representative and other Second Lien Secured Parties may exercise rights and remedies as unsecured creditors against any Issuer and any other Guarantor in accordance with the terms of the Second Lien Documents and applicable law so long as such rights and remedies do not violate any express provision of the First Lien/Second Lien Intercreditor Agreement, which is binding on the Second Lien Secured Parties (including provisions under the captions "—First Lien Agent; No Interference", "—No New Liens; Similar Documents" and "—Agreements With Respect to Insolvency or Liquidation Proceedings";

          (d)   any Second Lien Secured Party may file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Second Lien Secured Parties or the avoidance of any Second Priority Lien to the extent not inconsistent with the terms of the First Lien/Second Lien Intercreditor Agreement; and

          (e)   from and after the Second Lien Enforcement Date, the Designated Second Lien Representative may exercise or seek to exercise any rights or remedies (including setoff) with respect to any Shared Collateral in respect of any Second Lien Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure).

        Nothing in the First Lien/Second Lien Intercreditor Agreement shall prohibit the receipt by any Second Lien Representative or any Second Lien Secured Party of the required payments of principal, premium, if any, interest, fees and other amounts due under the notes and the other Second Lien Documents so long as such receipt (i) is not the direct or indirect result of the exercise in contravention of the First Lien/Second Lien Intercreditor Agreement by a Second Lien Representative or any Second Lien Secured Party of rights or remedies as a secured creditor in respect of Shared

Collateral or (ii) whether in contravention of the First Lien/Second Lien Intercreditor Agreement or not, does not have the effect of discharging the Lien of any First Lien Representative or First Lien Agent on such Shared Collateral.

  First Lien Agent; No Interference

        The First Lien/Second Lien Intercreditor Agreement provides that in exercising rights and remedies with respect to the First Lien Collateral, the First Lien Representatives and the First Lien Secured Parties may enforce the provisions of the First Lien Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion and without consultation with any Second Lien Representative or any other Second Lien Secured Party and regardless of whether any such exercise is adverse to the interest of any Second Lien Secured Party. Such exercise and enforcement shall include the rights of an agent appointed by the First Lien Representatives and/or the First Lien Secured Parties to sell or otherwise dispose of Shared Collateral upon foreclosure, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

        The First Lien/Second Lien Intercreditor Agreement provides that, subject to the provisions of items (a) through (e) of the first paragraph under the caption "—Limitation on Enforcement of Remedies", (i) neither a Second Lien Representative nor any Second Lien Secured Party will take any action that would hinder any exercise of remedies undertaken by any First Lien Representative or any First Lien Secured Party with respect to the Shared Collateral under the First Lien Documents, including any sale, lease, exchange, transfer or other disposition of the Shared Collateral, whether by foreclosure or otherwise, and (ii) each Second Lien Representative and each Second Lien Secured Party will waive any and all rights it or any such Second Lien Secured Party may have as a junior lien creditor or otherwise to object to the manner in which the First Lien Representatives or the First Lien Secured Parties seek to enforce or collect the First Lien Debt Obligations or the Liens granted on any of the First Lien Collateral, regardless of whether any action or failure to act by or on behalf of any First Lien Representative or any other First Lien Secured Party is adverse to the interests of the Second Lien Secured Parties.

        The First Lien/Second Lien Intercreditor Agreement provides that each First Lien Representative and each Second Lien Secured Party shall agree that:

  (1)
  it shall not (and will waive any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing any First Lien Debt Obligations held (or purported to be held) by or on behalf of any First Lien Representative or any of the other First Lien Secured Parties or other agent or trustee therefor in any First Lien Collateral;

  (2)
  except as expressly provided in items (a) through (e) of the first paragraph under the caption "—Limitation on Enforcement of Remedies", it shall not, in the context of its role as secured creditor, take or receive any Shared Collateral or any Proceeds of Shared Collateral in connection with the exercise of any right or remedy (including setoff) with respect to any Shared Collateral in respect of Second Lien Obligations;

  (3)
  except as expressly provided in items (a) through (e) of the first paragraph under the caption "—Limitation on Enforcement of Remedies", it shall not commence, or join with any Person (other than the First Lien Secured Parties and the First Lien Representatives upon the request of the Designated First Lien Representative) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Shared Collateral under any of the Second Lien Documents or otherwise in respect of the Second Lien Obligations; and

  (4)
  none of the First Lien Representatives nor any of the other First Lien Secured Parties shall be required to marshal any present or future collateral security for any obligations of any Issuer or any Subsidiary to any First Lien Representative or any First Lien Secured Party under the First Lien Documents or any assurance of payment in respect thereof, or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.

        The First Lien/Second Lien Intercreditor Agreement further provides that each First Lien Representative and each First Lien Secured Party shall not (and shall waive any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing any Second Lien Obligations held (or purported to be held) by or on behalf of any Second Lien Representative or any of the Second Lien Secured Parties in the Second Lien Collateral.

        The First Lien Secured Parties and the First Lien Representatives have no duty to any Second Lien Representative or any Second Lien Secured Party in respect of the maintenance or preservation of the Shared Collateral, the First Lien Obligations or otherwise, other than, upon the Discharge of First Lien Obligations, (i) to deliver to the Designated Second Lien Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all Proceeds, held or controlled by such First Lien Representative or any of its agents or bailees, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee's letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, (ii) notify any applicable insurance carrier that it is no longer entitled to be a loss payee or additional insured under the insurance policies of any Issuer or Guarantor issued by such insurance carrier and (iii) notify any governmental authority involved in any condemnation or similar proceeding involving any Issuer or Guarantor that the Designated Second Lien Representative is entitled to approve any awards granted in such proceeding.

  Payment Over

        The First Lien/Second Lien Intercreditor Agreement provides that, unless and until the Discharge of First Lien Obligations, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Issuer or Guarantor, any Shared Collateral or Proceeds upon the exercise of remedies received by any Second Lien Representative or any Second Lien Secured Party in connection with the exercise of any right or remedy (including setoff) relating to the Shared Collateral, in contravention of the First Lien/Second Lien Intercreditor Agreement or otherwise, shall be segregated and held in trust for the benefit of and forthwith paid over to the Designated First Lien Representative for the benefit of the First Lien Secured Parties in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. Any Shared Collateral or Proceeds received by any Second Lien Representative or any Second Lien Secured Party on account of its secured claim in connection with any Insolvency or Liquidation Proceeding shall be deemed to be the result of an exercise of remedies.

        The First Lien/Second Lien Intercreditor Agreement provides that in case any First Lien Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to disgorge, turn over or otherwise pay any amount to the estate of the respective Issuer or any Guarantor (or any trustee, receiver or similar Person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any amount (a "Recovery"), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then the First Lien Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the First Lien Secured Parties shall be entitled to the benefits of the First Lien/Second Lien Intercreditor Agreement with respect to all such recovered amounts. If the First

Lien/Second Lien Intercreditor Agreement shall have been terminated prior to such Recovery, the First Lien/Second Lien Intercreditor Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties thereto. None of the Second Lien Representatives and Second Lien Secured Parties shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with the First Lien/Second Lien Intercreditor Agreement, whether by preference or otherwise, and the benefit of such avoidance action otherwise allocable to them shall instead be treated as Proceeds and allocated and turned over for application in accordance with the priorities set forth in the First Lien/Second Lien Intercreditor Agreement.

        The grants of Liens by the Issuers and the Guarantors pursuant to the First Lien Collateral Documents and the Second Lien Collateral Documents constitute separate and distinct grants of Liens and because of, among other things, their differing rights in the Shared Collateral, the Second Lien Obligations are fundamentally different from the First Lien Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding. If it is held that any claims of the First Lien Secured Parties and the Second Lien Secured Parties in respect of the Shared Collateral constitute a single class of claims (rather than separate classes of senior and junior secured claims), then all distributions shall be made as if there were separate classes of senior and junior secured claims against the Issuers or Guarantors in respect of the Shared Collateral, with the effect being that, to the extent that the aggregate value of the Shared Collateral is sufficient (for this purpose ignoring all claims held by the Second Lien Secured Parties), the First Lien Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing (or that would be owing if there were such separate classes of senior and junior secured claims) in respect of Post-Petition Interest, and any Default Interest, before any distribution is made in respect of the Second Lien Obligations, and each Second Lien Representative and each Second Lien Secured Party shall turn over to the Designated First Lien Representative amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Lien Secured Parties.

        The First Lien/Second Lien Intercreditor Agreement provides that in case an Issuer or any Subsidiary consummates any Refinancing of any First Lien Obligations at any time substantially concurrently with or after the occurrence of the Discharge of First Lien Debt Obligations, then such Discharge of First Lien Debt Obligations shall automatically be deemed not to have occurred for all purposes of the First Lien/Second Lien Intercreditor Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of First Lien Debt Obligations) and the applicable agreement governing such First Lien Obligations shall automatically be treated as a First Lien Document for all purposes of the First Lien/Second Lien Intercreditor Agreement, including for purposes of the Lien priorities and rights in respect of Shared Collateral set forth herein and the agent, representative or trustee for the holders of such First Lien Obligations shall be the First Lien Representative for all purposes of the First Lien/Second Lien Intercreditor Agreement. Upon receipt of notice of such incurrence (including the identity of the new First Lien Representative), each Second Lien Representative (including the Designated Second Lien Representative) shall promptly (i) enter into such documents and agreements, including amendments or supplements to the First Lien/Second Lien Intercreditor Agreement, as an Issuer or such new First Lien Representative shall reasonably request in writing in order to provide the new First Lien Representative the rights of a First Lien Representative contemplated by the First Lien/Second Lien Intercreditor Agreement, (ii) deliver to such First Lien Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all proceeds thereof, held or controlled by such Second Lien Representative or any of its agents or bailees, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee's letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, (iii) notify any applicable insurance carrier that it is no longer entitled to be a loss payee or additional insured under the insurance policies of any Issuer or Guarantor issued by such insurance carrier and (iv) notify any governmental authority involved in any condemnation or similar proceeding involving an Issuer or Guarantor that the new First Lien Representative is entitled to approve any awards granted in such proceeding.

  Automatic Release of Second Priority Liens

        The First Lien/Second Lien Intercreditor Agreement provides that: (i) in connection with any exercise of any First Lien Representatives' rights or remedies in respect of the Shared Collateral, in each case prior to the Discharge of First Lien Obligations, such First Lien Representative, for itself or on behalf of any of the First Lien Secured Parties, releases any of its Liens on any part of the Shared Collateral or such First Lien Representative, for itself or on behalf of any of the First Lien Secured Parties, releases any Guarantor from its obligations under its guaranty of the First Lien Debt Obligations, then the Liens, if any, of each Second Lien Representative, for itself or for the benefit of the Second Lien Secured Parties, on such Shared Collateral, and the obligations of such Guarantor under its guarantee of the Second Lien Obligations shall be automatically, unconditionally and simultaneously released, (ii) if in connection with any exercise of any First Lien Representatives' remedies, in each case prior to the Discharge of First Lien Obligations, the equity interests of any Person are foreclosed upon or otherwise disposed of and such First Lien Representative releases its Lien on the property or assets of such Person then the Liens of each Second Lien Representative with respect to the property or assets of such Person will be automatically released to the same extent as the Liens of such First Lien Representative and (iii) in the event of a sale, transfer or other disposition of any specified item of Shared Collateral (including all or substantially all of the equity interests of any Subsidiary of an Issuer) other than a release granted upon or following the Discharge of First Lien Obligations, the Liens granted to the Second Lien Representatives and the Second Lien Secured Parties upon such Shared Collateral to secure Second Lien Obligations shall terminate and be released and any Issuer or Guarantor released from its obligations under its Guarantee of First Lien Obligations released by a First Lien Representative shall be released under its Guarantee of Second Lien Obligations, automatically and without any further action, concurrently with the termination and release of all Liens granted upon such Shared Collateral to secure First Lien Obligations; provided that, in the case of clause (iii), the Liens granted to the Second Lien Representatives and the Second Lien Secured Parties shall not be so released if an Event of Default (as defined under any Second Lien Document) has occurred and is continuing; and provided that, in the case of each of clauses (i), (ii) and (iii), the Second Priority Liens on such Shared Collateral shall attach to (and shall remain subject and subordinate to all First Priority Liens securing First Lien Obligations) any Proceeds of a sale, transfer or other disposition of Shared Collateral or equity interests of any Person not paid to the First Lien Secured Parties or that remain after the Discharge of First Lien Obligations.

  Agreements With Respect to Insolvency or Liquidation Proceedings

        The First Lien/Second Lien Intercreditor Agreement is a "subordination agreement" under Section 510(a) of the Bankruptcy Code and shall be effective before, during and after the commencement of any Insolvency or Liquidation Proceeding. The relative rights as to the Shared Collateral and Proceeds shall continue after the commencement of any Insolvency or Liquidation Proceeding on the same basis as prior to the date of the petition therefor, subject to any court order approving the financing of, or use of cash collateral by, any Issuer or Guarantor.

        The First Lien/Second Lien Intercreditor Agreement provides that, until the Discharge of First Lien Obligations has occurred, if any Issuer or Guarantor shall be subject to any Insolvency or Liquidation Proceeding and any First Lien Representative or any First Lien Secured Party shall desire to consent (or not object) to the sale, use or lease of cash or other collateral or to consent (or not object) to the Issuer's or any Guarantor's obtaining financing under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law ("DIP Financing"), then each Second Lien Representative and each Second Lien Secured Party will raise no objection to and will not otherwise contest:

  (1)
  such sale, use or lease of such cash or other collateral, unless a First Lien Representative or any other First Lien Secured Party shall oppose or object to such use of cash collateral (in which case, no Second Lien Representative nor any other Second Lien Secured Party shall seek any relief in connection therewith that is inconsistent with the relief being sought by the First Lien Secured Parties);

  (2)
  such DIP Financing, unless (x) a First Lien Representative or any other First Lien Secured Party shall oppose or object to such DIP Financing or (y) the terms of such DIP Financing provide for the sale of a substantial part of the First Lien Collateral and/or the Second Lien Collateral or require the confirmation of a plan of reorganization containing specific terms or provisions (other than repayment in cash of such DIP Financing on the effective date thereof) and, except as specified in the sixth paragraph under this caption "—Agreements With Respect to Insolvency or Liquidation Proceedings", will not request adequate protection or any other relief in connection therewith and, to the extent the Liens securing any First Lien Obligations are subordinated or pari passu with such DIP Financing, will subordinate (and will be deemed hereunder to have subordinated) its Liens in the Shared Collateral to (A) such DIP Financing (and all obligations relating thereto) on the same basis as the Liens securing the Second Lien Obligations are so subordinated to Liens securing First Lien Obligations under the First Lien/Second Lien Intercreditor Agreement, (B) any adequate protection Liens provided to the First Lien Secured Parties, and (C) any "carve-out" for professional and United States Trustee fees agreed to by the First Lien Representatives;

  (3)
  any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of First Lien Obligations made by any First Lien Representative or any other First Lien Secured Party;

  (4)
  any exercise by any First Lien Secured Party of the right to credit bid First Lien Obligations at any sale of First Lien Collateral under Section 363(k) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law;

  (5)
  any other request for judicial relief made in any court by any First Lien Secured Party relating to the lawful enforcement of any Lien on First Lien Collateral; or

  (6)
  any order relating to a sale or other disposition of assets of any Issuer or Guarantor to which any First Lien Representative has consented or not objected that provides, to the extent such sale or other disposition is to be free and clear of Liens, that the Liens securing the First Lien Debt Obligations and the Second Lien Obligations will attach to the proceeds of the sale on the same basis of priority as the Liens on the Shared Collateral securing the First Lien Obligations rank to the Liens on the Shared Collateral securing the Second Lien Obligations pursuant to the First Lien/Second Lien Intercreditor Agreement.

        The First Lien/Second Lien Intercreditor Agreement provides that no Second Lien Secured Party will be allowed to provide DIP Financing to any Issuer or any Guarantor secured by Liens equal or senior in priority to the Liens securing any First Lien Obligations; provided that if no First Lien Secured Party offers to provide DIP Financing to the extent permitted under the second paragraph under this caption "—Agreements With Respect to Insolvency or Liquidation Proceedings", after the respective Issuer provides the Designated First Lien Representative with an opportunity to provide such DIP Financing (and consults with the Designated First Lien Representative for a reasonable period of time with respect to such DIP Financing), then a Second Lien Secured Party may seek to provide such

DIP Financing secured by Liens equal or senior in priority to the Liens securing any First Lien Obligations, and First Lien Secured Parties may object thereto; provided, further, that such DIP Financing may not "roll-up" or otherwise include or refinance any pre-petition Second Lien Obligations.

        Until the Discharge of First Lien Obligations has occurred, none of the Second Lien Representatives and the Second Lien Secured Parties shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding or take any action in derogation thereof, in each case in respect of any Shared Collateral, without the prior written consent of the Designated First Lien Representative.

        The First Lien/Second Lien Intercreditor Agreement provides that none of the Second Lien Representatives and Second Lien Secured Parties shall:

  (1)
  object, contest or support any other Person objecting to or contesting (i) any request by any First Lien Representative or any First Lien Secured Parties for adequate protection, (ii) any objection by any First Lien Representative or any First Lien Secured Parties to any motion, relief, action or proceeding based on any First Lien Representative's or First Lien Secured Party's claiming a lack of adequate protection or (iii) the payment of interest, fees, expenses or other amounts of any First Lien Representative or any other First Lien Secured Party under Section 506(b) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law; or

  (2)
  assert or support any claim for costs or expenses of preserving or disposing of any Second Lien Collateral under Section 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law.

        Notwithstanding anything contained in this caption "—Agreements With Respect to Insolvency or Liquidation Proceedings", in any Insolvency or Liquidation Proceeding,

  (1)
  if the First Lien Secured Parties (or any subset thereof) are granted adequate protection in the form of additional collateral or superpriority claims in connection with any DIP Financing or use of cash collateral under Section 363 or 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, then each Second Lien Representative, for itself and on behalf of each Second Lien Secured Party under its Second Lien Debt Facility, may seek or request adequate protection in the form of a replacement Lien or superpriority claim on such additional collateral, which (i) Lien is subordinated to the Liens securing all First Lien Obligations and such DIP Financing (and all obligations relating thereto) on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to the Liens securing First Lien Obligations under the First Lien/Second Lien Intercreditor Agreement and (ii) superpriority claim is subordinated to all superpriority claims of the First Lien Secured Parties on the same basis as the other Liens of the Second Lien Secured Parties are so subordinated to the Liens of the First Lien Secured Parties under the First Lien/Second Lien Intercreditor Agreement;

  (2)
  in the event Second Lien Representatives, for themselves and on behalf of the Second Lien Secured Parties under their Second Lien Debt Facilities, seek or request adequate protection and such adequate protection is granted (in each instance, to the extent such grant is otherwise permissible under the terms and conditions of the First Lien/Second Lien Intercreditor Agreement) in the form of additional or replacement collateral, then each First Lien Representative shall also be granted a senior Lien on such additional or replacement collateral as security for the First Lien Obligations and any such DIP Financing and any Lien on such additional or replacement collateral securing the Second Lien Obligations shall be subordinated to the Liens on such collateral securing the First Lien Obligations and any such

    DIP Financing (and all obligations relating thereto) and any other Liens granted to the Second Lien Secured Parties as adequate protection on the same basis as the other Liens securing the First Lien Obligations are so subordinated to such Liens securing First Lien Obligations under the First Lien/Second Lien Intercreditor Agreement; and

  (3)
  in the event any Second Lien Representatives or Second Lien Secured Parties seek or request adequate protection and such adequate protection is granted (in each instance, to the extent such grant is otherwise permissible under the terms and conditions of the First Lien/Second Lien Intercreditor Agreement) in the form of a superpriority claim, then each First Lien Representative may also seek adequate protection in the form of a superpriority claim and no Second Lien Secured Party shall contest the granting of such adequate protection in such form, which superpriority claim shall be senior to the superpriority claim of the Second Lien Secured Parties.

        Nothing contained in this caption "—Agreements With Respect to Insolvency or Liquidation Proceedings" shall, except as expressly provided herein, prohibit or in any way limit any First Lien Representative or any other First Lien Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by any Second Lien Secured Party, including the seeking by any Second Lien Secured Party of adequate protection or the assertion by any Second Lien Secured Party of any of its rights and remedies under the Second Lien Documents or otherwise.

        The First Lien/Second Lien Intercreditor Agreement provides that to the extent that any Second Lien Representative or any Second Lien Secured Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law with respect to any of the Shared Collateral, such Second Lien Representative or Second Lien Secured Party will not assert any such rights without the prior written consent of each First Lien Representative, provided that if requested by any First Lien Representative, such Second Lien Representative shall timely exercise such rights in the manner requested by the First Lien Representatives (acting unanimously), including any rights to payments in respect of such rights.

        Until the Discharge of First Lien Obligations has occurred, each Second Lien Representative and each Second Lien Secured Party shall not assert or enforce any claim under Section 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law senior to or on a parity with the Liens securing the First Lien Obligations for costs or expenses of preserving or disposing of any Shared Collateral.

        If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of both the First Lien Obligations and the Second Lien Obligations, then, to the extent the debt obligations distributed on account of the First Lien Obligations and on account of the Second Lien Obligations are secured by Liens upon the same assets or property, the provisions of the First Lien/Second Lien Intercreditor Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

        No Second Lien Secured Party (whether in the capacity of a secured creditor or an unsecured creditor) shall propose, vote in favor of, or otherwise directly or indirectly support any plan of reorganization that is inconsistent with the priorities or other provisions of the First Lien/Second Lien Intercreditor Agreement or otherwise impairs the repayment of the First Lien Obligations (with impairment to be determined under Section 1124 of the Bankruptcy Code), other than (i) with the prior written consent of the Designated First Lien Representative, or (ii) to the extent any such plan is proposed or supported by the number of First Lien Secured Parties required under Section 1126(d) of the Bankruptcy Code.

        The First Lien/Second Lien Intercreditor Agreement additionally provides that none of the Second Lien Representatives and Second Lien Secured Parties shall object to, oppose, support any objection, or take any other action to impede, the right of any First Lien Secured Party to make an election under Section 1111(b)(2) of the Bankruptcy Code; and that each Second Lien Representative and Second Lien Secured Party shall waive any claim it may hereafter have against any senior claimholder arising out of the election by any First Lien Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code.

        Without the consent of the First Lien Representative in its sole discretion, the Second Lien Representative, for itself and on behalf of each other Second Lien Secured Party, shall not file an involuntary bankruptcy claim or seek the appointment of an examiner or a trustee for any Issuer or any Guarantor.

        None of the Second Lien Representatives and the Second Lien Secured Parties shall oppose or seek to challenge any claim by any First Lien Representative or any other First Lien Secured Party for allowance in any Insolvency or Liquidation Proceeding of First Lien Obligations consisting of Post-Petition Interest of the First Lien Representatives on behalf of the First Lien Secured Parties on the Shared Collateral or any other First Lien Secured Party's Lien, without regard to the existence of the Liens of the Second Lien Representatives on behalf of the Second Lien Secured Parties on the Shared Collateral.

        None of the First Lien Representatives and the First Lien Secured Parties shall oppose or seek to challenge any claim by any Second Lien Representative or any other Second Lien Secured Party for allowance in any Insolvency or Liquidation Proceeding of Second Lien Obligations consisting of Post-Petition Interest of the Second Lien Representatives on behalf of the Second Lien Secured Parties on the Shared Collateral.

  Notice Requirements and Procedural Provisions

        The First Lien/Second Lien Intercreditor Agreement also provides for various advance notice requirements and other procedural provisions typical for agreements of this type, including procedural provisions to allow any successor First Lien Agent to become a party to the First Lien/Second Lien Intercreditor Agreement (without the consent of any holder of First Lien Obligations or Second Lien Obligations (including holders of the notes)) upon the refinancing or replacement of the First Lien Obligations as permitted by the applicable First Lien Documents.

  No New Liens; Similar Documents

        The First Lien/Second Lien Intercreditor Agreement provides that, so long as the Discharge of First Lien Debt Obligations has not occurred, no Issuer or Guarantor shall, or shall permit any of its Subsidiaries to, grant or permit any Lien on any asset to secure any Second Lien Obligation and no Second Lien Secured Party shall hold any Lien on any asset to secure any Second Lien Obligation, unless such Issuer or Guarantor has granted, or concurrently therewith grants, a First Priority Lien on such asset to secure the First Lien Debt Obligations. To the extent that the provisions of the preceding sentence are not complied with for any reason, or should any Lien upon any Shared Collateral be released or become unperfected due to breach of the First Lien/Second Lien Intercreditor Agreement or due to inadvertence, neglect or error by any of the First Lien Secured Parties, (i) each Second Lien Representative and the other Second Lien Secured Parties shall be deemed to hold and have held such Lien for the benefit of each of the First Lien Representatives and the other First Lien Secured Parties and (ii) any amounts received by or distributed to any Second Lien Secured Party pursuant to or as a result of any Lien granted in contravention of this paragraph, or as a result of such a release or lack of perfection, shall be applied as set out in in the caption "—Application of Proceeds" and in the first paragraph of the caption "—Payment Over".

        To the extent any Issuer or Guarantor or any of their respective Subsidiaries grants or permits a Second Lien Representative or any other Second Lien Secured Party any right or remedy with respect to the Shared Collateral that has not also been granted or permitted to the First Lien Representative or any other First Lien Secured Party, (i) such Second Lien Representative shall be required to exercise such right or remedy at the direction of the Designated First Lien Representative and (ii) any exercise of such right or remedy by such Second Lien Representative shall be for the benefit of the First Lien Representatives and the other First Lien Secured Parties pursuant to and in accordance with the terms of the First Lien/Second Lien Intercreditor Agreement.

        The First Lien/Second Lien Intercreditor Agreement provides that the intention of the parties thereto that they each hold liens in the Shared Collateral may not be construed as a condition to the grant, attachment or perfection of any Lien held by any of the First Lien Secured Parties, nor shall it be construed to confer on any third party any right, interest or priority superior to that which such party would hold in the absence of such intention.

  Insurance and Condemnation Awards

        The First Lien Secured Parties have the right to be named as additional insureds and loss payees on insurance policies, and, so long as the Discharge of First Lien Obligations has not occurred, the sole right to adjust settlement for any insurance policy on the Shared Collateral in the event of loss, and to approve any condemnation award. The Second Lien Secured Parties may be added as additional insureds and loss payees on insurance policies subject to the rights of the First Lien Secured Parties. In connection therewith and so long as the Discharge of First Lien Obligations has not occurred, the Second Lien Secured Parties shall agree to execute such documentation to disclaim any interest in the proceeds or as requested by the First Lien Secured Parties necessary or desirable for the First Lien Secured Parties to enable the First Lien Secured Parties to adjust settlement for any such insurance policy or to approve any condemnation award or otherwise to exercise their rights in such policies and proceeds and the First/Second Lien Intercreditor Agreement shall grant to the First Lien Representative a power of attorney coupled with an interest to execute any such documentation on behalf of the Second Lien Secured Parties. Unless and until the Discharge of First Lien Obligations has occurred, all proceeds of any such policy and any such award, if in respect of the Shared Collateral, shall be paid (1) first, prior to the occurrence of the Discharge of First Lien Obligations, to the Designated First Lien Representative for the benefit of First Lien Secured Parties pursuant to the terms of the First Lien Documents, (2) second, after the occurrence of the Discharge of First Lien Obligations, to the Designated Second Lien Representative for the benefit of the Second Lien Secured Parties pursuant to the terms of the applicable Second Lien Documents, (3) third, after the occurrence of the Discharge of First Lien Debt Obligations, then to the Designated First Lien Representative for the benefit of the First Lien Secured Parties pursuant to the terms of the First Lien Documents, and (4) fourth, after the occurrence of the Discharge of all First Lien Debt Obligations, then to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If any Second Lien Representative or any Second Lien Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of the First Lien/Second Lien Intercreditor Agreement, it shall pay such proceeds over to the Designated First Lien Representative as set out in the first paragraph of the caption "—Payment Over".

  Amendment to First Lien Documents and Second Lien Documents

        The First Lien Documents may be amended, restated, supplemented or otherwise modified in accordance with their terms, and the Debt under the First Lien Documents may be Refinanced, in each case, without the consent of any Second Lien Secured Party; provided, however, that, without the consent of the Designated Second Lien Representative, no such amendment, restatement, supplement, modification or Refinancing (or successive amendments, restatements, supplements, modifications or Refinancings) shall contravene any provision of the First Lien/Second Lien Intercreditor Agreement.

        Without the prior written consent of the First Lien Representatives or unless permitted under the First Lien Documents, unless and until the Discharge of First Lien Debt Obligations has occurred, no Second Lien Document may be amended, restated, supplemented or otherwise modified and no Debt under the Second Lien Documents may be Refinanced, to the extent such amendment, restatement, supplement or modification or Refinancing, or the terms of such new Second Lien Document, would (i) contravene the provisions of the First Lien/Second Lien Intercreditor Agreement, (ii) change to earlier dates any scheduled dates for payment of principal (including the final maturity date) under such Second Lien Document or of interest on Debt under such Second Lien Document, (iii) modify (or have the effect of a modification of) the mandatory prepayment provisions of the applicable Second Lien Document for such Second Lien Debt Facility in a manner that would result in the weighted average life to maturity being less than the weighted average life to maturity of the Obligations under the indenture and other Pari Passu Secured Debt under such Second Lien Document prior to giving effect thereto or (iv) reduce the capacity to incur debt for borrowed money constituting First Lien Obligations to an amount less than the aggregate principal amount of term loans and aggregate principal amount of revolving commitments, in each case, under the First Lien Documents on the day of any such amendment, restatement, supplement, modification or Refinancing.

        In the event that each applicable First Lien Representative and/or the First Lien Secured Parties enter into any amendment, waiver or consent in respect of any of the First Lien Collateral Documents for the purpose of adding to or deleting from, or waiving or consenting to any departures from any provisions of, any First Lien Collateral Document or changing in any manner the rights of the First Lien Representatives, the First Lien Secured Parties, any Issuer or Guarantor thereunder (including the release of any Liens in First Lien Collateral) in a manner that is applicable to all First Lien Facilities, then such amendment, waiver or consent shall apply automatically to any comparable provision of each comparable Second Lien Collateral Document without the consent of any Second Lien Representative or any Second Lien Secured Party and without any action by any Second Lien Representative, any Issuer or Guarantor; provided, however, that no such amendment, waiver or consent shall (i) remove assets subject to the Second Priority Liens or release any such Liens, except to the extent that such release is permitted or required the caption "—Automatic Release of Second Priority Liens" and provided that there is a concurrent release of the corresponding First Priority Liens or (ii) amend, modify or otherwise affect the rights or duties of any Second Lien Representative in its role as Second Lien Representative without its prior written consent.

  Purchase Option

        The First Lien/Second Lien Intercreditor Agreement provides that following (i) the acceleration of the First Lien Obligations in accordance with the terms of the Credit Agreement or (ii) the commencement of an Insolvency or Liquidation Proceeding (each, a "Purchase Event"), within thirty (30) days of the Purchase Event, one or more of the Second Lien Secured Parties may request, and the First Lien Secured Parties offer the Second Lien Secured Parties the option, to purchase all, but not less than all, of the aggregate amount of outstanding First Lien Obligations (including unfunded commitments under any First Lien Document) outstanding at the time of purchase at par, plus any premium that would be applicable upon prepayment of the First Lien Obligations and accrued and unpaid interest, Post-Petition Interest, Default Interest and fees (including breakage costs and, in the case of any secured Hedging Obligations, the amount that would be payable by the relevant Issuer or Guarantor if such Issuer or Guarantor were to terminate the hedge agreement in respect thereof on the date of the purchase or, if not terminated an amount determined by the relevant First Lien Secured Party to be necessary to collateralize its credit risk arising out of such agreement and, if applicable, the cash collateral to be furnished to the First Lien Secured Parties providing letters of credit under the First Lien Documents in such amounts (not to exceed 105% thereof) as such First Lien Secured Party determines is reasonably necessary to secure such First Lien Secured Party in connection with any such outstanding and undrawn letters of credit), without warranty or representation or recourse (except for representations and warranties required to be made by assigning lenders pursuant to the Assignment (as such term is defined in the Credit Agreement)). If such right is exercised, the First Lien Secured Parties and the Second Lien Secured Parties shall endeavor to close promptly thereafter but in any event within ten (10) Business Days of the request. If one or more of the Second Lien Secured Parties exercise such purchase right, it shall be exercised pursuant to documentation mutually acceptable to each of the First Lien Representative and the purchasing Second Lien Secured Parties. If none of the Second Lien Secured Parties exercises such right, the First Lien Secured Parties shall have no further obligations pursuant to this paragraph for such Purchase Event and may take any further actions in their sole discretion in accordance with the First Lien Documents and the First Lien/Second Lien Intercreditor Agreement. Each First Lien Secured Party will retain all rights to indemnification provided in the relevant First Lien Document for all claims and other amounts relating to the period prior to the purchase of the First Lien Obligations pursuant to this paragraph.

  Application of Proceeds

        The First Lien/Second Lien Intercreditor Agreement provides that regardless of whether an Insolvency or Liquidation Proceeding has been commenced, Shared Collateral or Proceeds upon the exercise of remedies will be applied:

  (1)
  first, to the payment in full in cash of all First Lien Obligations,

  (2)
  second, to the payment in full in cash of all Second Lien Obligations,

  (3)
  third, to the payment in full in cash of all First Lien Debt Obligations in excess of the First Lien Obligations, and

  (4)
  fourth, to the Issuers or as otherwise required by applicable law.

        Any Shared Collateral or Proceeds received by any Representative, any First Lien Secured Party or Second Lien Secured Party on account of its secured claim in connection with any Insolvency or Liquidation Proceeding shall be deemed to be the result of an exercise of remedies. Any non-cash Shared Collateral or non-cash proceeds may be held by the applicable Representative as Shared Collateral unless the failure to apply such amounts would be commercially unreasonable.

  Postponement of Subrogation

        The First Lien/Second Lien Intercreditor Agreement provides that each Second Lien Representative and each Second Lien Secured Party will waive any rights of subrogation it may acquire as a result of any payment under the First Lien/Second Lien Intercreditor Agreement until the Discharge of First Lien Obligations has occurred.

  Pari Passu Second Lien Intercreditor Agreement

        In case any Issuer or Guarantor incurs Pari Passu Secured Debt, the Collateral Agent will enter into pari passu second lien intercreditor agreement (the "Pari Passu Second Lien Intercreditor Agreement") having the terms set forth below (or such other terms satisfactory to the parties thereto, so long as such other terms are not materially adverse to the interests of the holders as compared to the terms contemplated herein (as determined in good faith by the Company)) with the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture, loan agreement or other agreement with respect to such series of Pari Passu Secured Debt (the "Initial Additional Second Lien Representative"), to provide for, among other things, the relative rights and remedies of the Second Lien Secured Parties with respect to Second Lien Collateral. Although the holders of the notes will not be parties to the Pari Passu Second Lien Intercreditor Agreement, by their acceptance of the notes they will agree to be bound thereby and to have directed the Collateral Agent to enter into and perform its obligations thereunder as Second Lien Representative. The Pari Passu Second Lien Intercreditor Agreement will permit the Second Lien Obligations to be refunded, refinanced or replaced by certain permitted refinancing Debt without affecting the relative rights and remedies set forth in the Pari Passu Second Lien Intercreditor Agreement, in each case without the consent of any holder of any Series of Second Lien Obligations (including holders of the notes).

  Priorities of Liens Securing Second Lien Obligations

        The Pari Passu Second Lien Intercreditor Agreement will provide that, subject to the provisions of the immediately following paragraph, but otherwise notwithstanding:

  (1)
  the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of Second Lien Obligations granted on the Shared Second Lien Collateral;

  (2)
  any provision of the Uniform Commercial Code of any jurisdiction or any other applicable law;

  (3)
  any provision of the Second Lien Documents;

  (4)
  any defect or deficiencies in the Liens securing the Second Lien Obligations of any Series; or

  (5)
  any other circumstance whatsoever;

the Liens securing any Series of Second Lien Obligations on any Shared Second Lien Collateral shall be of equal priority.

        The Pari Passu Second Lien Intercreditor Agreement will provide that the holders of Second Lien Obligations of each Series (and not the Second Lien Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (1) any of the Second Lien Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of Second Lien Obligations), (2) any of the Second Lien Obligations of such Series do not have a valid and perfected security interest in any of the Second Lien Collateral securing any other Series of Second Lien Obligations and/or (3) any intervening security interest exists securing any other obligations (other than another Series of Second Lien Obligations) on a basis ranking prior to the security interest of such Series of Second Lien Obligations but junior to the security interest of any other Series of Second Lien Obligations or (ii) the existence of any Second Lien Collateral for any other Series of Second Lien Obligations that is not Shared Second Lien Collateral (any such condition referred to in the foregoing clauses (i) or (ii) with respect to any Series of Second Lien Obligations, an "Impairment" of such Series). In the event of any Impairment with respect to any Series of Second Lien Obligations, the results of such Impairment shall be borne solely by the holders of such Series of Second Lien Obligations, and the rights of the holders of such Series of Second Lien Obligations (including, without limitation, the provisions of the caption "—Application of Second Lien Proceeds" with respect to the right to receive distributions in respect of such Series of Second Lien Obligations) shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such Second Lien Obligations subject to such Impairment. Additionally, in the event the Second Lien Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to such Second Lien Obligations or the Second Lien Collateral Documents governing such Second Lien Obligations shall refer to such Obligations or such documents as so modified.

  Limitation on Enforcement of Remedies

        The Pari Passu Second Lien Intercreditor Agreement will provide that only the Designated Second Lien Representative shall act or refrain from acting with respect to any Shared Second Lien Collateral (including with respect to any intercreditor agreement with respect to any Shared Second Lien Collateral). At any time when the Collateral Agent is the Designated Second Lien Representative, no Additional Second Lien Secured Party shall or shall instruct any Second Lien Representative to, and neither the Initial Additional Second Lien Representative nor any other Second Lien Representative that is not the Designated Second Lien Representative shall, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Second Lien Collateral (including with respect to any intercreditor agreement with respect to any Shared Second Lien Collateral), whether under any Additional Second Lien Collateral Document, applicable law or otherwise; only the Collateral Agent, acting in accordance with the Security Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Shared Second Lien Collateral at such time.

        With respect to any Shared Second Lien Collateral at any time when the Major Non-Controlling Second Lien Representative is the Designated Second Lien Representative, (i) such Designated Second Lien Representative shall act only on the instructions of the Controlling Second Lien Secured Parties, (ii) such Designated Second Lien Representative shall not follow any instructions with respect to such Shared Second Lien Collateral (including with respect to any intercreditor agreement with respect to any Shared Second Lien Collateral) from any Non-Controlling Second Lien Representative and (iii) no Non-Controlling Second Lien Representative or other Second Lien Secured Party (other than the Designated Second Lien Representative) shall or shall instruct the Designated Second Lien Representative to, commence any judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Second Lien Collateral (including with respect to any intercreditor agreement with respect to any Shared Second Lien Collateral), whether under any Second Lien Collateral Document, applicable law or otherwise; only the Designated Second Lien Representative, acting in accordance with the applicable Additional Second Lien Collateral Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Shared Second Lien Collateral.

  Designated Second Lien Representative

        Notwithstanding the equal priority of the Liens securing each Series of Second Lien Obligations, the Designated Second Lien Representative may deal with the Shared Second Lien Collateral as if such Designated Second Lien Representative had a senior Lien on such Shared Second Lien Collateral. No Non-Controlling Second Lien Representative or Non-Controlling Second Lien Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Designated Second Lien Representative or the Controlling Second Lien Secured Party or any other exercise by the Designated Second Lien Representative or the Controlling Second Lien Secured Party of any rights and remedies relating to the Shared Second Lien Collateral, or to cause the Designated Second Lien Representative to do so.

        The Pari Passu Second Lien Intercreditor Agreement provides that, except with respect to any actions expressly prohibited or required to be taken thereunder, each of the Second Lien Secured Parties will waive any claim it may now or hereafter have against any Second Lien Representative of any other Series of Second Lien Obligations or any other Second Lien Secured Party of any other Series arising out of (i) any actions which any Second Lien Representative or the Second Lien Secured

Parties take or omit to take (including, actions with respect to the creation, perfection or continuation of Liens on any Second Lien Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Second Lien Collateral and actions with respect to the collection of any claim for all or any part of the Second Lien Obligations from any account debtor, guarantor or any other party) in accordance with the Second Lien Collateral Documents or any other agreement related thereto or to the collection of the Second Lien Obligations or the valuation, use, protection or release of any security for the Second Lien Obligations, (ii) any election by any Designated Second Lien Representative or any holders of Second Lien Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to caption "—Agreements with respect to Insolvency or Liquidation Proceedings", any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, by any Issuer or any Guarantor, as debtor-in-possession. Notwithstanding any other provision of the Pari Passu Second Lien Intercreditor Agreement, the Designated Second Lien Representative shall not (i) accept any Shared Second Lien Collateral in full or partial satisfaction of any Second Lien Obligations pursuant to Section 9-620 of the Uniform Commercial Code of any jurisdiction, without the consent of each Second Lien Representative representing holders of Second Lien Obligations for whom such Second Lien Collateral constitutes Shared Second Lien Collateral or (ii) "credit-bid" for or purchase (other than for cash) Shared Second Lien Collateral at any public, private or judicial foreclosure upon such Shared Second Lien Collateral, without the consent of each Second Lien Representative representing holders of Second Lien Obligations for whom such Second Lien Collateral constitutes Shared Second Lien Collateral.

  No Interference; Payment Over

        The Pari Passu Second Lien Intercreditor Agreement will provide that each Second Lien Secured Party will not (and will waive any right to) question or contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity, attachment or enforceability of a Lien held by or on behalf of any of the Second Lien Secured Parties in all or any part of the Second Lien Collateral, or the provisions of the Pari Passu Second Lien Intercreditor Agreement.

        The Pari Passu Second Lien Intercreditor Agreement will provide that each Second Lien Secured Party:

  (1)
  will not challenge or question in any proceeding the validity or enforceability of any Second Lien Obligations of any Series or any Second Lien Collateral Document or the validity, attachment, perfection or priority of any Lien under any Second Lien Collateral Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of the Pari Passu Second Lien Intercreditor Agreement (provided that rights of any Second Lien Secured Party to challenge or question the validity or enforceability of any Second Lien Obligations constituting unmatured interest or the validity of any Lien relating thereto pursuant to Section 502(b)(2) of the Bankruptcy Code will not be restricted);

  (2)
  will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Second Lien Collateral by the Designated Second Lien Representative;

  (3)
  except as provided under caption "—Limitation on Enforcement of Remedies", shall have no right to (i) direct the Designated Second Lien Representative or any other Second Lien Secured Party to exercise, and shall not exercise, any right, remedy or power with respect to any Shared Second Lien Collateral (including pursuant to any intercreditor agreement) or

    (ii) consent to the exercise by the Designated Second Lien Representative or any other Second Lien Secured Party of any right, remedy or power with respect to any Shared Second Lien Collateral;

  (4)
  will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Designated Second Lien Representative or any other Second Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Second Lien Collateral, and none of the Designated Second Lien Representative or any other Second Lien Secured Party shall be liable for any action taken or omitted to be taken by such Designated Second Lien Representative or other Second Lien Secured Party with respect to any Shared Second Lien Collateral in accordance with the provisions of the Pari Passu Second Lien Intercreditor Agreement;

  (5)
  will not seek, and will waive any right, to have any Shared Second Lien Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Shared Second Lien Collateral; and

  (6)
  will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of the Pari Passu Second Lien Intercreditor Agreement.

        If any Second Lien Secured Party obtains possession of any Shared Second Lien Collateral or realizes any proceeds or payment in respect of any such Shared Second Lien Collateral, pursuant to any Second Lien Collateral Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the Discharge of each of the Second Lien Obligations, then it shall hold such Shared Second Lien Collateral, proceeds or payment in trust for the other Second Lien Secured Parties and promptly transfer such Shared Second Lien Collateral, proceeds or payment, as the case may be, to the Designated Second Lien Representative, to be distributed in accordance with the provisions of caption "—Application of Second Lien Proceeds".

        In the event that any of the Second Lien Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under the Bankruptcy Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of the Pari Passu Second Lien Intercreditor Agreement shall be fully applicable thereto until all such Second Lien Obligations shall again have been paid in full in cash.

  Automatic Release of Second Priority Liens

        If, at any time the Designated Second Lien Representative forecloses upon or otherwise exercises remedies against any Shared Second Lien Collateral resulting in a sale or disposition thereof, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of each other Second Lien Representative for the benefit of each Series of Second Lien Secured Parties upon such Shared Second Lien Collateral will automatically be released and discharged as and when, but only to the extent, such Liens of the Designated Second Lien Representative on such Shared Second Lien Collateral are released and discharged; provided that any proceeds of any Shared Second Lien Collateral realized therefrom shall be applied in accordance with the provisions of caption "—Application of Second Lien Proceeds". If in connection with any such foreclosure or other exercise of remedies by the Designated Second Lien Representative, the Designated Second Lien Representative or related Second Lien Representative of such Series of Second Lien Obligations releases any guarantor from its obligation under a guarantee of the Series of Second Lien Obligations, such guarantor also shall be released from its guarantee of all other Second Lien Obligations; if in connection with any such foreclosure or other exercise of remedies by the Designated Second Lien

Representative, in each case prior to the Discharge of such Series of Second Lien Obligations, the equity interest of any Person is foreclosed upon or otherwise disposed of and the Designated Second Lien Representative releases its Lien on the property or assets of such Person, then the Liens of each other Second Lien Representative (or in favor of such other Second Lien Secured Parties if directly secured by such Liens) with respect to any Shared Second Lien Collateral consisting of the property or assets of such Person will be automatically released to the same extent as the Liens of the Designated Second Lien Representative; provided that any proceeds of any such equity assets of such Person on which another Series of Second Lien Obligations holds a Lien on the assets of such Person (any such assets, the "Underlying Assets") which Lien is released as provided in this sentence (any such proceeds being referred to herein as "Equity Release Proceeds" regardless of whether or not such other Series of Second Lien Obligations holds a Lien on such equity interest so disposed of) shall be applied pursuant to provisions of caption "—Application of Proceeds".

        The Designated Second Lien Representative shall be entitled, for the benefit of the Second Lien Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Second Lien Collateral as provided in the Pari Passu Second Lien Intercreditor Agreement and in the Second Lien Collateral Documents, as applicable, pursuant to which the Designated Second Lien Representative is the agent for such Shared Second Lien Collateral, without regard to any rights to which the Non-Controlling Second Lien Secured Parties would otherwise be entitled as a result of the Second Lien Obligations held by such Non-Controlling Second Lien Secured Parties. None of the Designated Second Lien Representative or any other Second Lien Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Second Lien Collateral (or any other Second Lien Collateral), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Second Lien Collateral (or any other Second Lien Collateral), in any manner that would maximize the return to the Non-Controlling Second Lien Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Second Lien Secured Parties from such realization, sale, disposition or liquidation.

  Agreements With Respect to Insolvency or Liquidation Proceedings

        The Pari Passu Second Lien Intercreditor Agreement shall continue in full force and effect notwithstanding the commencement of any proceeding under the Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law by or against any Issuer or any of its Subsidiaries. Provisions of the Pari Passu Second Lien Intercreditor Agreement are intended to be enforceable as contemplated by Section 510(a) of the Bankruptcy Code.

        If any Issuer and/or any other Guarantor shall become subject to a case (a "Bankruptcy Case") under the Bankruptcy Code and shall, as debtor(s)-in-possession, move for approval of DIP Financing to be provided by one or more lenders (the "DIP Lenders") under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law or the use of cash collateral under Section 363 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, each Second Lien Secured Party (other than any Controlling Second Lien Secured Party or the Second Lien Representative of any Controlling Second Lien Secured Party) agrees that it will raise no objection to any such financing or to the Liens on the Shared Second Lien Collateral securing the same ("DIP Financing Liens") or to any use of cash collateral that constitutes Shared Second Lien Collateral, unless the Designated Second Lien Representative shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Second Lien Collateral for the benefit of the Controlling Second Lien Secured Parties, each Non-Controlling Second Lien Secured Party will subordinate its Liens with respect to such Shared Second Lien Collateral on the same terms as the Liens of the Controlling Second Lien Secured Parties (other than any Liens of any Second Lien Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Second Lien Collateral granted to secure the Second Lien Obligations of the Controlling Second Lien Secured Parties, each Non-Controlling Second Lien Secured Party will confirm the priorities with respect to such Shared Second Lien Collateral as set forth in the Pari Passu Second Lien Intercreditor Agreement), in each case so long as (1) the Second Lien Secured Parties of each Series retain the benefit of their Liens on all such Shared Second Lien Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-à-vis all the other Second Lien Secured Parties (other than any Liens of the Second Lien Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (2) the Second Lien Secured Parties of each Series are granted Liens on any additional collateral pledged to any Second Lien Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-à-vis the Second Lien Secured Parties as set forth in the Pari Passu Second Lien Intercreditor Agreement (other than any Liens of the Second Lien Secured Parties constituting DIP Financing Liens), (3) if any amount of such DIP Financing or cash collateral is applied to repay any of the Second Lien Obligations, such amount is applied pursuant to provisions of caption "—Application of Second Lien Proceeds" (unless such Second Lien Collateral fails to constitute Shared Second Lien Collateral because the Lien in respect thereof constitutes a Declined Lien with respect to such Second Lien Secured Parties or their Second Lien Representative), and (4) if any Second Lien Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied pursuant to provisions of caption "—Application of Second Lien Proceeds"; provided that the Pari Passu Second Lien Intercreditor Agreement shall not limit the right of the Second Lien Secured Parties of each Series to object to the grant of a Lien to secure the DIP Financing over any Second Lien Collateral subject to Liens in favor of the Second Lien Secured Parties of such Series or its Second Lien Representative that shall not constitute Shared Second Lien Collateral; and provided, further, that the Second Lien Secured Parties receiving adequate protection shall not object to any other Second Lien Secured Party receiving adequate protection comparable to any adequate protection granted to such Second Lien Secured Parties in connection with a DIP Financing or use of cash collateral.

        If any Second Lien Secured Party is granted adequate protection (i) in the form of Liens on any additional collateral, then each other Second Lien Secured Party shall be entitled to seek, and each Second Lien Secured Party will consent and not object to, adequate protection in the form of Liens on such additional collateral with the same vis-à-vis the Second Lien Secured Parties as set forth in the Pari Passu Second Lien Intercreditor Agreement, (ii) in the form of a superpriority or other administrative claim, then each other Second Lien Secured Party shall be entitled to seek, and each Second Lien Secured Party will consent and not object to, adequate protection in the form of a pari passu superpriority or administrative claim or (iii) in the form of periodic or other cash payments, then the proceeds of such adequate protection must be applied to all Second Lien Obligations pursuant to provisions of caption "—Application of Second Lien Proceeds".

  No New Liens; Similar Documents

        The Pari Passu Second Lien Intercreditor Agreement shall provide that the Second Lien Collateral shall be identical for all Second Lien Secured Parties; provided that this provision will not be violated with respect to any particular Series if the Second Lien Document for such Series prohibits the Second Lien Representative for that Series from accepting a Lien on such asset or property or such Second Lien Representative otherwise expressly declines to accept a Lien on such asset or property (any such prohibited or declined Liens with respect to a particular Series, a "Declined Lien"). In furtherance of, but subject to, the foregoing, the Pari Passu Second Lien Intercreditor Agreement shall provide that:

  (1)
  upon request by any Second Lien Representative, the Second Lien Secured Parties shall cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the Shared Second Lien Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the Second Lien Documents; and

  (2)
  that the documents and agreements creating or evidencing the Liens on Shared Second Lien Collateral securing the Second Lien Obligations shall be in all material respects the same forms of documents as on another, except that the documents and agreements creating or evidencing the Liens securing the additional Second Lien Obligations may contain additional provisions as may be necessary or appropriate to establish the intercreditor arrangements among the various separate classes of creditors holding additional Second Lien Obligations and to address any Declined Lien.

  Insurance

        As between the Second Lien Secured Parties, to the extent contemplated by the Second Lien Documents, the Designated Second Lien Representative shall have the right (but no obligation) to adjust or settle any insurance policy or claim covering or constituting Shared Second Lien Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Second Lien Collateral. To the extent any Second Lien Representative receives proceeds of such insurance policy and such proceeds are not permitted or required to be returned to any Issuer or any Guarantor under the applicable Second Lien Documents, such proceeds shall be turned over to the Designated Second Lien Representative for application as provided in caption "—Application of Second Lien Proceeds".

  Amendment to Second Lien Documents

        Without the prior written consent of the Collateral Agent, no Additional Second Lien Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Additional Second Lien Collateral Document would be prohibited by, or would require any Issuer or any Guarantor to act or refrain from acting in a manner that would violate, any of the terms of the Pari Passu Second Lien Intercreditor Agreement.

        Without the prior written consent of the Second Lien Representative of each Series of Second Lien Obligations, no Security Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Security Document would be prohibited by, or would require any Issuer or any Guarantor to act or refrain from acting in a manner that would violate, any of the terms of the Pari Passu Second Lien Intercreditor Agreement.

  Application of Second Lien Proceeds

        Notwithstanding any other provision of the Pari Passu Second Lien Intercreditor Agreement or in any Second Lien Document to the contrary (but subject to the second paragraph of the caption "—Priorities of the Liens Securing Second Lien Obligations"), if an event of default under any Second Lien Document has occurred and is continuing, and the Designated Second Lien Representative or any Second Lien Secured Party is taking action to enforce rights in respect of any Shared Second Lien Collateral, or any distribution is made in respect of any Shared Second Lien Collateral in any Bankruptcy Case of any Issuer or any Guarantor or any Second Lien Secured Party receives any payment pursuant to any intercreditor agreement (other than the Pari Passu Second Lien Intercreditor Agreement) with respect to any Shared Second Lien Collateral, the proceeds of any sale, collection or other liquidation of any such Second Lien Collateral or Equity Released Proceeds received by the Designated Second Lien Representative or any Second Lien Secured Party on account of such enforcement of rights or remedies or received by the Designated Second Lien Representative or any Second Lien Secured Party pursuant to any such intercreditor agreement with respect to such Shared Second Lien Collateral and proceeds of any such distribution (subject, in the case of any such distribution, to the paragraph immediately following) to which the Second Lien Obligations are entitled under any intercreditor agreement (other than the Pari Passu Second Lien Intercreditor Agreement) (all proceeds of any sale, collection or other liquidation of any Second Lien Collateral comprising either Shared Second Lien Collateral or Equity Release Proceeds and all proceeds of any such distribution and any proceeds of any insurance covering the Shared Second Lien Collateral received by the Designated Second Lien Representative and not returned to any Issuer or any Guarantor under any Second Lien Document being collectively referred to as "Second Lien Proceeds"), shall be applied:

  (1)
  first, to the payment of all amounts owing to each Second Lien Representative (in its capacity as such) secured by such Shared Second Lien Collateral or in the case of Equity Release Proceeds, secured by the Underlying Assets pursuant to the terms of any Second Lien Document, owing to such Second Lien Representatives ratably to each such Second Lien Representative in accordance with the amounts payable to it pursuant to this clause first;

  (2)
  second, subject to the second paragraph of the caption "—Priorities of the Liens Securing Second Lien Obligations", to the payment in full of the other Second Lien Obligations of each Series secured by such Shared Second Lien Collateral or, in the case of Equity Release Proceeds, secured by the Underlying Assets, and, if the amount of such Second Lien Proceeds is insufficient to pay in full the Second Lien Obligations of each Series so secured then such Second Lien Proceeds shall be allocated among the Second Lien Representative of each Series secured by such Shared Second Lien Collateral or, in the case of Equity Release Proceeds, secured by the Underlying Assets, pro rata according to the amounts of such Second Lien Obligations owing to each such respective Second Lien Representative and the other Second Lien Secured Parties represented by it for distribution by such Second Lien Representative in accordance with its respective terms of the applicable Second Lien Documents and

  (3)
  third, after payment of all Second Lien Obligations, to the Issuers and the Guarantors or their successors or assigns, as their interests may appear, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

        If, despite the provisions of the previous paragraph, any Second Lien Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the Second Lien Obligations to which it is then entitled in accordance with the previous paragraph, such Second Lien Secured Party shall hold such payment or recovery in trust for the benefit of all Second Lien Secured Parties for distribution in accordance with the previous paragraph. Notwithstanding the foregoing, with respect to any Shared Second Lien Collateral or Equity Release Proceeds for which a third party (other than a Second Lien Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of Second Lien Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of Second Lien Obligations (such third party, an "Intervening Creditor"), the value of any Shared Second Lien Collateral or Equity Release Proceeds or Second Lien Proceeds allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Second Lien Collateral or Equity Release Proceeds or Second Lien Proceeds to be distributed in respect of the Series of Second Lien Obligations with respect to which such Impairment exists.

  Release of Liens in Respect of Notes

        The indenture provides that the Collateral Agent's Second Priority Liens upon the Collateral will no longer secure the notes outstanding under the indenture or any other Obligations under the Note Documents, and the right of the holders to the benefits and proceeds of the Collateral Agent's Second Priority Liens on the Collateral will terminate and be discharged:

  (1)
  upon satisfaction and discharge of the indenture as set forth under the caption "—Defeasance and Discharge";

  (2)
  upon a legal defeasance or covenant defeasance of the notes as set forth under the caption "—Defeasance and Discharge";

  (3)
  upon payment in full in cash and discharge of all notes outstanding under the indenture and all other Obligations that are outstanding, due and payable under the indenture and the other Note Documents at the time the notes are paid in full in cash and discharged;

  (4)
  as to any Collateral of any Issuer or a Guarantor that is sold, transferred or otherwise disposed of by such Issuer or Guarantor to a Person that is not (either before or after such sale, transfer or disposition) the Company or a Restricted Subsidiary of the Company in a transaction or other circumstance that does not violate the provisions described in the first paragraph under the caption "—Certain Covenants—"Limitation on Asset Sales" below (other than the obligation to apply proceeds of such Asset Sale as provided in such provision) and is permitted by all of the other Note Documents, at the time of such sale, transfer or other disposition or to the extent of the interest sold, transferred or otherwise disposed of; provided that the Collateral Agent's Liens upon the Collateral will not be released if the sale or disposition is subject to the covenant described below under the caption "—Certain Covenants—Consolidation, Merger or Sale of Assets—The Company and the Parent Guarantor";

  (5)
  in whole or in part, with the consent of the holders of the requisite percentage of notes in accordance with the provisions described below under the caption "—Amendments and Waivers";

  (6)
  with respect to the assets of any Guarantor, at the time that such Guarantor is released from its Note Guaranty as described above under the caption "—Guaranties"; or

  (7)
  if and to the extent required by the provisions of the Pari Passu Second Lien Intercreditor Agreement or the provisions of the First Lien/Second Lien Intercreditor Agreement described above under the captions "—Certain Intercreditor Provisions—Pari Passu Second Lien Intercreditor Agreement—Automatic Release of Second Priority Liens" and "—Certain Intercreditor Provisions—The First/Second Lien Intercreditor Agreement—Automatic Release of Second Priority Liens."

Optional Redemption

        Except as set forth in the next three paragraphs and the last paragraph of the covenant described below under "—Certain Covenants—Repurchase of Notes Upon a Change of Control," the notes will not be redeemable at the option of the Issuers.

        At any time prior to November 1, 2018, the Issuers may redeem the notes, in whole or in part, upon prior notice as described under "—Selection and Notice," by paying a redemption price equal to 100% of the principal amount of the notes to be redeemed plus the Applicable Premium, and accrued and unpaid interest, if any, to, but excluding, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

        At any time and from time to time on or after November 1, 2018, the Issuers may redeem the notes, in whole or in part, upon prior notice as described under "—Selection and Notice," at a redemption price equal to the percentage of principal amount set forth below plus accrued and unpaid interest to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

12-month period commencing November 1 in Year
2018	106.000%
2019	103.000%
2020	100.000%

        At any time and from time to time prior to November 1, 2018, the Issuers may redeem up to 35% of the original aggregate principal amount of the notes issued under the indenture (including any additional notes that may be issued after the Issue Date) at a redemption price equal to 112.000% of the principal amount plus accrued and unpaid interest to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date), but in an aggregate principal amount not to exceed the net cash proceeds of one or more Equity Offerings, provided that

  (1)
  in each case, the redemption takes place not later than 180 days after the closing of the related Equity Offering, and

  (2)
  not less than 65% of the aggregate principal amount of the notes issued under the indenture (including any additional notes issued after the Issue Date) remains outstanding immediately thereafter.

Selection and Notice

        If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

  (1)
  if the notes are listed on any national securities exchange and the trustee knows of such listing, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

  (2)
  if the notes are not listed on any national securities exchange, on a pro rata basis (or, in the case of global notes, the notes represented thereby will be selected in accordance with DTC's procedures).

        No notes of $1,000 or less can be redeemed in part. Notices of optional redemption will be given by first class mail (or electronically in the case of global notes) at least 15 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that optional redemption notices may be given more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance or discharge of the notes.

        Notice of any redemption of the notes (including upon an Equity Offering) may, at the Issuers' discretion, be given prior to a transaction or event and any such redemption or notice may, at the Issuers' discretion, be subject to one or more conditions precedent, including, but not limited to, completion or occurrence of the related transaction or event, as the case may be. In addition, if such redemption or purchase is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuers' discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed, or such notice may be rescinded at any time in the Issuers' discretion if in the good faith judgment of the Issuers any or all of such conditions will not be satisfied. In addition, the Issuers may provide in such notice that payment of the redemption price and performance of the Issuers' obligations with respect to such redemption may be performed by another Person.

        If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder upon cancellation of the original note. Notes called for redemption without a condition precedent will become due on the date fixed for redemption. On and after the redemption date, interest will cease to accrue on notes or portions of them called for redemption, unless the Issuers default in making such redemption payment.

No Mandatory Redemption or Sinking Fund

        There will be no mandatory redemption or sinking fund payments for the notes.

Termination of Covenants

        If at any time after the Original Issue Date that (i) the notes are rated Investment Grade by each of S&P and Moody's (or, if either (or both) of S&P and Moody's have been substituted in accordance with the definition of "Rating Agencies," by each of the then applicable Rating Agencies), (ii) no Default has occurred and is continuing under the indenture and (iii) the Issuers have delivered to the trustee an officers' certificate certifying to the foregoing provisions of this sentence, the Parent Guarantor and its Restricted Subsidiaries will no longer be subject to the covenants in the indenture specifically listed under the following captions in this "Description of the Notes" section of this prospectus supplement:

  (1)
  "—Certain Covenants—Limitation on Debt and Disqualified Stock or Preferred Stock;"

  (2)
  "—Certain Covenants—Limitation on Restricted Payments;"

  (3)
  "—Certain Covenants—Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries;"

  (4)
  "—Certain Covenants—Limitation on Asset Sales;"

  (5)
  "—Certain Covenants—Limitation on Transactions with Affiliates;" and

  (6)
  clause (a)(3) of "—Consolidation, Merger or Sale of Assets—The Company."

        If the covenants are terminated, the Parent Guarantor may not thereafter designate any Restricted Subsidiary as an Unrestricted Subsidiary. There can be no assurance that the notes will ever achieve or maintain a rating of Investment Grade from any Rating Agency. The trustee shall have no obligation to monitor the ratings of the notes or notify holders of the suspension of covenants.

Certain Covenants

        The indenture contains covenants including, among others, the following:

  Limitation on Debt and Disqualified Stock or Preferred Stock

  (a)
  The Parent Guarantor

  (1)
  will not, and will not permit any of its Restricted Subsidiaries to, Incur any Debt or Disqualified Stock; and

  (2)
  will not permit any of its Restricted Subsidiaries to Incur any Preferred Stock (other than Disqualified Stock or Preferred Stock of Restricted Subsidiaries held by the Parent

      Guarantor or a Restricted Subsidiary, so long as it is so held); provided that the Parent Guarantor or any Restricted Subsidiary may Incur Debt (including Acquired Debt) or Disqualified Stock and any Restricted Subsidiary may Incur Preferred Stock if, on the date of the Incurrence, after giving effect to the Incurrence and the receipt and application of the proceeds therefrom, the Fixed Charge Coverage Ratio is not less than 2.0:1.0 (the "Fixed Charge Coverage Ratio Test"); provided that the maximum aggregate principal amount of Debt, Disqualified Stock or Preferred Stock that Restricted Subsidiaries that are neither Issuers nor Guarantors may incur under this paragraph (a) is $10.0 million outstanding at any time.

  (b)
  Notwithstanding the foregoing, the Parent Guarantor and, to the extent provided below, any Restricted Subsidiary may Incur the following items of Debt or Disqualified Stock ("Permitted Debt"):

  (1)
  Debt of the Parent Guarantor or any of its Restricted Subsidiaries pursuant to Credit Facilities (including a portion of the notes incurred on the Issue Date); provided that the aggregate principal amount at any time outstanding does not exceed the greater of (i) $700.0 million and (ii) 35% of Consolidated Net Tangible Assets;

  (2)
  Debt of the Parent Guarantor or any Restricted Subsidiary owed to the Parent Guarantor or any Restricted Subsidiary so long as such Debt continues to be owed to the Parent Guarantor or a Restricted Subsidiary and which, if the obligor is an Issuer or a Guarantor and if the Debt is owed to a Restricted Subsidiary that is neither an Issuer nor a Guarantor, is subordinated in right of payment to the notes;

  (3)
  [Reserved];

  (4)
  Debt constituting an extension or renewal of, replacement of, or substitution for, or issued in exchange for, or the net proceeds of which are used to repay, redeem, repurchase, replace, refinance or refund, including by way of defeasance (all of the above, for purposes of this clause, "refinance") then outstanding Debt ("Permitted Refinancing Debt") in an amount not to exceed the principal amount of the Debt so refinanced, plus premiums, fees and expenses; provided that

  (A)
  in case the Debt to be refinanced is subordinated in right of payment to the notes, the new Debt, by its terms or by the terms of any agreement or instrument pursuant to which it is outstanding, is expressly made subordinate in right of payment to the notes at least to the extent that the Debt to be refinanced is subordinated to the notes,

  (B)
  the new Debt does not have a Stated Maturity prior to the Stated Maturity of the Debt to be refinanced, and the Average Life of the new Debt is at least equal to the remaining Average Life of the Debt to be refinanced or (B) the new debt does not have a Stated Maturity prior to the stated Maturity of the notes, and the Average Life of the new Debt is at least equal to the remaining Average Life of the notes;

  (C)
  in no event may Debt of an Issuer or any Guarantor be refinanced pursuant to this clause by means of any Debt of any Restricted Subsidiary that is neither a Guarantor nor an Issuer; and

  (D)
  Debt Incurred pursuant to clauses (1), (2), (5), (6), (7) and (11) through (18) may not be refinanced pursuant to this clause but Debt incurred pursuant to clause (a) or any other clause of this paragraph (b) may be refinanced under this clause;

  (5)
  Bank Products Obligations and Permitted Hedging Agreements of the Parent Guarantor or any Restricted Subsidiary;

    (6)
    Debt of the Parent Guarantor or any Restricted Subsidiary in connection with one or more standby or trade-related letters of credit, performance bonds, bid bonds, appeal bonds, bankers acceptances, insurance obligations, surety bonds, completion guarantees or other similar bonds and obligations, including self-bonding arrangements, issued by the Parent Guarantor or a Restricted Subsidiary in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances;

    (7)
    Debt arising from agreements of the Parent Guarantor or any Restricted Subsidiaries providing for indemnification, adjustment of purchase price, earnouts or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or any Subsidiary;

    (8)
    Acquired Debt, provided that after giving effect to the Incurrence thereof on a pro forma basis, either (a) the Parent Guarantor (or the Successor Company, as applicable) could Incur at least $1.00 of Debt under the Fixed Charge Coverage Ratio Test or (b) the Fixed Charge Coverage Ratio of the Parent Guarantor (or the Successor Company, as applicable) and its Restricted Subsidiaries on a consolidated basis is greater than immediately prior to such Incurrence;

    (9)
    Debt of the Parent Guarantor or any Restricted Subsidiary (other than any Debt incurred pursuant to clause (1) above) outstanding on the Issue Date (and, for purposes of clause (4)(D), not otherwise constituting Permitted Debt);

    (10)
    Debt of the Parent Guarantor or any Restricted Subsidiary (A) in existence on the date any Person becomes a Restricted Subsidiary as a result of an acquisition by the Parent Guarantor or any of its other Restricted Subsidiaries or (B) Incurred to finance the acquisition, construction or improvement of any assets, including Capital Lease Obligations and any Debt assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets before the acquisition thereof; provided that the aggregate principal amount at any time outstanding of any Debt Incurred pursuant to this clause, including all Permitted Refinancing Debt Incurred to refund, refinance or replace any Debt Incurred pursuant to this clause (10), may not exceed the greater of (x) $150.0 million or (y) 8% of Consolidated Net Tangible Assets;

    (11)
    Debt of the Issuers or any Guarantor consisting of Guarantees (or co-issuances in the case of the Co-issuer) of Debt of the Issuers or any Guarantor otherwise permitted under this covenant;

    (12)
    Preferred Stock of a Restricted Subsidiary issued to the Parent Guarantor or another Restricted Subsidiary; provided that any subsequent transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Preferred Stock (except to the Parent Guarantor or another Restricted Subsidiary) shall be deemed, in each case, to be an issue of Preferred Stock;

    (13)
    Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

    (14)
    any Permitted Receivables Financing in an aggregate principal amount at any time outstanding not to exceed the greater of (x) $100.0 million or (y) 5% of Consolidated Net Tangible Assets;

    (15)
    Debt Incurred by any Foreign Restricted Subsidiary for general corporate purposes in an aggregate principal amount not to exceed, at any one time outstanding and together with any other Debt incurred under this clause (15), $10.0 million;

    (16)
    Debt of the Parent Guarantor or any Restricted Subsidiary consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply or other arrangements;

    (17)
    Debt of the Parent Guarantor or any Restricted Subsidiary Incurred on or after the Original Issue Date not otherwise permitted hereunder in an aggregate principal amount at any time outstanding not to exceed the greater of (x) $150.0 million and (y) 8% of Consolidated Net Tangible Assets; and

    (18)
    Guarantees by the Parent Guarantor or any Restricted Subsidiary of borrowings by current or former officers, managers, directors, employees or consultants in connection with the purchase of Equity Interests of the Parent Guarantor by any such person in an aggregate principal amount not to exceed $2.5 million at any one time outstanding.

        For purposes of determining compliance with this covenant, in the event that an item of Debt or Disqualified Stock or Preferred Stock meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (18) above or is entitled to be incurred pursuant to paragraph (a) of this covenant, the Parent Guarantor shall, in its sole discretion, classify such item in any manner that complies with this covenant, and such Debt or Disqualified Stock or Preferred Stock will be treated as having been Incurred pursuant to the clauses of Permitted Debt or paragraph (a) hereof, as the case may be, designated by the Parent Guarantor, and from time to time may change the classification of an item of Debt (or any portion thereof) to any other type of Debt described in this covenant at any time, including pursuant to clause (a); provided that Debt under the Credit Agreement outstanding on the Original Issue Date shall be deemed at all times to be Incurred under clause (1) of Permitted Debt.

        Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Debt, Disqualified Stock or Preferred Stock of the same class will not be deemed to be an Incurrence of Debt, Disqualified Stock or Preferred Stock for purposes of this covenant but will be included in subsequent calculations of the amount of outstanding Debt for purposes of Incurring future Debt; provided that such accrual, accretion, amortization or payment is included in the calculation of Fixed Charges to the extent specified in the definition of such term. Notwithstanding any other provision of this covenant, the maximum amount of Debt that the Parent Guarantor or any Restricted Subsidiary may Incur pursuant to this covenant will not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values. Further, the accounting reclassification of any obligation of the Parent Guarantor or any of its Restricted Subsidiaries as Debt will not be deemed an Incurrence of Debt for purposes of this covenant.

        Neither the Issuers nor any Guarantor may Incur any Debt that is subordinated in right of payment to other Debt of the Issuers or the Guarantor unless such Debt is also subordinated in right of payment to the notes or the relevant Note Guaranty on substantially identical terms.

Limitation on Restricted Payments

(a)
The Parent Guarantor will not, and will not permit any Restricted Subsidiary to, directly or indirectly (the payments and other actions described in the following clauses being collectively "Restricted Payments"):

(1)
declare or pay any dividend or make any distribution on its Equity Interests (other than dividends or distributions paid in the Parent Guarantor's Qualified Equity Interests) held by Persons other than the Parent Guarantor or any of its Restricted Subsidiaries;

(2)
purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Parent Guarantor held by Persons other than the Parent Guarantor or any of its Restricted Subsidiaries;

(3)
repay, redeem, repurchase, defease or otherwise acquire or retire for value, or make any payment on or with respect to, any Existing Unsecured Notes or Subordinated Debt (other than a payment of interest or principal at Stated Maturity thereof or the redemption, repurchase or other acquisition or retirement for value of any Existing Unsecured Notes or Subordinated Debt in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case due within one year of the date of such redemption, repurchase, acquisition or retirement); or

(4)
make any Investment other than a Permitted Investment (a "Restricted Investment');

  unless, at the time of, and after giving effect to, the proposed Restricted Payment:

  (1)
  no Default has occurred and is continuing,

  (2)
  the Parent Guarantor could Incur at least $1.00 of Debt under the Fixed Charge Coverage Ratio Test, and

  (3)
  the aggregate amount expended for all Restricted Payments made on or after the Original Issue Date would not, subject to paragraph (c), exceed the sum of

  (A)
  50% of the aggregate amount of the Consolidated Net Income (or, if the Consolidated Net Income is a loss, minus 100% of the amount of the loss) accrued on a cumulative basis during the period, taken as one accounting period, beginning on the first day of the fiscal quarter in which the Original Issue Date occurred and ending on the last day of the Parent Guarantor's most recently completed fiscal quarter for which internal financial statements are available, plus

  (B)
  subject to paragraph (c), the aggregate net proceeds, including cash proceeds and the Fair Market Value of property other than cash, received by the Parent Guarantor (other than from a Subsidiary) after the Original Issue Date

  (i)
  from the issuance and sale of its Qualified Equity Interests, including by way of issuance of its Disqualified Equity Interests or Debt to the extent since converted into Qualified Equity Interests of the Parent Guarantor, or

  (ii)
  as a contribution to its common equity, plus

  (C)
  an amount equal to the sum, for all Unrestricted Subsidiaries, of the following:

  (i)
  the cash return, after the Original Issue Date, on Restricted Investments in an Unrestricted Subsidiary made after the Original Issue Date as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income), plus

      (ii)
      the portion (proportionate to the Parent Guarantor's equity interest in such Subsidiary) of the Fair Market Value of the assets less liabilities of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary, not to exceed, in the case of any Unrestricted Subsidiary, the amount of Restricted Investments made after the Original Issue Date by the Parent Guarantor and its Restricted Subsidiaries in such Unrestricted Subsidiary, plus

    (D)
    the cash return, after the Original Issue Date, on any other Restricted Investment made after the Original Issue Date, as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income), not to exceed the amount of such Restricted Investment so made; plus

    (E)
    any amount which previously qualified as a Restricted Payment on account of any Guarantee entered into by the Parent Guarantor or any Restricted Subsidiary; provided that such Guarantee has not been called upon and the obligation arising under such Guarantee no longer exists.

    The amount of any Restricted Payment, if other than in cash, will be the Fair Market Value, on the date of the Restricted Payment, of the assets or securities proposed to be transferred or issued to or by the Parent Guarantor or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment, except that the Fair Market Value of any non-cash dividend or distribution paid within 60 days after the date of its declaration shall be determined as of such date.

(b)
The foregoing will not prohibit:

(1)
the payment of any dividend or distribution within 60 days after the date of declaration thereof if, at the date of declaration, such payment would comply with paragraph (a);

(2)
dividends or distributions by a Restricted Subsidiary payable, on a pro rata basis or on a basis more favorable to the Parent Guarantor, to all holders of any class of Equity Interests of such Restricted Subsidiary a majority of which is held, directly or indirectly through Restricted Subsidiaries, by the Parent Guarantor;

(3)
the repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of Existing Unsecured Notes or Subordinated Debt with the proceeds of, or in exchange for, Permitted Refinancing Debt;

(4)
the purchase, redemption or other acquisition or retirement for value of Equity Interests of the Parent Guarantor in exchange for, or out of the proceeds of a substantially concurrent offering (with any offering within 45 days deemed as substantially concurrent) of, Qualified Equity Interests of the Parent Guarantor or of a contribution to the common equity of the Parent Guarantor, including a contribution of the Capital Stock of the Parent Guarantor;

(5)
the repayment, redemption, repurchase, defeasance or other acquisition or retirement of Existing Unsecured Notes or Subordinated Debt in exchange for, or out of the proceeds of, a cash or non-cash contribution to the capital of the Parent Guarantor or a substantially concurrent offering (with any offering within 45 days deemed as substantially concurrent) of, Qualified Equity Interests of the Parent Guarantor;

(6)
any Investment acquired as a capital contribution to the Parent Guarantor, or made in exchange for, or out of the net cash proceeds of, a substantially concurrent offering (with any offering within 45 days deemed as substantially concurrent) of Qualified Equity Interests of the Parent Guarantor;

  (7)
  amounts paid to the Parent Guarantor for the purchase, redemption or other acquisition or retirement for value of Equity Interests of the Parent Guarantor held by current officers, directors or employees or former officers, directors or employees (or their estates or beneficiaries under their estates or their immediate family members), of the Parent Guarantor or any of its Restricted Subsidiaries upon death, disability, retirement, severance or termination of employment or pursuant to any agreement under which the Equity Interests were issued, and Investments in the Equity Interests of the Parent Guarantor in connection with certain purchases or redemptions of Equity Interests held by officers, directors and employees or any employee pension benefit plan of a type specified in the indenture; provided that the aggregate cash consideration paid therefor in any twelve-month period after the Original Issue Date does not exceed an aggregate amount of $5.0 million;

  (8)
  the repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of any Existing Unsecured Notes, Subordinated Debt or Disqualified Stock at a purchase price not greater than 101% of the principal amount or liquidation preference thereof in the event of (x) a change of control pursuant to a provision no more favorable to the holders thereof than in the covenant described below under "—Repurchase of Notes Upon a Change of Control" or (y) an asset sale pursuant to a provision no more favorable to the holders thereof than in the covenant described below under "—Limitation on Asset Sales," provided that, in each case, prior to the repurchase the Company has made an Offer to Purchase and repurchased all notes issued under the indenture that were validly tendered for payment in connection with the Offer to Purchase; and

  (9)
  payments of dividends on the Parent Guarantor's Common Stock or purchases by the Parent Guarantor of its Common Stock, in an aggregate amount in any year not to exceed the product of (x) 2.5%, (y) the average price of the Parent Guarantor's Common Stock over the calendar year immediately preceding the date of such dividend or purchase, as applicable (adjusted appropriately to reflect subsequent stock splits, subdivisions and reclassifications) and (z) the number of shares of the Parent Guarantor's Common Stock outstanding on the last Business Day of such preceding calendar year;

  (10)
  cash payments in lieu of fractional shares upon exercise of options or warrants or conversion or exchange of convertible securities, repurchases of Equity Interests deemed to occur upon the exercise of options, warrants or other convertible securities to the extent such securities represent a portion of the exercise price of such options, warrants or other convertible securities and repurchases of Equity Interests in connection with the withholding of a portion of the Equity Interests granted or awarded to a director or an employee to pay for the Taxes payable by such director or employee upon such grant or award;

  (11)
  Restricted Payments in an aggregate amount not to exceed $150.0 million since the Original Issue Date; and

  (12)
  Restricted Payments in connection with the Transactions.

  provided that, in the case of clauses (7), (8), (9) and (11), no Default has occurred and is continuing or would occur as a result thereof.

(c)
Proceeds of the issuance of Qualified Equity Interests will be included under subclause (B) of clause (3) of paragraph (a) only to the extent they are not applied as described in clause (4), (5) or (6) of paragraph (b). Restricted Payments permitted pursuant to clause (2), (3), (4), (5), (6) or (12) will not be included in making the calculations under any of subclauses (A)-(E) of clause (3) of paragraph (a).

        For purposes of determining compliance with this covenant, in the event that a Restricted Payment permitted pursuant to this covenant or a Permitted Investment meets the criteria of more than one of the categories of Restricted Payment described in clauses (1) through (12) above or one or more clauses of the definition of Permitted Investments, the Parent Guarantor shall be permitted to classify such Restricted Payment or Permitted Investment on the date it is made, or later reclassify all or a portion of such Restricted Payment or Permitted Investment, in any manner that complies with this covenant, and such Restricted Payment or Permitted Investment shall be treated as having been made pursuant to only one of such clauses of this covenant or of the definition of Permitted Investments. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, less any amount paid, repaid, returned, distributed or otherwise received in cash in respect of such Investment.

Limitation on Liens

        The Parent Guarantor will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur or permit to exist any Lien of any nature whatsoever on any of its properties or assets, whether owned at the Original Issue Date or thereafter acquired, to secure any Debt other than Permitted Liens.

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

(a)
Except as provided in paragraph (b), the Parent Guarantor will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to

(1)
pay dividends or make any other distributions on its Equity Interests to the Parent Guarantor or any other Restricted Subsidiary,

(2)
pay any Debt owed to the Parent Guarantor or any other Restricted Subsidiary,

(3)
make loans or advances to the Parent Guarantor or any other Restricted Subsidiary, or

(4)
transfer any of its property or assets to the Parent Guarantor or any other Restricted Subsidiary.

(b)
The provisions of paragraph (a) do not apply to any encumbrances or restrictions:

(1)
existing on the Original Issue Date in the Credit Agreement, the indenture or any other agreements in effect on the Original Issue Date, and any amendments, modifications, restatements, extensions, renewals, replacements or refinancings of any of the foregoing; provided that the encumbrances and restrictions in the amendment, modification, restatement, extension, renewal, replacement or refinancing are, taken as a whole, no less favorable in any material respect to the noteholders than the encumbrances or restrictions being amended, modified, restated, extended, renewed, replaced or refinanced;

(2)
existing pursuant to the indenture, the notes, the Note Guaranty or the other Note Documents;

(3)
existing under or by reason of applicable law, rule, regulation or order;

(4)
existing under any agreements or other instruments of, or with respect to

(A)
any Person, or the property or assets of any Person, at the time the Person is acquired by the Parent Guarantor or any Restricted Subsidiary, or

(B)
any Unrestricted Subsidiary at the time it is designated or is deemed to become a Restricted Subsidiary, which encumbrances or restrictions (i) are not applicable to any other Person or the property or assets of any other Person and (ii) were not put in place in anticipation of such event and any amendments, modifications, restatements, extensions, renewals, replacements or refinancings of any of the foregoing, provided that the encumbrances and restrictions in the amendment, modification, restatement, extension, renewal, replacement or refinancing are, taken as a whole, no less favorable in any material respect to the noteholders than the encumbrances or restrictions being amended, modified, restated, extended, renewed, replaced or refinanced;

  (5)
  of the type described in clause (a)(4) arising or agreed to (i) in the ordinary course of business that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license, conveyance or similar contract, including with respect to intellectual property, (ii) that restrict in a customary manner, pursuant to provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements, the transfer of ownership interests in, or assets of, such partnership, limited liability company, joint venture or similar Person or (iii) by virtue of any Lien on, or agreement to transfer, option or similar right with respect to any property or assets of, the Parent Guarantor or any Restricted Subsidiary;

  (6)
  with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of the Capital Stock of, or property and assets of, the Restricted Subsidiary pending closing of such sale or disposition that is permitted by the indenture;

  (7)
  consisting of customary restrictions pursuant to any Permitted Receivables Financing;

  (8)
  existing pursuant to Permitted Refinancing Debt; provided that the encumbrances and restrictions contained in the agreements governing such Permitted Refinancing Debt are, taken as a whole, no less favorable in any material respect to the noteholders than those contained in the agreements governing the Debt being refinanced;

  (9)
  consisting of restrictions on cash or other deposits or net worth imposed by customers, suppliers or required by insurance surety bonding companies, in each case, in the ordinary course of business;

  (10)
  existing pursuant to purchase money obligations for property acquired in the ordinary course of business and Capital Leases or operating leases or Specified Coal Agreements or Mining Leases that impose encumbrances or restrictions discussed in clause (a)(4) above on the property so acquired or covered thereby;

  (11)
  existing pursuant to any Debt Incurred by, or other agreement of, a Foreign Subsidiary, which encumbrances or restrictions are customary for a financing or agreement of such type;

  (12)
  existing pursuant to customary provisions in joint venture, operating or similar agreements, asset sale agreements and stock sale agreements required in connection with the entering into of such transaction; or

  (13)
  existing pursuant to any agreement or instrument relating to any Debt permitted to be Incurred subsequent to the Original Issue Date by the covenant described above under "—Limitation on Debt and Disqualified Stock and Preferred Stock" (A) if the encumbrances and restrictions contained in any such agreement or instrument are, taken as a whole, no less favorable in any material respect to the noteholders than the encumbrances and restrictions contained in the Credit Agreement in effect as of the Original Issue Date (as determined in good faith by the Parent Guarantor) or (B) such encumbrances and restrictions are, taken as a whole, no less favorable in any material respect to the noteholders than is customary in comparable financings (as determined in good faith by the Parent Guarantor), and the Parent Guarantor determines in good faith that such encumbrances and restrictions will not materially affect the Company's ability to make principal or interest payments on the notes as and when they become due.

Note Guaranties by Restricted Subsidiaries

        If and for so long as any Domestic Restricted Subsidiary of the Parent Guarantor (other than an Issuer), directly or indirectly, Guarantees any Debt of an Issuer or a Guarantor under the Credit Agreement, such Domestic Restricted Subsidiary shall provide a Note Guaranty within 15 days, and, if the guaranteed Debt is Subordinated Debt, the Guarantee of such guaranteed Debt must be subordinated in right of payment to the Note Guaranty to at least the extent that the guaranteed Debt is subordinated to the notes.

Repurchase of Notes Upon a Change of Control

        Not later than 30 days following a Change of Control, the Company will make an Offer to Purchase (as defined below) all outstanding notes at a purchase price equal to 101% of the principal amount of the notes plus accrued and unpaid interest to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to purchase the notes pursuant to this covenant in the event that (i) prior to the requirement to commence the Offer to Purchase the Company has given the notice to exercise its right to redeem all the notes under the terms described in "—Optional Redemption" and redeemed the notes in accordance with such notice or (ii) a third party makes the Offer to Purchase in the manner, at the time and otherwise in compliance with the requirements set forth in the indenture applicable to an Offer to Purchase made by the Company and purchases all notes properly tendered and not withdrawn under the offer.

        An "Offer to Purchase" must be made by written offer, which will specify the principal amount of notes subject to the offer and the purchase price. The offer must specify an expiration date (the "expiration date") not less than 30 days or more than 60 days after the date of the offer, and a settlement date for purchase (the "purchase date") not more than five Business Days after the expiration date. The offer must include information concerning the business of the Company and its Subsidiaries which the Company in good faith believes will enable the holders to make an informed decision with respect to the Offer to Purchase. The offer will also contain instructions and materials necessary to enable holders to tender notes pursuant to the offer. If the Offer to Purchase is sent prior to the occurrence of the Change of Control, it may be conditioned upon the consummation of the Change of Control.

        A holder may tender all or any portion of its notes pursuant to an Offer to Purchase, subject to the requirement that any portion of a note tendered must be in a minimum of $1,000 principal amount or a multiple of $1,000 principal amount in excess thereof. Holders are entitled to withdraw notes tendered up to the close of business on the expiration date. On the purchase date the purchase price will become due and payable on each note accepted for purchase pursuant to the Offer to Purchase, and interest on notes purchased will cease to accrue on and after the purchase date.

        The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of the notes pursuant to an Offer to Purchase pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions in the indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such compliance.

        Holders may not be entitled to require us to purchase their notes in certain circumstances involving a significant change in the composition of our Board of Directors, including in connection with a proxy contest where our Board of Directors does not approve a dissident slate of directors but approves them as continuing directors, even if our Board of Directors initially opposed the directors.

        The Credit Agreement also provides that the occurrence of certain change of control events with respect to the Company or the Parent Guarantor would constitute a default thereunder.

        Future debt of the Issuers may prohibit the Company from purchasing notes in the event of a Change of Control, provide that a Change of Control is a default or require the Company to repurchase the notes upon a Change of Control. Moreover, the exercise by the noteholders of their right to require the Company to purchase the notes could cause a default under other debt, even if the Change of Control itself does not, due to the financial effect of the purchase on the Issuers.

        Finally, the Company's ability to pay cash to the noteholders following the occurrence of a Change of Control may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make the required purchase of the notes. See "Risk Factors—Risks Related to the Notes—We may be unable to repurchase notes in the event of a change of control."

        Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holder of the notes to require that the Issuer purchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

        The provisions under the indenture relating to the Company's obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or amended as described below in "—Amendments and Waivers."

        In the event that holders of not less than 90% of the aggregate principal amount of the outstanding notes accept an Offer to Purchase and the Company (or the third party making the Offer to Purchase in lieu of the Company) purchases all of the notes held by such holders, the Issuers will have the right, upon not less than 15 nor more than 60 days' prior notice, given not more than 30 days following the purchase pursuant to the Offer to Purchase described above, to redeem all of the notes that remain outstanding following such purchase at a redemption price equal to the Offer to Purchase payment price plus accrued and unpaid interest on the notes redeemed to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Limitation on Asset Sales

        The Parent Guarantor will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless the following conditions are met:

  (1)
  The Asset Sale is for at least Fair Market Value (measured at the time of contractually agreeing to such Asset Sale).

  (2)
  At least 75% of the aggregate consideration received by the Parent Guarantor or its Restricted Subsidiaries for such Asset Sale and all other Asset Sales since the Original Issue Date consists of cash or Cash Equivalents.

    For purposes of this clause (2):

    (A)
    the assumption by the purchaser of Debt or other obligations or liabilities (as shown on the Parent Guarantor's most recent balance sheet or in the footnotes thereto) (other than Subordinated Debt or other obligations or liabilities subordinated in right of payment to the notes) of the Parent Guarantor or a Restricted Subsidiary pursuant to operation of law or a customary novation or assumption agreement,

    (B)
    Additional Assets,

    (C)
    instruments, notes, securities or other obligations received by the Parent Guarantor or such Restricted Subsidiary from the purchaser that are promptly, but in any event within

      90 days of the closing, converted by the Parent Guarantor or such Restricted Subsidiary to cash or Cash Equivalents, to the extent of the cash or Cash Equivalents actually so received, and

    (D)
    any Designated Non-cash Consideration received by the Parent Guarantor or such Restricted Subsidiary in the Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (D) that is at that time outstanding, not to exceed the greater of (x) $20.0 million and (y) 1.0% of the Parent Guarantor's Consolidated Net Tangible Assets at the time of receipt of such outstanding Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value), shall in each case be considered cash or Cash Equivalents.

  (3)
  Within 360 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Parent Guarantor or a Restricted Subsidiary may apply such Net Cash Proceeds at its option

  (A)
  to permanently repay First Priority Secured Debt or Pari Passu Secured Debt of any Issuer or Guarantor (provided that with respect to Pari Passu Secured Debt, such repayment, redemption or repurchase must be made either by a pro rata redemption or repayment of outstanding Pari Passu Secured Debt or by an offer to purchase on a pro rata basis made to all holders of Pari Passu Debt, unless such repayment, redemption or repurchase is otherwise made on terms more favorable to the holders of the notes than the holders of other Pari Passu Secured Debt) or any Debt of a Restricted Subsidiary that is neither an Issuer nor a Guarantor owing to a Person other than the Parent Guarantor or a Restricted Subsidiary and, in the case of a revolving credit, permanently reduce the commitments thereunder by such amount, or

  (B)
  to acquire Additional Assets or to make capital expenditures in a Permitted Business.

    A binding commitment to make an acquisition referred to in clause (B) shall be treated as a permitted application of the Net Cash Proceeds from the date of such commitment; provided that (x) such investment is consummated within 360 days after the earlier of the making of such commitment and the end of the 360-day period referred to in the first sentence of this clause (3) (it being understood that if such commitment is for an LBA, LBM or any other purchase, lease or other arrangement for mineral or surface rights, the Net Cash Proceeds need only be applied as and when installments are due and payable) and (y) if such acquisition is not consummated within the period set forth in subclause (x) or such binding commitment is terminated, the Net Cash Proceeds not so applied will be deemed to be Excess Proceeds (as defined below).

  (4)
  The Net Cash Proceeds of an Asset Sale not applied pursuant to clause (3) within 360 days of the Asset Sale constitute "Excess Proceeds." Excess Proceeds of less than $25.0 million will be carried forward and accumulated. When the aggregate amount of the accumulated Excess Proceeds equals or exceeds such amount, the Company must, within 30 days, make an Offer to Purchase notes having a principal amount equal to

  (A)
  accumulated Excess Proceeds, multiplied by

  (B)
  a fraction (x) the numerator of which is equal to the outstanding aggregate principal amount of the notes and (y) the denominator of which is equal to the outstanding aggregate principal amount of the notes and all other Pari Passu Secured Debt similarly required to be repaid, redeemed or tendered for in connection with the Asset Sale, rounded down to the nearest $1,000. The purchase price for the notes will be 100% of the principal amount plus accrued interest to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). If the Offer to Purchase is for less than all of the outstanding notes and notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the offer, the Company will purchase notes having an aggregate principal amount equal to the purchase amount on a pro rata basis, with adjustments so that only notes in multiples of $1,000 principal amount (and in a minimum amount of $1,000) will be purchased. Upon completion of the Offer to Purchase, Excess Proceeds will be reset at zero, and any Excess Proceeds remaining after consummation of the Offer to Purchase may be used for any purpose not otherwise prohibited by the indenture.

        The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each purchase of notes pursuant to an Offer to Purchase pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions in the indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such compliance.

Limitation on Transactions with Affiliates

  (a)
  The Parent Guarantor will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction or arrangement including the purchase, sale, lease or exchange of property or assets, or the rendering of any service with any Affiliate of the Parent Guarantor or any Restricted Subsidiary (a "Related Party Transaction") involving aggregate consideration in excess of $2.0 million, unless the Related Party Transaction is on fair and reasonable terms that are not materially less favorable (as reasonably determined by the Parent Guarantor) to the Parent Guarantor or the relevant Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of the Parent Guarantor.

  (b)
  Any Related Party Transaction or series of Related Party Transactions with an aggregate value in excess of $15.0 million must first be approved by a majority of the Board of Directors who are disinterested in the subject matter of the transaction pursuant to a Board Resolution.

  (c)
  The foregoing paragraphs do not apply to:

  (1)
  any transaction between the Parent Guarantor and any of its Restricted Subsidiaries or between Restricted Subsidiaries of the Parent Guarantor;

  (2)
  the payment of reasonable and customary regular fees to directors of the Company or the Parent Guarantor who are not employees of the Company or the Parent Guarantor;

  (3)
  any Permitted Investment or any Restricted Payment permitted under the covenant described above under "—Limitation on Restricted Payments;"

  (4)
  any issuance of Equity Interests (other than Disqualified Equity Interests) of the Parent Guarantor;

  (5)
  loans or advances to officers, directors or employees of the Company or the Parent Guarantor in the ordinary course of business of the Parent Guarantor or its Restricted Subsidiaries or Guarantees in respect thereof or otherwise made on their behalf (including payment on such Guarantees) but only to the extent permitted by applicable law, including the Sarbanes-Oxley Act of 2002;

    (6)
    any employment, consulting, service or termination agreement, or reasonable and customary indemnification arrangements, entered into by the Parent Guarantor or any of its Restricted Subsidiaries with officers and employees of the Parent Guarantor or any of its Restricted Subsidiaries that are Affiliates of the Parent Guarantor and the payment of compensation to such officers and employees (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans) so long as such agreement has been entered into in the ordinary course of business;

    (7)
    transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services (including pursuant to joint venture agreements) in the ordinary course of business on terms at least as favorable as might reasonably have been obtained at such time from a Person that is not an Affiliate of the Parent Guarantor, as determined in good faith by the Parent Guarantor;

    (8)
    transactions arising under any contract, agreement, instrument or other arrangement in effect on the Original Issue Date, as amended, modified or replaced from time to time so long as the amended, modified or new arrangements, taken as a whole at the time such arrangements are entered into, are not materially less favorable to the Parent Guarantor and its Restricted Subsidiaries than those in effect on the Original Issue Date;

    (9)
    transactions entered into as part of a Permitted Receivables Financing;

    (10)
    transactions with any Affiliate in its capacity as a holder of Debt or Equity Interests; provided that such Affiliate owns less than a majority of the interests of the relevant class and is treated the same as other holders; and

    (11)
    payments to or from, and transactions with, any joint ventures or similar arrangements (including, without limitation, any cash management activities relating thereto); provided that such arrangements are on terms no less favorable to the Parent Guarantor and its Restricted Subsidiaries, on the one hand, than to the relevant joint venture partner and its Affiliates, on the other hand, taking into account all related agreements and transactions entered in by the Parent Guarantor and its Restricted Subsidiaries, on the one hand, and the relevant joint venture partner and its Affiliates, on the other hand.

Designation of Restricted and Unrestricted Subsidiaries

  (a)
  The Parent Guarantor may designate any Subsidiary, including a newly acquired or created Subsidiary (other than the Company or the Co-issuer), to be an Unrestricted Subsidiary if it meets the following qualifications and the designation would not cause a Default.

  (1)
  Such Subsidiary does not own any Capital Stock of the Parent Guarantor or any Restricted Subsidiary or hold any Debt of, or any Lien on any property of, the Parent Guarantor or any Restricted Subsidiary.

  (2)
  At the time of the designation, the designation would be permitted under the covenant described above under "—Limitation on Restricted Payments."

  (3)
  To the extent the Debt of the Subsidiary is not Non-Recourse Debt, any Guarantee or other credit support thereof by the Parent Guarantor or any Restricted Subsidiary is permitted under the covenants described above under "—Limitation on Debt and Disqualified Stock or Preferred Stock" and "—Limitation on Restricted Payments."

  (4)
  The Subsidiary is not party to any transaction or arrangement with the Parent Guarantor or any Restricted Subsidiary that would not be permitted under the covenant described above under "—Limitation on Transactions with Affiliates" after giving effect to the exceptions thereto.

    (5)
    Neither the Parent Guarantor nor any Restricted Subsidiary has any obligation to subscribe for additional Equity Interests of the Subsidiary or to maintain or preserve its financial condition or cause it to achieve specified levels of operating results, except to the extent permitted by covenants described above under "—Limitation on Debt and Disqualified Stock or Preferred Stock" and "—Limitation on Restricted Payments."

    Once so designated the Subsidiary will remain an Unrestricted Subsidiary, subject to paragraph (b).

(b)	(1)	A Subsidiary previously designated an Unrestricted Subsidiary which fails to meet the qualifications set forth in paragraph (a) will be deemed to become at that time a Restricted Subsidiary, subject to the consequences set forth in paragraph (d).
	(2)	The Board of Directors may designate an Unrestricted Subsidiary to be a Restricted Subsidiary if the designation would not cause a Default.
  (c)
  Upon a Restricted Subsidiary becoming an Unrestricted Subsidiary,

  (1)
  all existing Investments of the Parent Guarantor and the Restricted Subsidiaries therein (valued at the Parent Guarantor's proportional share of the Fair Market Value of its assets less liabilities) will be deemed made at that time;

  (2)
  all existing Capital Stock or Debt of the Parent Guarantor or a Restricted Subsidiary held by it will be deemed Incurred at that time, and all Liens on property of the Parent Guarantor or a Restricted Subsidiary held by it will be deemed incurred at that time;

  (3)
  all existing transactions between it and the Parent Guarantor or any Restricted Subsidiary will be deemed entered into at that time;

  (4)
  it shall be released at that time from its Note Guaranty, if any; and

  (5)
  it will cease to be subject to the provisions of the indenture and the Note Documents as a Restricted Subsidiary.

  (d)
  Upon an Unrestricted Subsidiary becoming, or being deemed to become, a Restricted Subsidiary,

  (1)
  all of its Debt and Disqualified Stock or Preferred Stock will be deemed Incurred at that time for purposes of the covenant described above under "—Limitation on Debt and Disqualified Stock or Preferred Stock," but will not be considered the sale or issuance of Equity Interests for purposes of the covenant described above under "—Limitation on Asset Sales;"

  (2)
  Investments therein previously charged under the covenant described above under "—Limitation on Restricted Payments" will be credited thereunder;

  (3)
  it may be required to issue a Note Guaranty pursuant to the covenant described above under "—Note Guaranties by Restricted Subsidiaries;" and

  (4)
  it will thenceforward be subject to the provisions of the indenture as a Restricted Subsidiary.

  (e)
  Any designation by the Parent Guarantor of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary will be evidenced to the trustee by promptly filing with the trustee a copy of the Board Resolution giving effect to the designation and an officers' certificate certifying that the designation complied with the foregoing provisions.

Financial Reports

        Whether or not the Parent Guarantor is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any notes are outstanding the Parent Guarantor must provide the trustee and noteholders (or make available on EDGAR) within the time periods specified in those sections with

  (1)
  all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Parent Guarantor were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to annual information only, a report thereon by the Parent Guarantor's certified independent accountants, and

  (2)
  all current reports that would be required to be filed with the Commission on Form 8-K if the Parent Guarantor were required to file such reports.

        Delivery of such reports, information and documents to the trustee is for informational purposes only and its receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including either of the Issuers' or any other Person's compliance with any of its covenants under the indenture or the notes (as to which the trustee is entitled to rely exclusively on an officers' certificate).

        Any and all Defaults or Events of Default arising from a failure to furnish or file in a timely manner any information or report required by this covenant shall be deemed cured (and the Parent Guarantor shall be deemed to be in compliance with this covenant) upon furnishing or filing such information or report as contemplated by this covenant (but without regard to the date on which such information or report is so furnished or filed); provided that such cure shall not otherwise affect the rights of the holders described below under "—Default and Remedies" if principal and interest have been accelerated in accordance with the terms of the indenture and such acceleration has not been rescinded or cancelled prior to such cure.

Reports to Trustee

        The Issuers will deliver to the trustee:

  (1)
  within 120 days after the end of each fiscal year an officers' certificate stating that the Issuers have fulfilled their obligations under the indenture or, if there has been a Default, specifying the Default and its nature and status; and

  (2)
  within 30 days after either Issuer becomes aware of the occurrence of a Default, a written notice setting forth the details of the Default, and (unless such Default has already been cured) the action which such Issuer proposes to take with respect thereto.

  Limitation on Business Activities of the Co-issuer

        The Co-issuer may not hold any material assets, become liable for any material obligations or engage in any significant business activities; provided that it may be a co-obligor with respect to the notes or any other Debt issued by the Company, and may engage in any activities directly related thereto or necessary in connection therewith. The Co-issuer shall be a Wholly Owned Subsidiary of the Company at all times.

Consolidation, Merger or Sale of Assets

  The Company and the Parent Guarantor

  (a)
  Neither the Company nor the Parent Guarantor will

  (1)
  consolidate or merge with or into any Person, or

    (2)
    sell, convey, transfer, or otherwise dispose of all or substantially all of its assets, in one transaction or a series of related transactions, to any Person unless

    (A)
    either (x) the Company or the Parent Guarantor, as applicable, is the continuing Person or (y) the resulting, surviving or transferee Person (the "Surviving Company") is a corporation, partnership (including a limited partnership), trust or limited liability company organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and expressly assumes by supplemental indenture (or other agreement or instrument, as applicable) all of the obligations of its predecessor under the indenture, the notes, the Note Guaranties and the other Note Documents, as applicable;

    (B)
    immediately after giving effect to the transaction, no Default has occurred and is continuing;

    (C)
    immediately after giving effect to the transaction on a pro forma basis, the Parent Guarantor (or the Surviving Company, as applicable) (i) could Incur at least $1.00 of Debt under the Fixed Charge Coverage Ratio Test or (ii) would have a Fixed Charge Coverage Ratio on a pro forma basis that is at least equal to the Fixed Charge Coverage Ratio of the Parent Guarantor immediately prior to such transaction; and

    (D)
    the Parent Guarantor delivers to the trustee an officers' certificate and an opinion of counsel, each stating that the consolidation, merger or transfer and the supplemental indenture (or other agreement or instrument, as applicable) (if any) comply with the indenture;

    provided, that clauses (B) and (C) will not apply (i) to the consolidation, merger, sale, conveyance, transfer or other disposition of either the Company or the Parent Guarantor with or into a Wholly Owned Restricted Subsidiary or the consolidation, merger, sale, conveyance, transfer or other disposition of a Wholly Owned Restricted Subsidiary with or into either the Company or the Parent Guarantor or (ii) if, in the good faith determination of the Board of Directors of the Parent Guarantor, whose determination is evidenced by a Board Resolution, the sole purpose of the transaction is to change the jurisdiction of formation or incorporation of the Company or the Parent Guarantor, as applicable.

  (b)
  Neither the Company nor the Parent Guarantor shall lease all or substantially all of its assets, whether in one transaction or a series of transactions, to one or more other Persons.

  (c)
  Upon the consummation of any transaction effected in accordance with these provisions, if the Company or the Parent Guarantor, as applicable, is not the continuing Person, the Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company or the Parent Guarantor, as applicable, under the indenture, the notes, the Note Guaranties and the other Note Documents, as applicable, with the same effect as if such Successor Company had been named as the Company or the Parent Guarantor, as applicable, in the Indenture. Upon any such substitution in the case of the Company, except for its sale, conveyance, transfer or disposition of less than all its assets, the Company will be released from its obligations under the indenture, the notes and the other Note Documents, and, upon any such substitution in the case of the Parent Guarantor, it will be released from its obligations under the indenture, its Note Guaranty and the other Note Documents as described above under "—Guarantees."

  Co-Issuer

        The Co-issuer shall not consolidate or merge with or into any Person, or permit any Person to merge with or into the Co-issuer unless:

  (1)
  concurrently therewith, a corporate Wholly Owned Restricted Subsidiary of the Company organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia (which may be the continuing Person as a result of such transaction) shall expressly assume, by a supplemental indenture (or other agreement or instrument, as applicable), all of the obligations of the Co-issuer under the indenture, the notes and the other Note Documents; or

  (2)
  after giving effect thereto, at least one obligor on the notes shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof; and

  (3)
  immediately after such transaction, no Default has occurred and is continuing.

  Subsidiary Guarantors

  No Subsidiary Guarantor may

  (a)
  consolidate or merge with or into any Person, or

  (b)
  sell, convey, transfer or otherwise dispose of all or substantially all of the Subsidiary Guarantor's assets, in one transaction or a series of related transactions, to any Person, unless

  (1)
  the other Person is the Parent Guarantor, the Company or any Restricted Subsidiary that is a Subsidiary Guarantor or becomes a Subsidiary Guarantor concurrently with the transaction; or

  (2)
  (A) either (x) the Subsidiary Guarantor is the continuing Person or (y) the resulting, surviving or transferee Person expressly assumes by supplemental indenture (or other agreement or instrument, as applicable) all of the obligations of the Subsidiary Guarantor under its Note Guaranty and the other Note Documents; and

  (B)
  immediately after giving effect to the transaction, no Default has occurred and is continuing; or

  (3)
  the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Subsidiary Guarantor or the sale or disposition of all or substantially all the assets of the Subsidiary Guarantor (in each case other than to the Parent Guarantor or a Restricted Subsidiary) in a transaction or other circumstance that does not violate the indenture.

Default and Remedies

  Events of Default

        An "Event of Default" occurs with respect to the notes if:

  (1)
  the Issuers default in the payment of the principal and premium, if any, of any note when the same becomes due and payable at final maturity, upon acceleration or redemption, or otherwise (other than pursuant to an Offer to Purchase);

  (2)
  the Issuers default in the payment of interest on any note when the same becomes due and payable, and the default continues for a period of 30 days;

  (3)
  the Company fails to make an Offer to Purchase and thereafter accept and pay for the notes tendered when and as required pursuant to the covenant described above under "—Certain Covenants—Repurchase of Notes Upon a Change of Control" or the Issuers or any Guarantor fails to comply with the covenant described above under "—Consolidation, Merger or Sale of Assets;"

  (4)
  the Issuers or the Parent Guarantor defaults in the performance of or breach any other of its covenants or agreements in the indenture or, under the notes or under the other Note Documents (other than a default specified in clause (1), (2) or (3) above) and the default or breach continues for a period of 60 consecutive days (or 90 consecutive days in the case of a failure to comply with the reporting obligations described under the caption "—Certain Covenants—Financial Reports") after written notice to the Issuers by the trustee or to the Issuers and the trustee by the holders of 25% or more in aggregate principal amount of the notes;

  (5)
  there occurs with respect to any Debt of the Parent Guarantor or any of its Significant Restricted Subsidiaries having an outstanding principal amount of $50.0 million or more in the aggregate for all such Debt of all such Persons (i) an event of default that results in such Debt being due and payable prior to its scheduled maturity or (ii) failure to make a principal payment on such Debt when due and such defaulted payment is not made, waived or extended within the applicable grace period;

  (6)
  one or more final judgments or orders for the payment of money are rendered against the Parent Guarantor or any of its Restricted Subsidiaries and are not paid or discharged, and there is a period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $50.0 million (in excess of amounts which the Parent Guarantor's insurance carriers have agreed to pay under applicable policies) during which a stay of enforcement, by reason of a pending appeal or otherwise, is not in effect;

  (7)
  certain bankruptcy defaults occur with respect to the Parent Guarantor or any Significant Restricted Subsidiary;

  (8)
  any Note Guaranty ceases to be in full force and effect, other than in accordance the terms of the indenture, or a Guarantor denies or disaffirms its obligations under its Note Guaranty; or

  (9)
  the occurrence of the following:

  (a)
  except as permitted by the Note Documents, any Note Document establishing the Second Priority Liens ceases for any reason to be enforceable; provided that it will not be an Event of Default under this clause (9)(a) if the sole result of the failure of one or more Note Documents to be fully enforceable is that any Second Priority Lien purported to be granted under such Note Documents on Collateral, individually or in the aggregate, having a fair market value of not more than $50.0 million, ceases to be an enforceable and perfected Second Priority Lien; provided that if such failure is susceptible to cure, no Event of Default shall arise with respect thereto until 30 days after any officer of the Company or any Restricted Subsidiary becomes aware of such failure, which failure has not been cured during such time period;

  (b)
  except as permitted by the Note Documents, any Second Priority Lien purported to be granted under any Note Document on Collateral, individually or in the aggregate, having a fair market value in excess of $50.0 million, ceases to be an enforceable and perfected second priority Lien, subject to the First/Second Lien Intercreditor Agreement and Permitted Liens; provided that if such failure is susceptible to cure, no Event of Default shall arise with respect thereto until 30 days after any officer of the Company or any Restricted Subsidiary becomes aware of such failure, which failure has not been cured during such time period; and

    (c)
    any Issuer or Guarantor, or any Person acting on behalf of any of them, denies or disaffirms, in writing, any obligation of such Issuer or Guarantor set forth in or arising under any Note Document establishing Second Priority Liens.

  Consequences of an Event of Default

        If an Event of Default, other than a bankruptcy default with respect to the Parent Guarantor or the Company, occurs and is continuing under the indenture, the trustee or the holders of at least 25% in aggregate principal amount of the notes issued under the indenture then outstanding, by written notice to the Issuers (and to the trustee if the notice is given by the holders), may declare the principal of and accrued interest on the notes to be immediately due and payable. Upon a declaration of acceleration, such principal and accrued interest will become immediately due and payable. If a bankruptcy default occurs with respect to the Parent Guarantor or the Company, the principal of and accrued interest on the notes then outstanding will become immediately due and payable without any declaration or other act on the part of the trustee or any holder.

        The holders of a majority in principal amount of the outstanding notes issued under the indenture by written notice to the Issuers and to the trustee may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if

  (1)
  all existing Events of Default, other than the nonpayment of the principal of, and interest on, the notes that have become due solely by the declaration of acceleration, have been cured or waived, and

  (2)
  the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

        Except as otherwise provided in "—Consequences of an Event of Default" or "—Amendments and Waivers—Amendments with Consent of Holders," the holders of a majority in aggregate principal amount of the outstanding notes may, by notice to the trustee, waive an existing Default and its consequences. Upon such waiver, the Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

        In the event of a declaration of acceleration of the notes because an Event of Default described in clause (5) under "—Events of Default" has occurred and is continuing, the declaration of acceleration of the notes shall be automatically annulled, without any action by the trustee or the holders, if the event of default or payment default triggering such Event of Default pursuant to clause (5) shall be remedied or cured, or rescinded or waived by the holders of the Debt, or the Debt that gave rise to such Event of Default shall have been discharged in full, within 30 days after the declaration of acceleration with respect thereto and if (i) the annulment of the acceleration of the notes would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, except nonpayment of principal, premium or interest on the notes that became due solely because of the acceleration of the notes, have been cured or waived.

        The holders of a majority in aggregate principal amount of the outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. However, the trustee may refuse to follow any direction that conflicts with law or the indenture or the other Note Documents, that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of notes not joining in the giving of such direction. In addition, the trustee may take any other action it deems proper that is not inconsistent with any such direction received from holders of notes. Neither the trustee nor the Collateral Agent shall be obligated to take any action at the direction of holders unless such holders have offered to the trustee and Collateral Agent indemnity or security satisfactory to the trustee and Collateral Agent.

        A holder may not institute any proceeding, judicial or otherwise, with respect to the indenture, the notes or the other Note Documents, or for the appointment of a receiver or trustee, or for any other remedy under the indenture, the notes or the other Note Documents, unless:

  (1)
  the holder has previously given to the trustee written notice of a continuing Event of Default;

  (2)
  holders of at least 25% in aggregate principal amount of outstanding notes have made written request to the trustee to institute proceedings in respect of the Event of Default in its own name as trustee under the Indenture;

  (3)
  holders have offered to the trustee indemnity reasonably satisfactory to the trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

  (4)
  the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

  (5)
  during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding notes have not given the trustee a direction that is inconsistent with such written request.

        Notwithstanding anything in the indenture to the contrary, the right of a holder of a note to receive payment of principal of or interest on its note on or after the Stated Maturities thereof, or to bring suit for the enforcement of any such payment on or after such dates, may not be impaired or affected without the consent of that holder.

        If any Default occurs and is continuing and is known to the trustee, the trustee will send notice of the Default to each holder within 90 days after it occurs, unless the Default has been cured; provided that, except in the case of a default in the payment of the principal of or interest on any note, the trustee may withhold the notice if and so long as the trustee in good faith determines that withholding the notice is in the interest of the holders.

        Subject to certain limited exceptions, pursuant to the terms of the First/Second Lien Intercreditor Agreement, so long as the Credit Agreement is outstanding, the First Lien Agent will determine the time and method by which the security interests in the Collateral will be enforced. See "—Certain Intercreditor Provisions—The First/Second Lien—Intercreditor Agreement."

No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders

        No director, officer, employee, incorporator, member or stockholder of the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or such Guarantor under the notes, any Note Guaranty, the indenture or any other Note Document or for any claim based on, in respect of, or by reason of, such obligations. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. This waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Amendments and Waivers

  Amendments without Consent of Holders

        The Issuers, the trustee and the Collateral Agent, as applicable, may amend or supplement the indenture, the notes and the other Note Documents without notice to or the consent of any noteholder:

  (1)
  to cure any ambiguity, defect, omission or inconsistency in the Note Documents;

  (2)
  to comply with the covenant described above under "—Consolidation, Merger or Sale of Assets;"

  (3)
  to comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act;

  (4)
  to evidence and provide for the acceptance of an appointment by a successor trustee;

  (5)
  to provide for uncertificated notes in addition to or in place of certificated notes, provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code;

  (6)
  to provide for any Guarantee of the notes, or to confirm and evidence the release, termination or discharge of any Guarantee when such release, termination or discharge is permitted by the indenture;

  (7)
  to provide for the issuance of additional notes in accordance with the terms of the indenture;

  (8)
  (a) to conform any provision to this "Description of the Notes" and (b) conform the text of the Note Documents or any other such documents (in recordable form) as may be necessary or advisable to preserve and confirm the relative priorities of the First Lien Obligations and Second Lien Obligations as such priorities are contemplated and set forth in the First Lien/Second Lien Intercreditor Agreement;

  (9)
  make, complete or confirm any grant of Collateral permitted or required by any of the Note Documents, including to secure additional First Priority Secured Debt and Pari Passu Secured Debt;

  (10)
  release, discharge, terminate or subordinate Liens on Collateral in accordance with the Note Documents and to confirm and evidence any such release, discharge, termination or subordination;

  (11)
  as provided in the First/Second Lien Intercreditor Agreement and the Pari Passu Second Lien Intercreditor Agreement; or

  (12)
  to make any other change that does not materially and adversely affect the rights of any holder.

        In addition, the First/Second Lien Intercreditor Agreement and the Pari Passu Second Lien Intercreditor Agreement may be amended in accordance with their terms and without the consent of any holder or the trustee with the consent of the parties thereto or otherwise in accordance with their terms, including to add additional First Priority Secured Debt and Pari Passu Secured Debt and add other parties (or any authorized agent thereof or trustee therefor) holding such Debt thereto and to establish that the Liens on any Collateral securing such Debt shall rank equally with the Liens on such Collateral securing the other First Priority Secured Debt or Pari Passu Secured Debt, as applicable, then outstanding, in each case to the extent permitted by the then extant First Lien Documents and Second Lien Documents. The First/Second Lien Intercreditor Agreement also provides that in certain circumstances the Security Documents may be amended automatically without the consent of holders of notes, the trustee or the Collateral Agent in connection with any amendments to corresponding security documents creating First Priority Liens.

        Except as otherwise provided in "—Default and Remedies—Consequences of an Event of Default" or paragraph (b) below, the Issuers and the trustee may amend the indenture, the notes and the other Note Documents with the consent of the holders of a majority in aggregate principal amount of the outstanding notes, and the holders of a majority in aggregate principal amount of the outstanding notes may waive future compliance by the Issuers with any provision of the indenture, the notes or the other Note Documents.

        Notwithstanding the provisions of paragraph (a), without the consent of each holder affected, an amendment or waiver may not

  (1)
  reduce the principal amount of or change the Stated Maturity of any installment of principal of any note,

  (2)
  reduce the rate of or change the Stated Maturity of any interest payment on any note,

  (3)
  reduce the amount payable upon the redemption of any note or, in respect of an optional redemption, the times at which any note may be redeemed or,

  (4)
  after the time an Offer to Purchase is required to have been made, reduce the purchase amount or purchase price, or extend the latest expiration date or purchase date thereunder,

  (5)
  make any note payable in money other than that stated in the note,

  (6)
  impair the right of any holder of notes to receive any principal payment or interest payment on such holder's notes or Note Guaranty, on or after the Stated Maturity thereof, or to institute suit for the enforcement of any such payment,

  (7)
  make any change in the percentage of the principal amount of the notes whose holders must consent to an amendment or waiver,

  (8)
  modify or change any provision of the indenture affecting the ranking of the notes or any Note Guaranty in a manner materially adverse to the holders of the notes, or

  (9)
  make any change in any Note Guaranty that would adversely affect the noteholders.

        In addition, the consent of holders representing at least 66.67% of outstanding notes issued under the indenture will be required to release the Liens for the benefit of the holders of the notes on all or substantially all of the Collateral, other than in accordance with the Note Documents.

        It is not necessary for noteholders to approve the particular form of any proposed amendment or waiver, but is sufficient if their consent approves the substance thereof.

        Neither the Parent Guarantor nor any of its Subsidiaries or Affiliates may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid or agreed to be paid to all holders of the notes that consent, waive or agree to amend such term or provision within the time period set forth in the solicitation documents relating to the consent, waiver or amendment.

Defeasance and Discharge

        The Issuers may discharge their obligations under the notes, the indenture and the other Note Documents (except for certain surviving rights of the trustee and the Issuers' obligations with respect thereto) by irrevocably depositing in trust with the trustee money or U.S. Government Obligations (or a combination thereof) sufficient to pay principal of and interest on the notes to final maturity or redemption within one year, subject to meeting certain other conditions.

        The Issuers may also elect to

  (1)
  discharge most of their obligations in respect of the notes, the indenture and the other Note Documents, not including obligations related to the defeasance trust or to the replacement of notes or their obligations to the trustee ("legal defeasance") or

  (2)
  discharge their obligations under most of the covenants and under clauses (2) and (3) of the covenant described above under "—Consolidation, Merger or Sale of Assets—The Company" (and the events listed in clauses (3), (4), (5), (6), (8) and (9) under "—Default and Remedies—Events of Default" will no longer constitute Events of Default) ("covenant defeasance"), if either Issuer deposits in trust with the trustee money or U.S. Government Obligations sufficient to pay principal of and interest on the notes to final maturity or redemption and meets certain other conditions, including delivery to the trustee of either a ruling received from the Internal Revenue Service or an opinion of counsel to the effect that the holders will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case. In the case of legal defeasance, such an opinion could not be given absent a change of law after the date of the indenture. The defeasance would in each case be effective when 123 days have passed since the date of the deposit in trust.

        In the case of either discharge or defeasance, the Note Guaranties, if any, will terminate with respect to notes and the Collateral securing the notes and the Note Guaranties will be released.

Concerning the Trustee and Paying Agent

        Wilmington Trust, National Association will be the trustee under the indenture.

        Except during the continuance of an Event of Default, the trustee will be required to perform only those duties that are specifically set forth in the indenture and no others, and no implied covenants or obligations will be read into the indenture against the trustee. In case an Event of Default has occurred and is continuing, the trustee shall exercise those rights and powers vested in it by the indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. No provision of the indenture requires the trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties thereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense.

        The indenture (including the provisions of the Trust Indenture Act incorporated by reference therein) will limit the rights of the trustee, should it become a creditor of any obligor on the notes or the Note Guaranties, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions with the Parent Guarantor and its Affiliates; provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act) after a Default has occurred and is continuing, it must either eliminate the conflict within 90 days, apply to the Commission for permission to continue or resign.

        Wilmington Trust, National Association will also initially serve as the security registrar and paying agent for the notes. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts. We may also choose to act as our own paying agent, but must also maintain a paying agency in the contiguous

United States. Whenever there are changes in the paying agent for the notes we must notify the trustee.

        References in the indenture to the trustee shall, as appropriate, refer also to the paying agent and security registrar, and such other entities and any authentication agent shall be entitled to the same rights, protections and indemnities as those granted to the trustee.

Form, Denomination and Registration of Notes

        The notes will be issued in registered form, without interest coupons, in minimum denominations of $1,000 and integral multiples of $1,000 above such amount, in the form of both global notes and certificated notes, as further described below under "—Book Entry, Delivery and Form."

        The trustee will not be required (i) to issue, register the transfer of or exchange any note for a period of 15 days before a selection of notes to be redeemed, (ii) to register the transfer of or exchange any note so selected for redemption in whole or in part, except, in the case of a partial redemption, that portion of the note not being redeemed, or (iii) if a redemption is to occur after a regular record date but on or before the corresponding interest payment date, to register the transfer or exchange any note on or after the regular record date and before the date of redemption.

        No service charge will be imposed in connection with any transfer or exchange of any note, but the Issuers may in general require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

Governing Law

        The indenture, including any Note Guaranties, the notes and the other Note Documents shall be governed by, and construed in accordance with, the laws of the State of New York; however, the Mortgages shall be governed by, and construed in accordance with, the laws of the state in which the applicable premises is located.

Certain Definitions

  Certain Generally Applicable Definitions

        "Accounts Receivable Securitization Facility" means the Receivables Purchase Agreement, dated as of February 11, 2013, as amended, among Cloud Peak Energy Receivables LLC, as seller, the Company, as servicer, the various conduit purchasers, related committed purchasers and purchaser agents from time to time party thereto, and PNC Bank, National Association, as administrator, establishing a $75 million receivables securitization program.

        "Acquired Debt" means Debt of a Person existing at the time the Person is acquired by, or merges with or into, the Parent Guarantor or any Restricted Subsidiary or becomes a Restricted Subsidiary; provided that such Debt is not Incurred in connection with, or in contemplation of, the Person being acquired by or merging with or into or becoming a Restricted Subsidiary.

        "Additional Assets" means all or substantially all of the assets of a Permitted Business, or Voting Stock of another Person engaged in a Permitted Business that will, on the date of acquisition, be a Restricted Subsidiary, or other assets (other than cash and Cash Equivalents or securities (including Equity Interests)) that are to be used in a Permitted Business.

        "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with, such specified Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise, and a Person shall be presumed to "control" another Person if (A) the first Person either (i) is the Beneficial Owner, directly or indirectly, of 35% or more of the total voting power of the Voting Stock of such specified Person or (ii) (x) is the Beneficial Owner, directly or indirectly, of 10% or more of the total voting power of the Voting Stock of such specified Person and (y) has the right to appoint or nominate, or has an officer or director that is, at least one member of the Board of Directors of such specified Person, or (B) if the specified Person is a limited liability company, the first Person is the managing member. "Controlled" has a meaning correlative thereto.

        "Applicable Premium" means with respect to any note on any redemption date the excess (if any) of (a) the present value at such redemption date of (1) the redemption price of such note at November 1, 2018, as set forth under "—Optional Redemption" plus (2) all required interest payments due on such note from the redemption date through November 1, 2018 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate with respect to such redemption date plus 50 basis points over (b) the principal amount of such note.

        "Asset Sale" means any sale, lease (other than operating leases or capital leases entered into in the ordinary course of a Permitted Business), transfer or other disposition of any assets by the Parent Guarantor or any Restricted Subsidiary outside of the ordinary course of business, including by means of a merger, consolidation or similar transaction and including any sale or issuance of the Equity Interests of any Restricted Subsidiary (each of the above referred to as a "disposition"), provided that the following are not included in the definition of "Asset Sale":

  (1)
  a disposition to the Parent Guarantor or a Restricted Subsidiary, including the sale or issuance by the Parent Guarantor or any Restricted Subsidiary of any Equity Interests of any Restricted Subsidiary to the Parent Guarantor or any Restricted Subsidiary;

  (2)
  the sale or discount of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof, and dispositions of Receivables and related assets by a Securitization Subsidiary in connection with a Permitted Receivables Financing;

  (3)
  a transaction covered by the covenant described above under "—Consolidation, Merger or Sale of Assets—The Company and the Parent Guarantor;"

  (4)
  a Restricted Payment permitted under the covenant described above under "—Certain Covenants—Limitation on Restricted Payments" or a Permitted Investment;

  (5)
  any transfer of property or assets that consists of grants by the Parent Guarantor or its Restricted Subsidiaries in the ordinary course of business of licenses or sub-licenses, including with respect to intellectual property rights;

  (6)
  the sale of Capital Stock of an Unrestricted Subsidiary;

  (7)
  the sale of assets by the Parent Guarantor and its Restricted Subsidiaries consisting of leases and subleases of real property solely to the extent that such real property is not necessary for the normal conduct of operations of the Parent Guarantor and its Restricted Subsidiaries;

  (8)
  foreclosure of assets of the Parent Guarantor or any of its Restricted Subsidiaries to the extent not constituting a Default;

  (9)
  the sale or other disposition of cash or Cash Equivalents;

  (10)
  the unwinding of any Hedging Agreements;

  (11)
  the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

  (12)
  the issuance of Disqualified Stock or Preferred Stock pursuant to the covenant described above under "—Certain Covenants—Limitation on Debt and Disqualified Stock or Preferred Stock;"

  (13)
  (a) the sale of damaged, obsolete, unusable or worn out equipment or equipment that is no longer needed in the conduct of the business of the Parent Guarantor and its Restricted Subsidiaries and (b) sales of inventory, used or surplus equipment or reserves and dispositions related to the burn-off of mines;

  (14)
  any disposition in a transaction or series of related transactions of assets with a Fair Market Value of less than $7.5 million;

  (15)
  dispositions of assets by virtue of an asset exchange or swap with a third party in any transaction (w) with an aggregate Fair Market Value less than or equal to $12.5 million, (x) involving a coal-for-coal swap, (y) to the extent that an exchange is for Fair Market Value and for credit against the purchase price of similar replacement property or (z) consisting of a coal swap involving any Real Property; and

  (16)
  exchanges and relocation of easements for pipelines, oil and gas infrastructure and similar arrangements in the ordinary course of business.

        If, in connection with an acquisition by the Parent Guarantor or any Restricted Subsidiary, a portion of the acquired assets are disposed of within 90 days of such acquisition, such disposition shall not be deemed to be an Asset Sale; provided that such assets are disposed of for Fair Market Value.

        "Average Life" means, as of the date of determination with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from the date of determination to the dates of each successive scheduled principal payment of such Debt and (y) the amount of such principal payment by (ii) the sum of all such principal payments.

        "Attributable Indebtedness" means, at any date, in respect of Capital Leases of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared in accordance with GAAP.

        "Bank Products Agreement" means any agreement pursuant to which a bank or other financial institution agrees to provide (a) treasury services, (b) credit card, merchant card, purchasing card or stored value card services (including, without limitation, the processing of payments and other administrative services with respect thereto), (c) cash management services (including, without limitation, controlled disbursements, automated clearinghouse transactions, return items, netting, overdrafts, depository, lockbox, stop payment, electronic funds transfer, information reporting, wire transfer and interstate depository network services) and (d) other banking products or services as may be requested by the Company or any Restricted Subsidiary (other than letters of credit and other than loans and advances).

        "Bank Products Obligations" of any Person means the obligations of such Person pursuant to any Bank Products Agreement.

        "Bankruptcy Code" "means Title 11 of the United States Code, as amended or any similar federal or state law for the relief of debtors.

        "Bankruptcy Law" means the Bankruptcy Code and any federal, state or foreign law for the relief of debtors.

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have correlative meanings. For purposes of this definition, a Person shall be deemed not to Beneficially Own securities that are the subject of a stock purchase agreement, merger agreement, amalgamation agreement, arrangement agreement or similar agreement until consummation of the transactions or, as applicable, series of related transactions contemplated thereby.

        "Board of Directors" means:

  (1)
  with respect to the Company, its board of members or, if the Company does not have a board of members, the board of directors of the Parent Guarantor;

  (2)
  with respect to the Parent Guarantor, the board of directors of the Parent Guarantor; and

  (3)
  with respect to any other Person, (i) if the Person is a corporation, the board of directors of the corporation, (ii) if the Person is a partnership, the Board of Directors of the general partner of the partnership and (iii) with respect to any other Person, the board or committee or subcommittee of such Person serving a similar function.

        "Capital Lease" means, with respect to any Person, any lease of any property which, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

        "Capital Stock" means

  (1)
  in the case of a corporation, corporate stock;

  (2)
  in the case of an association or business entity, any and all shares, interests, participations rights or other equivalents (however designated) of corporate stock;

  (3)
  in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

  (4)
  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

        "Cash Equivalents" means

  (1)
  U.S. Government Obligations or certificates representing an ownership interest in U.S. Government Obligations with maturities not exceeding two years from the date of acquisition,

  (2)
  (i) demand deposits, (ii) time deposits and certificates of deposit with maturities of two years or less from the date of acquisition, (iii) bankers' acceptances with maturities not exceeding two years from the date of acquisition, and (iv) overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of the United States or any state thereof (including any branch of a foreign bank licensed under any such laws) having capital, surplus and undivided profits in excess of $250 million (or the foreign currency equivalent thereof) whose short-term debt is rated A-2 or higher by S&P or P-2 or higher by Moody's,

  (3)
  commercial paper maturing within 364 days from the date of acquisition thereof and having, at such date of acquisition, ratings of at least A-1 by S&P or P-1 by Moody's,

  (4)
  readily marketable direct obligations issued by any state, commonwealth or territory of the U.S. or any political subdivision thereof, in each case rated at least A-1 by S&P or P-1 by Moody's with maturities not exceeding one year from the date of acquisition,

  (5)
  bonds, debentures, notes or other obligations with maturities not exceeding two years from the date of acquisition issued by any corporation, partnership, limited liability company or similar entity whose long-term unsecured debt has a credit rate of A2 or better by Moody's and A or better by S&P;

  (6)
  investment funds at least 95% of the assets of which consist of investments of the type described in clauses (1) through (5) above (determined without regard to the maturity and duration limits for such investments set forth in such clauses, provided that the weighted average maturity of all investments held by any such fund is two years or less),

  (7)
  fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (1) above and entered into with a financial institution satisfying the criteria described in clause (2) above and

  (8)
  in the case of a Foreign Restricted Subsidiary, substantially similar investments, of comparable credit quality, denominated in the currency of any jurisdiction in which such Person conducts business.

        "Change of Control" means:

  (1)
  any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act), other than (in the case of the Company) the Parent Guarantor, is or becomes the "beneficial owner" (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Parent Guarantor or the Company;

  (2)
  individuals who on the Original Issue Date constituted the Board of Directors of the Parent Guarantor (or, from and after the time, if any, at which the Company shall have a board of directors, individuals who, on such date, constituted the board of directors of the Company), together with any new directors whose election by the Board of Directors or whose nomination for election by the holders of the Voting Stock of the Company or the Parent Guarantor was approved by a majority of the directors then still in office who were either directors or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors of the Company or the Parent Guarantor then in office;

  (3)
  the Parent Guarantor ceases to be the managing member of the Company; or

  (4)
  the adoption of a plan relating to the liquidation or dissolution of the Parent Guarantor or the Company.

        Notwithstanding the preceding, (i) a merger or consolidation of the Company with or into the Parent Guarantor or (ii) a conversion of the Parent Guarantor or any of its Restricted Subsidiaries from a limited partnership, corporation, limited liability company or other form of entity to a limited partnership, corporation, limited liability company or other form of entity or an exchange of all of the outstanding Equity Interests in one form of entity for Equity Interests for another form of entity shall not constitute a Change of Control, so long as following such transaction the "persons" (as that term is used in Section 13(d) of the Exchange Act) who Beneficially Owned the Voting Stock of the Parent Guarantor or the Company, as the case may be, immediately prior to such transaction continue to Beneficially Own in the aggregate more than 50% of the Voting Stock of such entity, or continue to Beneficially Own sufficient Equity Interests in such entity to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity or its general partner, as applicable, and, in either case no "person," Beneficially Owns more than 50% of the Voting Stock of such entity or its general partner, as applicable.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time.

        "Collateral" means all of the property and assets, other than Excluded Collateral with respect to which a Lien is granted pursuant to the Security Documents as security for the Obligations under the indenture and the notes.

        "Collateral Agent" means Wilmington Trust, National Association, and any successor or replacement collateral agent.

        "Commission" or "SEC" means the Securities and Exchange Commission.

        "common equity," when used with respect to a contribution of capital to the Parent Guarantor, means a capital contribution to the Parent Guarantor in a manner that does not constitute Disqualified Equity Interests.

        "Common Stock" means Capital Stock not entitled to any preference on dividends or distributions, upon liquidation or otherwise.

        "Consolidated Current Liabilities" means, as of any date of determination, the aggregate amount of liabilities of the Parent Guarantor and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including Taxes accrued as estimated, but excluding Specified Coal Agreement Obligations), after eliminating (a) all intercompany items between the Parent Guarantor and any Restricted Subsidiary or between Restricted Subsidiaries and (b) all current maturities of long-term Debt.

        "Consolidated Net Income" means, for any period, the aggregate net income (or loss) of the Parent Guarantor and its Restricted Subsidiaries for such period determined on a consolidated basis in conformity with GAAP, provided that the following (without duplication) will be excluded in computing Consolidated Net Income:

  (1)
  the net income (or loss) of any Person that is a non-Wholly Owned Restricted Subsidiary (including any joint venture that is a Restricted Subsidiary), except to the extent of the Parent Guarantor's share, determined pro rata with its percentage interest (direct or indirect) of Common Stock of such Person, of such Person's net income earned during such period;

  (2)
  the net income (or loss) of any Person other than a Restricted Subsidiary (including any joint venture that is not a Restricted Subsidiary), except to the extent of dividends or other distributions actually paid in cash to the Parent Guarantor or any of its Restricted Subsidiaries by such Person during such period;

  (3)
  the net income (or loss) of any Person (other than the Company and the Subsidiary Guarantors) to the extent that the declaration or payment of dividends or similar distributions by such Person of its net income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Person or the holders of its Common Stock, unless such restriction with respect to the payment of dividends or in similar distributions has been legally waived;

  (4)
  any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to asset sales or other dispositions, in each case other than in the ordinary course of business;

  (5)
  any net after-tax extraordinary gains or losses; and

  (6)
  the cumulative effect of a change in accounting principles

        "Consolidated Net Tangible Assets" means, as of any date of determination, (a) the sum of all amounts that would, in accordance with GAAP, be set forth opposite the caption "total assets" (or any like caption) on a consolidated balance sheet of the Parent Guarantor and its Restricted Subsidiaries minus (b) the sum of all amounts that would, in accordance with GAAP, be set forth opposite the captions "goodwill" or other intangible categories (or any like caption) on a consolidated balance sheet of the Parent Guarantor and its Restricted Subsidiaries minus (c) Consolidated Current Liabilities, all determined as of such date and after giving pro forma effect to any transactions occurring on such date.

        "Credit Agreement" means the Credit Agreement dated as of February 21, 2014, among the Company, the guarantors party thereto, the lenders party thereto, the issuing banks party thereto, PNC Bank, National Association, as administrative agent and swingline lender, and the arrangers, bookrunners, syndication agent and documentation agents named therein, together with any related documents (including any security documents and guarantee agreements), as such agreement has been or may be amended, restated, modified, supplemented, extended, renewed, refunded, restructured, refinanced or replaced or substituted from time to time and whether by the same or any other agent, lender or group of lenders or other party.

        "Credit Facilities" means (i) one or more credit facilities (including the Credit Agreement) with banks or other lenders providing for revolving credit loans, term loans, receivables financing (including a Permitted Receivables Financing through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or the issuance of letters of credit or bankers' acceptances or the like, (ii) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments), or (iii) instruments or agreements evidencing any other Debt, in each case, with the same or different borrowers or issuers and, in each case, as amended, restated, modified, supplemented, extended, renewed, refunded, restructured, refinanced or replaced or substituted in whole or in part from time to time and whether by the same or any other agent, lender or group of lenders or other party.

        "Debt" means, with respect to any Person, without duplication,

  (1)
  all indebtedness of such Person for borrowed money;

  (2)
  all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (other than any obligations in respect of performance bonds, bid bonds, appeal bonds, surety bonds, reclamation bonds and completion guarantees and similar obligations in respect of Specified Coal Agreements or under any Mining Law or Environmental Law or with respect to workers' compensation benefits);

  (3)
  all obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments (solely to the extent such letters of credit, bankers' acceptances or other similar instruments have been drawn);

  (4)
  all obligations of such Person to pay the deferred and unpaid purchase price of property or services provided by third-party service providers which are recorded as liabilities under GAAP, excluding (i) trade payables arising in the ordinary course of business, (ii) inter-company payables, (iii) working capital-based and other customary post-closing adjustments in acquisition transactions and (iv) salary and other employee compensation obligations incurred in the ordinary course;

  (5)
  the Attributable Indebtedness of such Person in respect of Capital Leases;

  (6)
  the amount of all Permitted Receivables Financings of such Person;

  (7)
  all Debt of other Persons Guaranteed by such Person to the extent so Guaranteed;

  (8)
  all Debt of other Persons secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; and

  (9)
  all obligations of such Person under Hedging Agreements;

provided that in no event shall Debt include (i) Specified Coal Agreement Obligations or asset retirement obligations or (ii) obligations (other than obligations with respect to Debt for borrowed money or other Funded Debt) related to surface rights under an agreement for the acquisition of surface rights for the production of coal reserves in the ordinary course of business in a manner consistent with historical practice of the Company (including RTEA, as its predecessor) and its Subsidiaries.

        The amount of Debt of any Person will be deemed to be:

  (a)
  with respect to Debt secured by a Lien on an asset of such Person but not otherwise the obligation, contingent or otherwise, of such Person, the lesser of (x) the Fair Market Value of such asset on the date the Lien attached and (y) the amount of such Debt;

  (b)
  with respect to any Debt issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt;

  (c)
  with respect to any Hedging Agreement, the amount payable (determined after giving effect to all contractually permitted netting) if such Hedging Agreement terminated at that time; and

  (d)
  otherwise, the outstanding principal amount thereof.

        "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

        "Designated Non-cash Consideration" means the Fair Market Value of non-cash consideration received by the Parent Guarantor or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an officers' certificate, less the amount of Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

        "Disqualified Equity Interests" means Equity Interests that by their terms (or by the terms of any security into which such Equity Interests are convertible, or for which such Equity Interests are exchangeable, in each case at the option of the holder thereof) or upon the happening of any event

  (1)
  mature or are mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or are required to be redeemed or redeemable at the option of the holder for consideration other than Qualified Equity Interests, or

  (2)
  are convertible at the option of the holder into Disqualified Equity Interests or exchangeable for Debt,

  in each case prior to the date that is 91 days after the Stated Maturity of the notes; provided that Equity Interests will not constitute Disqualified Equity Interests solely because of provisions giving holders thereof the right to require the repurchase or redemption upon an "asset sale" or "change of control" occurring prior to 91 days after the Stated Maturity of the notes if those provisions

    (a)
    are no more favorable to the holders of such Equity Interests than the provisions of the indenture described above under "—Certain Covenants—Limitation on Asset Sales" and "—Certain Covenants—Repurchase of Notes Upon a Change of Control," and

    (b)
    specifically state that repurchase or redemption pursuant thereto will not be required prior to the Company's repurchase of the notes as required by the indenture.

        "Disqualified Stock" means Capital Stock constituting Disqualified Equity Interests.

        "Disregarded Domestic Person" means any direct or indirect Domestic Restricted Subsidiary of which substantially all of its assets consist of the equity of one or more direct or indirect Foreign Restricted Subsidiaries.

        "Domestic Restricted Subsidiary" means any Restricted Subsidiary formed under the laws of the United States of America or any jurisdiction thereof.

        "EBITDA" means, for any period, the sum of

  (1)
  Consolidated Net Income, plus

  (2)
  Fixed Charges, to the extent deducted in calculating Consolidated Net Income, plus

  (3)
  to the extent deducted in calculating Consolidated Net Income and as determined on a consolidated basis for the Parent Guarantor and its Restricted Subsidiaries in conformity with GAAP (and without duplication):

  (a)
  the provision for Taxes based on income, profits or capital, including, without limitation, state franchise and similar Taxes;

  (b)
  depreciation, depletion, amortization (including, without limitation, amortization of intangibles, deferred financing fees and any amortization included in pension, OPEB or other employee benefit expenses) and all other non-cash items reducing Consolidated Net Income (including, without limitation, write-downs and impairment of property, plant, equipment and intangibles and other long-lived assets and the impact of purchase accounting) but excluding, in each case, non-cash charges in a period which reflect cash expenses paid or to be paid in another period); and

  (c)
  all non-recurring or unusual losses (and less all non-recurring or unusual gains);

  (d)
  all non-cash start-up and transition costs, business optimization expenses and other non-cash restructuring charges;

  (e)
  the non-cash portion of "straight-line" rent expense;

  (f)
  non-cash compensation expense or other non-cash expenses or charges arising from the granting of stock options, the granting of stock appreciation rights and similar arrangements (including any repricing, amendment, modification, substitution or change of any such stock option, stock appreciation rights or similar arrangements);

  (g)
  any debt extinguishment costs;

  (h)
  accretion of asset retirement obligations in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic No. 410, Asset Retirement and Environmental Obligations, and any similar accounting in prior periods;

  (i)
  net after-tax losses attributable to asset sales, and net after-tax extraordinary losses;

  (j)
  (I) mark-to-market gains (and less any mark-to-market losses) relating to any Permitted Hedging Agreements and (II) any mark-to-market losses attributed to short positions in any actual or synthetic forward sales contracts relating to coal or any other similar device or instrument or other instrument classified as a "derivative" pursuant to FASB ASC Topic No. 815, Derivatives and Hedging; and

  (k)
  commissions, premiums, discounts, fees or other charges relating to performance bonds, bid bonds, appeal bonds, surety bonds, reclamation and completion guarantees and other similar obligations;

provided that, with respect to any Restricted Subsidiary, such items will be added only to the extent and in the same proportion that the relevant Restricted Subsidiary's net income was included in calculating Consolidated Net Income. Any reimbursement or equity contribution which is included in calculating EBITDA shall be excluded for purposes of calculations under paragraph (a)(3)(B) under the covenant described above under "—Certain Covenants—Limitation on Restricted Payments;"

        minus

  (1)
  the sum of (in each case without duplication and to the extent the respective amounts described in subclauses (A) and (B) of this clause (1) increased such Consolidated Net Income for the respective period for which EBITDA is being determined):

  (a)
  non-cash items increasing Consolidated Net Income for such period (but excluding any such items in respect of which cash was received in a prior period or will be received in a future period or which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period), and

  (b)
  the cash portion of "straight-line" rent expense which exceeds the amount expensed in respect of such rent expense.

        "Environment" means soil, land surface or subsurface strata, water, surface waters (including navigable waters, ocean waters within applicable territorial limits, streams, ponds, drainage basins, and wetlands), ground waters, drinking water supply, water related sediments, air, plant and animal life, and any other environmental medium.

        "Environmental Laws" means all laws (including common law), rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the Environment, the preservation, restoration or reclamation of natural resources, or the presence, use, storage, discharge, management, release or threatened release of any pollutants, contaminants or hazardous or toxic substances, wastes or material or the effect of the environment on human health and safety.

        "Equity Interests" means all Capital Stock and all warrants or options with respect to, or other rights to purchase, Capital Stock, but excluding Debt convertible into, or exchangeable for, Capital Stock.

        "Equity Offering" means an offer and sale of Qualified Stock of the Parent Guarantor or the Company after the Original Issue Date other than an issuance registered on Form S-4 or S-8 or any successor thereto or any issuance pursuant to employee benefit plans or otherwise relating to compensation to officers, directors or employees.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Excluded Accounts" means deposit accounts (i) used to fund payroll, employee benefits or tax obligations, (ii) in the nature of fiduciary accounts, trust accounts, suspense accounts, escrow accounts, deposit accounts holding only purchase price deposits or other contractual or legal requirements to deposit or reserve money, or deposit accounts holding funds from unaffiliated third parties that are subject to return pursuant to binding agreements with such third parties and (iii) funded for petty cash and working capital needs with a balance at all times of less than $5,000,000 in the aggregate.

        "Existing Unsecured Notes" means, collectively, the 2019 Notes and the 2024 Notes, in each case that are outstanding on the Original Issue Date.

        "Fair Market Value" means, with respect to any property, the price that could be negotiated in an arm's-length transaction between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined, except as otherwise provided, (a) if such property has a Fair Market Value equal to or less than $20.0 million, by any officer; or (b) if such property has a Fair Market Value in excess of $20.0 million, by at least a majority of the disinterested members of the Board of Directors of the Parent Guarantor and evidenced by a resolution of the Board of Directors delivered to the trustee.

        "First Lien Cap" has the meaning given to such term set forth under the heading "—Certain Definitions Related to the Intercreditor Agreements."

        "First Lien Document" has the meaning given to such term set forth under the heading "—Certain Definitions Related to the Intercreditor Agreements."

        "First Lien Obligations" has the meaning given to such term set forth under the heading "—Certain Definitions Related to the Intercreditor Agreements."

        "First Priority Liens" has the meaning given to such term set forth under the heading "—Certain Definitions Related to the Intercreditor Agreements."

        "First Priority Secured Debt" means any Debt of any Issuer or Guarantor that is secured by a Lien on the Collateral that ranks senior in priority to the Lien securing the notes in accordance with the terms of the First Lien/Second Lien Intercreditor Agreement.

        "Fixed Charge Coverage Ratio" means, on any date (the "transaction date"), the ratio of

  (1)
  the aggregate amount of EBITDA for the four fiscal quarters immediately prior to the transaction date for which internal financial statements are available (the "reference period") to

  (2)
  the aggregate Fixed Charges during such reference period.

        In making the foregoing calculation,

  (1)
  pro forma effect will be given to any Debt, Disqualified Stock or Preferred Stock Incurred during or after the reference period to the extent the Debt, Disqualified Stock or Preferred Stock is outstanding or is to be Incurred on the transaction date as if the Debt, Disqualified Stock or Preferred Stock had been Incurred on the first day of the reference period;

  (2)
  pro forma calculations of interest on Debt bearing a floating interest rate will be made as if the rate in effect on the transaction date (taking into account any Hedging Agreement applicable to the Debt if the Hedging Agreement has a remaining term of at least 12 months) had been the applicable rate for the entire reference period;

  (3)
  Fixed Charges related to any Debt, Disqualified Stock or Preferred Stock no longer outstanding or to be repaid or redeemed on the transaction date, except for Interest Expense accrued during the reference period under a revolving Credit Facility to the extent of the commitments thereunder (or under any successor revolving credit) in effect on the transaction date, will be excluded;

  (4)
  pro forma effect will be given to

  (a)
  the creation, designation or redesignation of Restricted and Unrestricted Subsidiaries,

  (b)
  the acquisition or disposition of companies, divisions or lines of businesses by the Parent Guarantor and its Restricted Subsidiaries, including any acquisition or disposition of a company, division or line of business since the beginning of the reference period by a Person that became a Restricted Subsidiary after the beginning of the reference period, and

  (c)
  the discontinuation of any discontinued operations but, in the case of Fixed Charges, only to the extent that the obligations giving rise to the Fixed Charges will not be obligations of the Parent Guarantor or any Restricted Subsidiary following the transaction date that have occurred since the beginning of the reference period as if such events had occurred, and, in the case of any disposition, the proceeds thereof applied, on the first day of the reference period. To the extent that pro forma effect is to be given to an acquisition or disposition of a company, division or line of business, the pro forma calculation will be based upon the most recent four full fiscal quarters for which the relevant financial information is available.

        "Fixed Charges" means, for any period, the sum of

  (1)
  Interest Expense for such period; and

  (2)
  the product of

  (a)
  cash and non-cash dividends paid, declared, accrued or accumulated on any Disqualified Stock of the Parent Guarantor or any Preferred Stock of a Restricted Subsidiary, except for dividends payable in the Parent Guarantor's Qualified Stock or paid to the Parent Guarantor or to a Restricted Subsidiary, and

  (b)
  a fraction, the numerator of which is one and the denominator of which is one minus the sum of the currently effective combined Federal, state, local and foreign tax rate applicable to the Parent Guarantor and its Restricted Subsidiaries.

        "Flood Insurance Laws" means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (v) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

        "Flood Structure" means a "building" or "mobile home" (each as defined in the Flood Insurance Laws).

        "Foreign Restricted Subsidiary" means any Restricted Subsidiary that is not a Domestic Restricted Subsidiary.

        "Funded Debt" means, at any time, and determined on a consolidated basis without duplication, the consolidated Debt of the Parent Guarantor and its Restricted Subsidiaries of the type referred to in clauses (1), (2), (3) (but only with respect to reimbursement obligations related thereto), (5), (6), (7) and (8) in the definition of Debt (but in the case of clauses (7) and (8), only to the extent that the Debt of other Persons so Guaranteed or secured is itself of the type referred to in clauses (1), (2), (3) (but only with respect to reimbursement obligations related thereto), (5) or (6) of such definition).

        "GAAP" means generally accepted accounting principles in the United States of America as in effect on the Original Issue Date.

        "Governmental Authority" means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

        "Guarantee" by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing any Debt or other obligation of any other Person (the "primary obligor"), whether directly or indirectly, and including any written obligation of the guarantor, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation or to purchase (or advance or supply funds for the purchase of) any security for the payment thereof, (b) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation or (c) as an account party in respect of any letter of credit or letter of guaranty issued to support such Debt or other obligation; provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

        "Guarantors" means collectively the Parent Guarantor and the Subsidiary Guarantors.

        "Hedging Agreement" means (i) any interest rate swap agreement, interest rate cap agreement, interest rate future agreement, interest rate option agreement, interest rate hedge agreement or other agreement or arrangement designed to protect against or mitigate interest rate risk, (ii) any foreign exchange forward contract, currency swap agreement, currency option agreements or other agreement or arrangement designed to protect against or mitigate foreign exchange risk or (iii) any commodity or raw material futures contract, commodity hedge agreement, any actual or synthetic forward sale contract or other similar device or instrument or any other agreement designed to protect against or mitigate raw material price risk.

        "Hedging Obligations" means, with respect to any Issuer or Guarantor, the obligations of such Issuer or Guarantor under a Hedging Agreement.

        "Immaterial Subsidiary" means any Subsidiary that (a) did not, as of the last day of the fiscal quarter of the Parent Guarantor most recently ended for which financial statements have been delivered pursuant to the covenant set forth under the heading "—Reports" have assets with a value in excess of 2.5% of the Consolidated Net Tangible Assets or revenues representing in excess of 2.5% of total revenues of the Parent Guarantor and the Restricted Subsidiaries on a consolidated basis as of such date, and (b) taken together with all Immaterial Subsidiaries as of such date, did not have assets with a value in excess of 5.0% of Consolidated Net Tangible Assets or revenues representing in excess of 5.0% of total revenues of the Parent Guarantor and its Restricted Subsidiaries on a consolidated basis as of such date.

        "Incur" means, with respect to any Debt or Capital Stock, to incur, create, issue, assume or Guarantee such Debt or Capital Stock. If any Person becomes a Restricted Subsidiary on any date after the date of the indenture (including by redesignation of an Unrestricted Subsidiary or failure of an Unrestricted Subsidiary to meet the qualifications necessary to remain an Unrestricted Subsidiary), the Debt and Capital Stock of such Person outstanding on such date will be deemed to have been Incurred by such Person on such date for purposes of the covenant described above under "—Certain Covenants—Limitation on Debt and Disqualified Stock or Preferred Stock," but will not be considered the sale or issuance of Equity Interests for purposes of the covenant described above under "—Certain Covenants—Limitation on Asset Sales."

        "Interest Expense" means, for any period, the consolidated interest expense (net of any interest income) of the Parent Guarantor and its Restricted Subsidiaries, plus, to the extent not included in such consolidated interest expense, and to the extent incurred, accrued or payable by the Parent Guarantor or its Restricted Subsidiaries, without duplication, (i) interest expense attributable to Capital Leases and imputed interest expense in respect of Specified Coal Agreement Obligations, (ii) amortization of debt discount and debt issuance costs, (iii) capitalized interest, (iv) non-cash interest expense, (v) any of the above expenses with respect to Debt of another Person Guaranteed by the Parent Guarantor or any of its Restricted Subsidiaries and (vi) any interest, premiums, fees, discounts, expenses and losses on the sale of accounts receivable (and any amortization thereof) payable by the Parent Guarantor or any Restricted Subsidiary in connection with a Permitted Receivables Financing, and any yields or other charges or other amounts comparable to, or in the nature of, interest payable by the Parent Guarantor or any Restricted Subsidiary under any Permitted Receivables Financing, but excluding (a) amortization of deferred financing charges incurred in respect of any of the 2019 Notes, the 2024 Notes, the notes, the Credit Agreement and any other Funded Debt, and (b) the write off of any deferred financing fees or debt discount, all as determined on a consolidated basis and in accordance with GAAP. Interest Expense shall be determined for any period after giving effect to any net payments made or received and costs incurred by the Parent Guarantor and its Restricted Subsidiaries with respect to any related interest rate Hedging Agreements.

        "Investment" means

  (1)
  any advance, loan or other extension of credit to another Person (but excluding (i) advances to customers, suppliers, joint venture partners or the like in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivables, prepaid expenses or deposits on the balance sheet of the Parent Guarantor or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business, (ii) commission, travel and similar advances to officers and employees made in the ordinary course of business and (iii) advances, loans or extensions of trade credit in the ordinary course of business by the Parent Guarantor or any of its Restricted Subsidiaries),

  (2)
  any capital contribution to another Person, by means of any transfer of cash or other property or in any other form,

  (3)
  any purchase or acquisition of Equity Interests, bonds, notes or other Debt, or other instruments or securities issued by another Person, including the receipt of any of the above as consideration for the disposition of assets or rendering of services, or

  (4)
  any Guarantee of any Debt or Disqualified Stock of another Person.

        If the Parent Guarantor or any Restricted Subsidiary (x) sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary so that, after giving effect to that sale or disposition, such Person is no longer a Subsidiary of the Parent Guarantor, or (y) designates any Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the provisions of the indenture, all remaining Investments of the Parent Guarantor and the Restricted Subsidiaries in such Person shall be deemed to have been made at such time. The acquisition by the Parent Guarantor or any Restricted Subsidiary of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Person or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in such third Person on the date of such acquisition.

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB–(or the equivalent) by S&P.

        "Issue Date" means the date on which the New Notes are issued under the indenture.

        "LBA" means the acquisition of federal coal through an application for a federal coal lease submitted in accordance with the Bureau of Land Management competitive leasing regulations.

        "LBM" means the acquisition of federal coal through an application to modify an existing coal lease submitted in accordance with the Bureau of Land Management non-competitive leasing regulations.

        "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or Capital Lease), including, in relation to First Lien/Second Lien Intercreditor Agreement only, superpriority claims as a form of adequate protection in any Bankruptcy Case.

        "Material Real Property" means (i) any Mining Lease and (ii) any fee-owned Real Property of the Company or its Restricted Subsidiaries having a net book value in excess of $5,000,000 other than that certain Real Property located in Sequatchie Valley Tennessee; provided that a Flood Structure which is not necessary or integral in order to recover coal from any Mine (such as, for example, storage sheds) shall not constitute Material Real Property unless such Flood Structure has a net book value in excess of $5,000,000.

        "Mine" means any excavation or opening into the earth now and hereafter made from which coal is or can be extracted from any of the Real Properties.

        "Mining Laws" means any and all applicable federal, state, local and foreign statutes, laws, regulations, legally-binding guidance, ordinances, rules, judgments, orders, decrees or common law causes of action relating to mining operations and activities under the Mineral Leasing Act of 1920, the Federal Coal Leasing Amendments Act or the Surface Mining Control and Reclamation Act, each as amended or its replacement, and their state and local counterparts or equivalents.

        "Mining Lease" means a lease, license or other use agreement which provides the Company or any Restricted Subsidiary the real property and water rights, other interests in land, including coal, mining and surface rights, easements, rights of way and options, and rights to timber and natural gas (including coalbed methane and gob gas) necessary or integral in order to recover coal from any Mine. Leases (other than Capital Leases or operating leases of personal property even if such personal property would become fixtures) which provide the Company or any other Restricted Subsidiary the right to construct and operate a conveyor, crusher plant, silo, load out facility, rail spur, shops, offices and related facilities on the surface of the Real Property containing such reserves shall also be deemed a Mining Lease.

        "Moody's" means Moody's Investors Service, Inc. and its successors.

        "Mortgages" means all mortgages, debentures, hypothecs, deeds of trust, deeds to secure Debt and similar documents, instruments and agreements (and all amendments, modifications and supplements thereof) creating, evidencing, perfecting or otherwise establishing the Liens on real estate and other related assets to secure payment of the notes and the Note Guaranties or any part thereof.

        "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash (including (i) payments in respect of deferred payment obligations to the extent corresponding to principal, but not interest, when received in the form of cash, and (ii) proceeds from the conversion of other consideration received when converted to cash), net of

  (1)
  brokerage commissions and other fees and expenses related to such Asset Sale, including fees and expenses of counsel, accountants and investment bankers and any relocation expenses incurred as a result thereof;

  (2)
  provisions for Taxes as a result of such Asset Sale taking into account the consolidated results of operations of the Parent Guarantor and its Restricted Subsidiaries;

  (3)
  payments required to be made to holders of minority interests in Restricted Subsidiaries as a result of such Asset Sale or to repay Debt outstanding at the time of such Asset Sale that is secured by a Lien on the property or assets sold; and

  (4)
  appropriate amounts to be provided as a reserve against liabilities associated with such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and indemnification obligations associated with such Asset Sale, with any subsequent reduction of the reserve other than by payments made and charged against the reserved amount to be deemed a receipt of cash.

        "Non-Recourse Debt" means Debt as to which (i) neither the Parent Guarantor nor any Restricted Subsidiary provides any Guarantee and as to which the lenders have been notified in writing that they will not have any recourse to the Capital Stock or assets of the Parent Guarantor or any Restricted Subsidiary and (ii) no default thereunder would, as such, constitute a default under any Debt of the Parent Guarantor or any Restricted Subsidiary.

        "Note Documents" means the indenture, the notes and the Security Documents.

        "Note Guaranty" means the guaranty of the notes by a Guarantor pursuant to the indenture.

        "Obligations" means, with respect to any Debt, all obligations (whether in existence on the Original Issue Date or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, penalties, fees, indemnification, reimbursement, expenses, damages and other amounts payable and liabilities with respect to such Debt, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.

        "Original Issue Date" means October 17, 2016.

        "Parent Guarantor" means Cloud Peak Energy Inc., a Delaware corporation, and its successors.

        "Pari Passu Secured Debt" means the notes and any other Debt of any Issuer or Guarantor which Debt is secured by a Lien on the Collateral that has the same priority as the Lien securing the notes in accordance with the terms of the First Lien/Second Lien Intercreditor Agreement.

        "Permitted Business" means any of the following, whether domestic or foreign: the mining, production, marketing, sale, trading and transportation (including, without limitation, any business related to terminals) of natural resources including coal, ancillary natural resources and mineral products, exploration of natural resources, any acquired business activity so long as a material portion of such acquired business was otherwise a Permitted Business, and any business that is ancillary or complementary to the foregoing.

        "Permitted Hedging Agreements" means Hedging Agreements entered into in the ordinary course of business of the Parent Guarantor and its Restricted Subsidiaries to hedge interest rate, foreign currency or commodity risk or otherwise for non-speculative purposes (regardless of whether such agreement or instrument is classified as a "derivative" pursuant to FASB ASC Topic No. 815 and required to be marked-to-market).

        "Permitted Investments" means:

  (1)
  any Investment in the Parent Guarantor or in a Restricted Subsidiary of the Parent Guarantor;

  (2)
  any Investment in cash or Cash Equivalents;

  (3)
  any Investment by the Parent Guarantor or any Subsidiary of the Parent Guarantor in a Person, if as a result of such Investment

  (a)
  such Person becomes a Restricted Subsidiary of the Parent Guarantor, or

  (b)
  such Person is merged or consolidated with or into, or transfers or conveys substantially all its assets to, or is liquidated into, the Parent Guarantor or a Restricted Subsidiary;

  (4)
  Investments received as non-cash consideration in an asset sale made pursuant to and in compliance with the covenant described above under "—Certain Covenants—Limitation on Asset Sales;"

  (5)
  any Investment acquired solely in exchange for Qualified Stock of the Parent Guarantor or in exchange for Capital Stock of the Parent Guarantor which the Parent Guarantor did not receive in exchange for a cash payment, Debt or Disqualified Stock;

  (6)
  Permitted Hedging Agreements;

  (7)
  (i) receivables owing to the Parent Guarantor or any Restricted Subsidiary if created or acquired in the ordinary course of business, (ii) endorsements for collection or deposit in the ordinary course of business, and (iii) securities, instruments or other obligations received in compromise or settlement of debts created in the ordinary course of business, or by reason of a composition or readjustment of debts or reorganization of another Person, or in satisfaction of claims or judgments;

  (8)
  Investments in Unrestricted Subsidiaries and joint ventures in an aggregate amount, taken together with all other Investments made in reliance on this clause, not to exceed the greater of (x) $150.0 million and (y) 8% of Consolidated Net Tangible Assets (net of, with respect to the Investment in any particular Person, the cash return thereon received after the Original Issue Date as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income), not to exceed the amount of Investments in such Person made after the Original Issue Date in reliance on this clause); provided, however, that if any Investment pursuant to this clause (8) is made in any Person that is not a Restricted Subsidiary of the Parent Guarantor at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Parent Guarantor after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (8) for so long as such Person continues to be a Restricted Subsidiary of the Parent Guarantor;

  (9)
  to the extent they involve an Investment, payroll, travel and other loans or advances to, or Guarantees issued to support the obligations of, current or former officers, managers, directors, consultants and employees, in each case in the ordinary course of business, not in excess of $7.5 million outstanding at any time; and

  (10)
  to the extent they involve an Investment, extensions of credit to customers, suppliers and joint venture partners in the ordinary course of business;

  (11)
  Investments arising as a result of any Permitted Receivables Financing;

  (12)
  any Production Payments, royalties, dedication of reserves under supply agreements or similar rights or interests granted, taken subject to, or otherwise imposed on properties with normal practices in the mining industry;

  (13)
  to the extent they involve an Investment, purchases and acquisitions, in the ordinary course of business, of inventory, supplies, material or equipment or the licensing or contribution of intellectual property;

  (14)
  [Reserved];

  (15)
  Investments made pursuant to surety bonds, reclamation bonds, performance bonds, bid bonds, appeal bonds and similar obligations, in each case, to the extent such surety bonds, reclamation bonds, performance bonds, bid bonds, appeal bonds and similar obligations are permitted under the indenture;

  (16)
  Investments resulting from pledges and deposits permitted under the definition of "Permitted Liens;"

  (17)
  Investments consisting of indemnification obligations in respect of performance bonds, bid bonds, appeal bonds, surety bonds, reclamation bonds and completion guarantees and similar obligations in respect of Specified Coal Agreements or under any Mining Law or Environmental Law or with respect to workers' compensation benefits, in each case entered into in the ordinary course of business, and pledges or deposits made in the ordinary course of business in support of obligations under existing coal sales contracts (and extensions or renewals thereof on similar terms); and

  (18)
  in addition to Investments listed above, Investments in Persons engaged in Permitted Businesses in an aggregate amount, taken together with all other Investments made in reliance on this clause, not to exceed the greater of (x) $100.0 million and (y) 6% of Consolidated Net Tangible Assets (net of, with respect to the Investment in any particular Person made pursuant to this clause, the cash return thereon received after the Original Issue Date as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income) not to exceed the amount of such Investments in such Person made after the Original Issue Date in reliance on this clause) provided, however, that if any Investment pursuant to this clause (18) is made in any Person that is not a Restricted Subsidiary of the Parent Guarantor at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Parent Guarantor after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (18) for so long as such Person continues to be a Restricted Subsidiary of the Parent Guarantor;

        "Permitted Liens" means

  (1)
  Liens existing on the Original Issue Date (other than Liens permitted under clause (3));

  (2)
  [Reserved];

  (3)
  Liens securing (i) First Priority Secured Debt and Pari Passu Secured Debt (including a portion of the notes and the Note Guaranties Incurred on the Issue Date) Incurred under clause (1) of the definition of Permitted Debt (and all Obligations incurred, issued or arising with respect thereto that permit borrowings not in excess of the limit set out in such clause (1)) (provided that the principal amount of First Priority Secured Debt Incurred pursuant to this clause (3)(i) shall not exceed the Total First Lien Cap Amount) and (ii) Obligations of the Parent Guarantor and its Subsidiaries under Hedging Agreements and Bank Products Agreements;

  (4)
  Liens securing Debt (other than First Priority Secured Debt, but including Pari Passu Secured Debt) in an aggregate amount (and all Obligations in respect thereof) not to exceed an amount (measured on the date of Incurrence) equal to 15% of the Parent Guarantor's Consolidated Net Tangible Assets (it being understood that any decrease in Consolidated Net Tangible Assets following the date of Incurrence shall not create a Default with respect to such previously incurred Debt or Liens);

  (5)
  (A) pledges or deposits under worker's compensation laws, unemployment insurance and other social security laws or regulations or similar legislation, or to secure liabilities to insurance carriers under insurance arrangements in respect of such obligations, or good faith deposits, prepayments or cash payments in connection with bids, tenders, contracts or leases, or to secure public or statutory obligations, surety bonds, customs duties and the like, or for the payment of rent, in each case incurred in the ordinary course of business, (B) Liens in support of obligations under existing coal sales contracts (and extensions or renewals thereof on similar terms) and (C) Liens on the property or assets of the Parent Guarantor or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, contractual arrangements with suppliers, reclamation bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice, in each case which are not Incurred in connection with the borrowing of money or the obtaining of advances or credit;

  (6)
  Liens imposed by law, such as carriers', vendors', warehousemen's and mechanics' liens, in each case for sums not yet due or being contested in good faith and by appropriate proceedings and in respect of Taxes and other governmental assessments and charges or claims which are not yet due or which are being contested in good faith and by appropriate proceedings;

  (7)
  customary Liens in favor of trustees and escrow agents, and netting and setoff rights, banker's liens and the like in favor of financial institutions and counterparties to financial obligations and instruments, including Hedging Agreements;

  (8)
  Liens on assets pursuant to merger agreements, stock or asset purchase agreements and similar agreements in respect of the disposition of such assets;

  (9)
  options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures, partnerships and the like and Liens on joint venture interests in favor of joint venture partners to secure obligations arising under the respective joint venture agreements;

  (10)
  judgment liens so long as no Event of Default then exists as a result thereof, and Liens securing appeal bonds or letters of credit issued in support of or in lieu of appeal bonds;

  (11)
  Liens incurred in the ordinary course of business securing obligations not securing Debt for borrowed money and not in the aggregate materially detracting from the value of the properties or their use in the operation of the business of the Parent Guarantor and its Restricted Subsidiaries;

  (12)
  Liens securing obligations in respect of trade-related letters of credit permitted under clause (6) of "Permitted Debt" covering only the goods (or the documents of title in respect of such goods) financed by such letters of credit and the proceeds and products thereof;

  (13)
  Liens (including the interest of a lessor under a Capital Lease) on property that secure Debt Incurred pursuant to clause (10) of Permitted Debt for the purpose of financing all or any part of the purchase price or cost of construction or improvement of such property provided that the Lien does not (x) extend to any additional property or (y) secure any additional obligations, in each case other than the initial property so subject to such Lien and the Debt and other obligations originally so secured;

  (14)
  Liens on property of a Person at the time such Person becomes a Restricted Subsidiary of the Parent Guarantor, provided such Liens were not created in contemplation thereof and do not extend to any other property of the Parent Guarantor or any Restricted Subsidiary;

  (15)
  Liens on property at the time the Parent Guarantor or any of the Restricted Subsidiaries acquires such property, including any acquisition by means of a merger or consolidation with or into the Parent Guarantor or a Restricted Subsidiary of such Person, provided such Liens were not created in contemplation thereof and do not extend to any other property of the Parent Guarantor or any Restricted Subsidiary;

  (16)
  Liens securing Debt or other obligations of the Parent Guarantor or a Restricted Subsidiary to the Company or a Guarantor;

  (17)
  Liens incurred or assumed in connection with the issuance of revenue bonds the interest on which is tax-exempt under the Internal Revenue Code;

  (18)
  Liens on specific items of inventory, equipment or other goods and proceeds of any Person securing such Person's obligations in respect thereof or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

  (19)
  Liens on Capital Stock of any Unrestricted Subsidiary;

  (20)
  Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Parent Guarantor or any Restricted Subsidiary on deposit with or in possession of such bank;

  (21)
  deposits made in the ordinary course of business to secure liability to insurance carriers;

  (22)
  Liens on assets of Foreign Subsidiaries securing Debt of Foreign Subsidiaries;

  (23)
  extensions, renewals or replacements of any Lien referred to in clauses (1), (2), (4), (13), (14) or (15) in connection with the refinancing of the obligations secured thereby; provided that (i) such Lien does not extend to any other property (plus improvements on and accessions to such property, proceeds and products thereof, customary security deposits and any other assets pursuant to after-acquired property clauses to the extent such assets secured (or would have secured) the Debt being refinanced, refunded, extended, renewed or replaced), (ii) except as contemplated by the definition of "Permitted Refinancing Debt," the aggregate principal amount of Debt secured by such Lien is not increased and (iii) such Lien has no greater priority than the Lien being extended, renewed or replaced;

  (24)
  Liens on accounts receivable and related assets and proceeds thereof arising in connection with a Permitted Receivables Financing;

  (25)
  surface use agreements, easements, zoning restrictions, rights of way, encroachments, pipelines, leases (other than Capital Lease Obligations), licenses, special assessments, trackage rights, transmission and transportation lines related to Mining Leases or mineral right or other Real Property including any re-conveyance obligations to a surface owner following mining, royalty payments and other obligations under surface owner purchase or leasehold arrangements necessary to obtain surface disturbance rights to access the subsurface coal deposits and similar encumbrances on Real Property imposed by law or arising in the ordinary course of business that do not secure any monetary obligation and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Parent Guarantor or any Subsidiary;

  (26)
  pledges, deposits or non-exclusive licenses to use intellectual property rights of the Parent Guarantor or its Subsidiaries to secure the performance of bids, tenders, trade contracts, leases, public or statutory obligations, surety and appeal bonds, reclamation bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

  (27)
  Production Payments, royalties, dedication of reserves under supply agreements, Liens in connection with any Mining Leases, or similar rights or interests granted, taken subject to, or otherwise imposed on properties consistent with normal practices in the mining industry and any precautionary UCC financing statement filings in respect of leases (and not any Debt) entered into in the ordinary course of business; and

  (28)
  Liens for Specified Coal Agreements arising as a result of Specified Coal Agreement Obligations or obligations to grant surface or water rights.

        "Permitted Receivables Financing" means the Accounts Receivable Securitization Facility and any other receivables financing facility or arrangement pursuant to which a Securitization Subsidiary purchases or otherwise acquires Receivables of the Parent Guarantor or any Restricted Subsidiary and enters into a third party financing thereof on terms that the Board of Directors of the Parent Guarantor has concluded are customary and fair to the Parent Guarantor and its Restricted Subsidiaries.

        "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

        "Preferred Stock" means, with respect to any Person, any and all Capital Stock which is preferred as to the payment of dividends or distributions, upon liquidation or otherwise, over another class of Capital Stock of such Person.

        "Private Coal Agreement" means an agreement between the Parent Guarantor or one or more of its Subsidiaries, on the one hand, and a seller or lessee (in each case, that is not a Governmental Authority) (the "Transferee") under which the Parent Guarantor or one or more of its Subsidiaries acquire coal through (i) a lease from such Transferee, (ii) the purchase of one or more coal deposit or other assets from such Transferee or (iii) the exchange of coal assets between the Parent Guarantor or one or more of its Subsidiaries, on the one hand, and such Transferee, on the other.

        "Production Payments" means with respect to any Person, all production payment obligations and other similar obligations with respect to coal and other natural resources of such Person that are recorded as a liability or deferred revenue on the financial statements of such Person in accordance with GAAP.

        "Qualified Equity Interests" means all Equity Interests of a Person other than Disqualified Equity Interests.

        "Qualified Stock" means all Capital Stock of a Person other than Disqualified Stock.

        "Rating Agencies" means S&P and Moody's; provided, that if either S&P or Moody's (or both) shall cease issuing a rating on the notes for reasons outside the control of the Parent Guarantor, the Parent Guarantor may select a nationally recognized statistical rating agency to substitute for S&P or Moody's (or both).

        "Real Property" shall mean, collectively, all right, title and interest of the Parent Guarantor or any Subsidiary (including any leasehold or mineral estate) in and to any and all parcels of real property owned or operated by the Parent Guarantor or any Subsidiary, whether by lease, license or other use agreement, including but not limited to, coal leases and surface use agreements, together with, in each case, all improvements and appurtenant fixtures (including all conveyors, preparation plants or other coal processing facilities, silos, shops and load out and other transportation facilities), easements and other property and rights incidental to the ownership, lease or operation thereof, including but not limited to, access rights, water rights and extraction rights for minerals.

        "Receivables" means accounts receivable (including all rights to payment created by or arising from the sale of goods, leases of goods or the rendition of services, no matter how evidenced (including in the form of a chattel paper)).

        "Restricted Subsidiary" means any Subsidiary of a Person other than any Unrestricted Subsidiary of such Person. Unless otherwise specified, "Restricted Subsidiary" means a Restricted Subsidiary of the Parent Guarantor. For the avoidance of doubt, each of the Company and the Co-issuer shall constitute a Restricted Subsidiary.

        "RTEA" means Rio Tinto Energy America Inc., a Delaware corporation.

        "S&P" means S&P Global Ratings and its successors.

        "Second Lien Documents" has the meaning given to such term set forth under the heading "—Certain Definitions Related to the Intercreditor Agreements."

        "Second Lien Obligations" has the meaning given to such term set forth under the heading "—Certain Definitions Related to the Intercreditor Agreements."

        "Second Priority Liens" has the meaning given to such term set forth under the heading "—Certain Definitions Related to the Intercreditor Agreements."

        "Securitization Subsidiary" means CPE Receivables LLC and any other Subsidiary of the Parent Guarantor

  (1)
  that is designated a "Securitization Subsidiary" by the Parent Guarantor,

  (2)
  that does not engage in, and whose charter prohibits it from engaging in, any activities other than Permitted Receivables Financings and any activity necessary, incidental or related thereto,

  (3)
  no portion of the Debt or any other obligation, contingent or otherwise, of which

  (a)
  is Guaranteed by the Parent Guarantor or any other Restricted Subsidiary of the Parent Guarantor,

  (b)
  is recourse to or obligates the Parent Guarantor or any other Restricted Subsidiary of the Parent Guarantor in any way, or

  (c)
  subjects any property or asset of the Parent Guarantor or any other Restricted Subsidiary of the Parent Guarantor, directly or indirectly, contingently or otherwise, to the satisfaction thereof,

  (4)
  with respect to which neither the Parent Guarantor nor any other Restricted Subsidiary of the Parent Guarantor (other than an Unrestricted Subsidiary) has any obligation to maintain or preserve its financial condition or cause it to achieve certain levels of operating results other than, in respect of clauses (3) and (4), pursuant to customary representations, warranties, covenants and indemnities entered into in connection with a Permitted Receivables Financing.

        "Security Agreement" means the security agreement dated as of October 17, 2016 among the Collateral Agent, the Issuers and the Guarantors granting, among other things, a Second Priority Lien on the Collateral subject to Permitted Liens, in each case in favor of the Collateral Agent for its benefit and for the benefit of the trustee and the holders, as amended, modified, restated, supplemented or replaced from time to time in accordance with its terms.

        "Security Documents" means the Security Agreement, any Mortgages, the First/Second Lien Intercreditor Agreement, the Pari Passu Second Lien Intercreditor Agreement (if any), and all of the security agreements, pledges, collateral assignments, mortgages, deeds of trust, trust deeds or other instruments evidencing or creating or purporting to create any security interests in favor of the Collateral Agent for its benefit and for the benefit of the trustee and the holders, in all or any portion of the Collateral, as amended, modified, restated, supplemented or replaced from time to time.

        "Significant Restricted Subsidiary" means (i) the Co-issuer and (ii) any Restricted Subsidiary, or group of Restricted Subsidiaries, that would, taken together, be a "significant subsidiary" as defined in Article 1, Rule 1-02 (w)(1) or (2) of Regulation S-X promulgated under the Securities Act, as such regulation is in effect on the date of the indenture.

        "Specified Coal Agreement Obligations" means installment or deferred payment obligations or royalty payment obligations or obligations in connection with the acquisition of related surface rights, in each case in connection with a Specified Coal Agreement owed solely to the seller or lessor thereunder (and not to a bank or other third-party financer), but, (i) in the case of any such obligations under a Private Coal Agreement, only to the extent that the proven and probable coal reserves and other non-reserve coal deposits acquired under all such Private Coal Agreements do not in the aggregate exceed 15% of the total proven and probable coal reserves and other non-reserve coal deposits of the Parent Guarantor and its Restricted Subsidiaries at such time, and (ii) excluding, in any event, any Funded Debt.

        "Specified Coal Agreements" means any LBA, LBM, State Coal Lease and Private Coal Agreements.

        "State Coal Lease" means the acquisition of coal owned by a state in accordance with the coal leasing regulations of such state.

        "Stated Maturity" means (i) with respect to any Debt, the date specified as the fixed date on which the final installment of principal of such Debt is due and payable or (ii) with respect to any scheduled installment of principal of or interest on any Debt, the date specified as the fixed date on which such installment is due and payable as set forth in the documentation governing such Debt, not including any contingent obligation to repay, redeem or repurchase prior to the regularly scheduled date for payment.

        "Subordinated Debt" means any Debt of an Issuer or any Guarantor which is subordinated in right of payment to the notes or the Note Guaranty, as applicable, pursuant to a written agreement to that effect.

        "Subsidiary" means with respect to any Person, any corporation, association, limited liability company or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such Person and one or more Subsidiaries of such Person (or a combination thereof). Unless otherwise specified, "Subsidiary" means a Subsidiary of the Parent Guarantor.

        "Subsidiary Guarantor" means (i) each Domestic Restricted Subsidiary of the Company in existence on the Original Issue Date (other than the Co-issuer) that Guarantees Debt of the Company under the Credit Agreement, (ii) each Restricted Subsidiary of the Parent Guarantor that executes a supplemental indenture in the form attached to the indenture providing for the guarantee of payment of the notes, and (iii) any successor obligor under its Note Guaranty, in each case unless and until such Subsidiary Guarantor is released from its Note Guaranty pursuant to the indenture.

        "Taxes" means any present or future tax, levy, import, duty, charge, deduction, withholding, assessment or fee of any nature (including interest, penalties, and additions thereto) that is imposed by any Governmental Authority or other taxing authority.

        "Total First Lien Cap Amount" has the meaning given to such term set forth under the heading "—Certain Definitions Related to the Intercreditor Agreements" in the definition of the term "First Lien Obligations."

        "Transactions" means the offers to exchange the Existing Unsecured Notes for the Existing 2021 Notes and any transactions related thereto, including the payment of cash consideration and fees and expenses in connection therewith.

        "Treasury Rate" means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H. 15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to November 1, 2018; provided, however, that if the period from the redemption date to such date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. The Company will calculate the Treasury Rate at least two but no more than four Business Days prior to the applicable redemption date and file with the trustee, before such redemption date, a written statement setting forth the Applicable Premium and showing the calculation of the Applicable Premium in reasonable detail, and the trustee will have no responsibility for verifying any such calculation.

        "2019 Notes" means the Issuers' 8.500% Senior Notes due 2019.

        "2024 Notes" means the Issuers' 6.375% Senior Notes due 2024.

        "U.S. Government Obligations" means obligations issued or directly and fully guaranteed or insured by the United States of America or by any agency or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof.

        "Unrestricted Subsidiary" means any Subsidiary of the Parent Guarantor that at the time of determination has previously been designated, and continues to be, an Unrestricted Subsidiary in accordance with the covenant described above under "—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries."

        "Voting Stock" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

        "Wholly Owned" means, with respect to any Restricted Subsidiary, a Restricted Subsidiary all of the outstanding Capital Stock of which (other than any director's qualifying shares) is owned by the Parent Guarantor and one or more Wholly Owned Restricted Subsidiaries (or a combination thereof).

Certain Definitions Related to the Intercreditor Agreements

        "Additional First Lien Debt" means any Indebtedness that is incurred, issued or guaranteed by any Issuer and/or any Guarantor (other than Indebtedness constituting First Lien Credit Agreement Obligations) which Indebtedness and guarantees are secured by the First Lien Collateral (or a portion thereof) on a pari passu basis with the First Lien Credit Agreement Obligations; provided, however, that (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by each then extant First Lien Document and Second Lien Document and (ii) unless already a party with respect to that series of Additional First Lien Debt, the Representative for the holders of such Indebtedness shall have (A) executed and delivered the First Lien/Second Lien Intercreditor Agreement as of the date hereof or become party to the First Lien/Second Lien Intercreditor Agreement (by executing a joinder agreement or otherwise) pursuant to, and by satisfying the conditions set forth in, such Agreement and (B) become a party to the First Lien Intercreditor Agreement; provided further that, if such Indebtedness will be the initial Additional First Lien Debt incurred by an Issuer or a Guarantor, then the Issuers, the Guarantors, the First Lien Agent and the Representative for such Indebtedness shall have executed and delivered the First Lien Intercreditor Agreement.

        "Additional First Lien Debt Documents" means, with respect to any series, issue or class of Additional First Lien Debt, the loan agreements, the promissory notes, indentures, the First Lien Collateral Documents or other operative agreements evidencing or governing such Debt.

        "Additional First Lien Debt Facility" means each indenture, loan agreement or other governing agreement with respect to any Additional First Lien Debt.

        "Additional First Lien Debt Obligations" means, with respect to any series, issue or class of Additional First Lien Debt, all amounts owing pursuant to the terms of such Additional First Lien Debt, including, without limitation, the obligation (including guarantee obligations) to pay principal, interest (including Post-Petition Interest), letter of credit commissions, reimbursement obligations, charges, expenses, fees, attorneys costs, indemnities and other amounts payable by any Issuer or any Guarantor under any Additional First Lien Debt Document. For the avoidance of doubt, Additional First Lien Debt Obligations shall not include any obligations in connection with the Receivables Purchase Agreement or any DIP Financing.

        "Additional First Lien Debt Parties" means, with respect to any series, issue or class of Additional First Lien Debt, the holders of such Debt, the Representative with respect thereto, any trustee or agent therefor under any related Additional First Lien Debt Documents and the beneficiaries of each indemnification obligation undertaken by any Issuer or any Guarantor under any related Additional First Lien Debt Documents.

        "Additional Second Lien Collateral Document" means any Second Lien Collateral Documents other than Security Documents.

        "Additional Second Lien Debt" means any Indebtedness that is incurred, issued or guaranteed by any Issuer and/or any Guarantor (other than Indebtedness constituting Second Lien Indenture Obligations), which Indebtedness and guarantees are secured by the Second Lien Collateral (or any portion thereof) for which the applicable Additional Second Lien Debt Documents provide that such Indebtedness and guarantees are to be secured by such Second Lien Collateral on a subordinate or junior basis to the First Lien Obligations; provided, however, that (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by each then extant First Lien Document and Second Lien Document and (ii) unless already a party with respect to that series of Additional Second Lien Debt, the Representative for the holders of such Indebtedness shall have (a) become party to the First Lien/Second Lien Intercreditor Agreement (by executing a joinder agreement or otherwise) pursuant to, and by satisfying the conditions set forth in, the First Lien/Second Lien Intercreditor Agreement and (b) become a party to the Pari Passu Second Lien Intercreditor Agreement pursuant to, and by satisfying the conditions set forth therein; provided further that, if such Indebtedness will be the initial Additional Second Lien Debt incurred by any Issuer or Guarantor, then the Issuers, the Guarantors, the Collateral Agent and the Representative for such Indebtedness shall have executed and delivered the Pari Passu Second Lien Intercreditor Agreement.

        "Additional Second Lien Debt Documents" means, with respect to any series, issue or class of Additional Second Lien Debt, the loan agreements, the promissory notes, indentures, the Second Lien Collateral Documents or other operative agreements evidencing or governing such Debt.

        "Additional Second Lien Debt Facility" means each indenture, loan agreement or other governing agreement with respect to any Additional Second Lien Debt.

        "Additional Second Lien Obligations" means, with respect to any series, issue or class of Additional Second Lien Debt, all amounts owing pursuant to the terms of such Additional Second Lien Debt, including, without limitation, the obligation (including guarantee obligations) to pay principal, interest (including Post-Petition Interest), letter of credit commissions, reimbursement obligations, charges, expenses, fees, attorneys costs, indemnities and other amounts payable by an Issuer or Guarantor under any Additional Second Lien Debt Document.

        "Additional Second Lien Secured Parties" means any Second Lien Secured Parties, other than Collateral Agent and holders of the notes.

        "Bankruptcy Case" means a case under the Bankruptcy Code or any other Bankruptcy Law.

        "Controlling Second Lien Secured Parties" means, with respect to any Shared Second Lien Collateral, (i) at any time when the Collateral Agent is the Designated Second Lien Representative, the Second Lien Indenture Secured Parties and (ii) at any other time, the Series of Second Lien Secured Parties whose Second Lien Representative is the Designated Second Lien Representative.

        "Debt Facility" means each indenture, loan agreement or other governing document with respect to any First Lien Obligation or Second Lien Obligation.

        "Default Interest" means any additional interest payable pursuant to the First Lien Documents arising from or related to a default, whether or not such interest accrues before or after the commencement of any Insolvency or Liquidation Proceeding, whether allowed or allowable.

        "Designated First Lien Representative" means (i) if at any time there is only one First Lien Representative for a First Lien Document with respect to which the Discharge of First Lien Debt Obligations has not occurred, such First Lien Representative and (ii) at any time when clause (i) does not apply, the "Authorized First Lien Representative" determined in accordance with (and defined under) the First Lien Intercreditor Agreement.

        "Designated Second Lien Representative" means (1) the Collateral Agent, until the earlier of (a) the Discharge of Second Lien Indenture Obligations and (b) if indenture ceases to be the only Second Lien Debt Facility under First Lien/Second Lien Intercreditor Agreement, the occurrence of the Non-Controlling Second Lien Representative Enforcement Date; and (2) the Major Non-Controlling Second Lien Representative from and after the earlier of (a) the Discharge of Second Lien Indenture Obligations and (b) if indenture ceases to be the only Second Lien Debt Facility under First Lien/Second Lien Intercreditor Agreement, the occurrence of the Non-Controlling Second Lien Representative Enforcement Date.

        "Discharge of First Lien Obligations" means the occurrence of all of the following:

  (1)
  termination or expiration of all commitments to extend credit that would constitute First Lien Obligations;

  (2)
  payment in full in cash of the principal of and interest and premium (if any) on all First Lien Obligations (other than any undrawn letters of credit);

  (3)
  discharge or cash collateralization at the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable First Lien Document of all outstanding letters of credit constituting First Lien Obligations;

  (4)
  payment in full in cash of obligations in respect of Hedging Obligations constituting First Lien Obligations (and, with respect to any particular agreement regarding Hedging Obligations, termination of such agreement and payment in full in cash of all obligations thereunder or such other arrangements as have been made by the counterparty thereto (and communicated to the Designated First Lien Representative) pursuant to the terms of the First Lien Documents); and

  (5)
  payment in full in cash of all other First Lien Obligations, including without limitation, Bank Products Obligations, that are outstanding and unpaid at the time the First Lien Obligations are paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at or prior to such time).

        "Discharge of First Lien Debt Obligations" means the occurrence of all of the following:

  (1)
  termination or expiration of all commitments to extend credit that would constitute First Lien Debt Obligations;

  (2)
  payment in full in cash of the principal of and interest and premium (if any) on all First Lien Debt Obligations (other than any undrawn letters of credit);

  (3)
  discharge or cash collateralization at the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable First Lien Document of all outstanding letters of credit constituting First Lien Debt Obligations;

  (4)
  payment in full in cash of all other First Lien Debt Obligations that are outstanding and unpaid at the time the First Lien Debt Obligations are paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at or prior to such time).

        "Discharge of Second Lien Obligations" means the occurrence of all of the following:

  (1)
  payment in full in cash of the principal of and interest and premium (if any) on all Second Lien Obligations; and

  (2)
  payment in full in cash of all other Second Lien Obligations that are outstanding and unpaid at the time the Second Lien Obligation is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at or prior to such time).

        "First Lien Agent" means the collateral agent under the Credit Agreement, and any successor or replacement collateral agent.

        "First Lien Cap" means $450,000,000.

        "First Lien Collateral" means any "Collateral" as defined in any Loan Document (as defined in the Credit Agreement) or any other First Lien Document and any other assets of any Issuer or any Guarantor with respect to which a Lien is granted or purported to be granted or required to be granted pursuant to a First Lien Collateral Document as security for any First Lien Obligations.

        "First Lien Collateral Document" means the "Security Documents" as defined in the Credit Agreement, the First Lien Intercreditor Agreement (upon and after the initial execution and delivery thereof by the initial parties thereto) and each of the collateral agreements, security agreements, mortgages, deeds of trust and other instruments and documents executed and delivered by any Issuer or any Guarantor for purposes of providing collateral security for any First Lien Obligation.

        "First Lien Credit Agreement Obligations" means the "Secured Obligations" as defined in Section I of the First Lien Security Agreement, including all Post-Petition Interest relating thereto. For the avoidance of doubt, First Lien Credit Agreement Obligations shall not include any obligations in connection with the Receivables Purchase Agreement or any DIP Financing.

        "First Lien Credit Agreement Secured Parties" means the "Secured Parties" as defined in the Credit Agreement.

        "First Lien Debt Obligations" means the First Lien Credit Agreement Obligations and the Additional First Lien Debt Obligations.

        "First Lien Document" means the Credit Agreement, the other Loan Documents (as defined in the Credit Agreement), Additional First Lien Debt Documents and each of the other agreements, documents, and instruments providing for or evidencing any other First Lien Obligation and any other document or instrument executed or delivered at any time in connection with any First Lien Obligation (including any intercreditor or joinder agreement among holders of First Lien Obligations), to the extent such are effective at the relevant time, as each may be amended, modified, restated, supplemented, replaced or refinanced from time to time (whether or not with the same lenders or agents).

        "First Lien Facilities" means the Credit Agreement and any Additional First Lien Debt Facilities.

        "First Lien Intercreditor Agreement" means one or more intercreditor agreements entered into after the date hereof with the First Lien Agent and the other Representatives with respect to any Additional First Lien Debt party thereto.

        "First Lien Obligations" means the First Lien Credit Agreement Obligations and any Additional First Lien Debt Obligations, including all Post-Petition Interest relating thereto, provided, that if, the sum of: (1) the aggregate principal amount of Loans of the Issuers then outstanding under the Credit Agreement; plus (2) unreimbursed amounts in respect of letters of credit under any First Lien Facility; plus (3) the aggregate principal amount of Additional First Lien Debt Obligations of the Issuers and

the Guarantors; is in excess of the sum of (x) the First Lien Cap plus (y) the amount of any premium on any such Debt in connection with any Refinancing, extension, renewal, restatement, refunding or replacement thereof, plus fees and expenses incurred in connection therewith (the "Total First Lien Cap Amount"), then only that portion of the principal amount of such Loans and principal amount of Additional First Lien Debt Obligations, and such unreimbursed amounts in respect of letters of credit (on a pro rata basis based on the aggregate outstanding principal amount of such Debt and face amount of letters of credit not reimbursed) that does not exceed the Total First Lien Cap Amount shall be included in First Lien Obligations. For the avoidance of doubt, Bank Products Obligations, Hedging Obligations, interest, Default Interest, Post-Petition Interest, letter of credit commissions, charges, expenses, fees, attorneys costs, indemnities and other similar amounts payable by a Guarantor under any First Lien Document and any other similar charges which may be due pursuant to the First Lien Documents, shall not be subject to the Total First Lien Cap Amount.

        "First Lien Representative" means (i) in the case of any First Lien Credit Agreement Obligations or the First Lien Credit Agreement Secured Parties, the First Lien Agent and (ii) in the case of any Additional First Lien Debt Facility and the Additional First Lien Debt Parties thereunder, the trustee, administrative agent, collateral agent, security agent or similar agent under such Additional First Lien Debt Facility that is named as the Representative in respect of such Additional First Lien Debt Facility under the First Lien/Second Lien Intercreditor Agreement.

        "First Lien Secured Party" means the First Lien Credit Agreement Secured Parties and any Additional First Lien Debt Parties.

        "First Lien Security Agreement" means Guarantee and Security Agreement, dated as of February 21, 2014, by and between the Company, its subsidiaries party thereto and PNC Bank, National Association, as administrative agent, as it has been or may be, in whole or in part, in one or more instances, amended, restated, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including, without limitation, any successive amendments, restatements, renewals, extensions, substitutions, of the foregoing).

        "First Priority Liens" means all Liens that secure the First Lien Obligations.

        "Indebtedness" means debt for borrowed money, including drawn and undrawn letters of credit, obligations evidenced by bonds, debentures, notes or other similar instruments (other than any obligations in respect of performance bonds, bid bonds, appeal bonds, surety bonds, reclamation bonds and completion guarantees and similar obligations), Bank Products Obligations, and Hedging Obligations.

        "Insolvency or Liquidation Proceeding" means:

  (1)
  any case commenced by or against the Company, Co-Issuer or any Guarantor under the Bankruptcy Code or any other bankruptcy law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of Company, Co-Issuer or any Guarantor, any receivership or assignment for the benefit of creditors relating to Company, Co-Issuer or any Guarantor or any similar case or proceeding relative to Company, Co-Issuer or any Guarantor or its creditors, as such, in each case whether or not voluntary;

  (2)
  any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to Company, Co-Issuer or any Guarantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

  (3)
  any other proceeding of any type or nature in which substantially all claims of creditors of Company, Co-Issuer or any Guarantor are determined and any payment or distribution is or may be made on account of such claims.

        "Loans" has the meaning assigned to the term "Loans" in the Credit Agreement.

        "Major Non-Controlling Second Lien Representative" means the Second Lien Representative of the Series of Second Lien Obligations (other than Second Lien Indenture Obligations) that constitutes the largest outstanding principal amount of any then outstanding Series of Second Lien Obligations.

        "Non-Controlling Second Lien Representative" means, at any time with respect to any Shared Second Lien Collateral, any Second Lien Representative that is not the Designated Second Lien Representative at such time with respect to such Shared Second Lien Collateral.

        "Non-Controlling Second Lien Representative Enforcement Date" means, with respect to any Non-Controlling Second Lien Representative, (1) after the Discharge of First Lien Obligations, the date which is 150 days (throughout which 150 day period such Non-Controlling Second Lien Representative was the Major Non-Controlling Second Lien Representative) after the occurrence of both (a) an event of default (under and as defined in the Additional Second Lien Debt Document under which such Non-Controlling Second Lien Representative is the Second Lien Representative) and (b) each other Second Lien Representative's receipt of written notice from such Non-Controlling Second Lien Representative certifying that (i) such Non-Controlling Second Lien Representative is the Major Non-Controlling Second Lien Representative, (ii) an event of default (under and as defined in the Additional Second Lien Debt Document under which such Non-Controlling Second Lien Representative is the Second Lien Representative) has occurred and is continuing and (iii) the Second Lien Obligations of the Series with respect to which such Non-Controlling Second Lien Representative is the Second Lien Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Additional Second Lien Debt Document; and (2) prior to the Discharge of First Lien Obligations, the date which is 90 days after the Second Lien Enforcement Date; provided that the Non-Controlling Second Lien Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred (a) at any time the Collateral Agent has commenced and is diligently pursuing any enforcement action, (b) at any time prior to the Discharge of First Lien Obligations, the Designated First Lien Representative has commenced and is diligently pursuing any enforcement action with respect to all or any material portion of the Shared Collateral or (c) at any time the Issuer or the Guarantor which has granted a security interest in Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

        "Non-Controlling Second Lien Secured Party" means, with respect to any Shared Second Lien Collateral, the Second Lien Secured Parties which are not Controlling Second Lien Secured Parties with respect to such Shared Second Lien Collateral.

        "Permitted Refinancing Increase" means, with respect to the Refinancing of any Indebtedness, an amount equal to (1) any premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such Refinancing, (2) any unpaid accrued interest on the Indebtedness being Refinanced, (3) any existing commitments unutilized under the Indebtedness being Refinanced and (4) any amount by which the original principal amount of any Indebtedness has been repaid.

        "Post-Petition Interest" means interest, Default Interest, fees, expenses and other charges that pursuant to the First Lien Documents or the Second Lien Documents, as applicable, continue to accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest, fees, expenses and other charges are allowed or allowable under Bankruptcy Law or in any such Insolvency or Liquidation Proceeding.

        "Proceeds" means "proceeds," as that term is defined in the Uniform Commercial Code, of Shared Collateral as well as any payment or distribution made in respect of Shared Collateral in a Bankruptcy Case, any distributions made to the Second Lien Secured Parties on account of its secured claim in an Insolvency or Liquidation Proceeding, and any amounts received by any First Lien Representative or any First Lien Secured Party from a Second Lien Secured Party in respect of Shared Collateral pursuant to the First Lien/Second Lien Intercreditor Agreement.

        "Receivables Purchase Agreement" means the Receivables Purchase Agreement dated as of February 11, 2013 among Cloud Peak Energy Receivables, LLC, as seller, Parent Guarantor, as servicer, the various Conduit Purchasers, Related Committed Purchasers, and Purchaser Agents from time to time party thereto, and the First Lien Agent, as administrator, and as it otherwise has been or may be, in whole or in part, in one or more instances, amended, restated, renewed, extended, substituted, restructured, replaced, supplemented or otherwise modified from time to time, and all agreements related thereto.

        "Representatives" means the First Lien Representatives and the Second Lien Representatives.

        "Refinancing" means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other Indebtedness or enter into alternative financing arrangements, in exchange or replacement for such Indebtedness (in whole or in part along with any Permitted Refinancing Increase), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including, in each case, but not limited to, after the original instrument giving rise to such Indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. "Refinanced" and "Refinancing" have correlative meanings.

        "Second Lien Collateral" means any "Collateral" as defined in any Note Document or any other Second Lien Document and any other assets of any Issuer or any Guarantor with respect to which a Lien is granted or purported to be granted or required to be granted pursuant to a Second Lien Collateral Document as security for any Second Lien Obligation.

        "Second Lien Collateral Documents" means the Security Agreement and the other Security Documents and each of the collateral agreements, security agreements, mortgages, deeds of trust and other instruments and documents executed and delivered by any Issuer or any Guarantor for purposes of providing collateral security for any Second Lien Obligation.

        "Second Lien Debt Facilities" means the indenture and any Additional Second Lien Debt Facilities.

        "Second Lien Documents" means the indenture, the Security Documents, and each of the other agreements, documents, and instruments providing for or evidencing any other Second Lien Obligation and any other document or instrument executed or delivered at any time in connection with any Second Lien Obligation (including any intercreditor or joinder agreement among holders of Second Lien Obligations or with holders of First Lien Obligations), to the extent such are effective at the relevant time, as each may be amended, modified, restated, supplemented, replaced or refinanced from time to time (whether or not with the same lenders or agents).

        "Second Lien Enforcement Date" means, with respect to any Second Lien Representative, the date which is 180 days after the occurrence of both (i) an Event of Default (under and as defined in the Second Lien Document for which such Second Lien Representative has been named as Representative) and (ii) the Designated First Lien Representative's and each other Representative's receipt of written notice from such Second Lien Representative that (x) such Second Lien Representative is the Designated Second Lien Representative and that an Event of Default (under and as defined in the Second Lien Document for which such Second Lien Representative has been named as Representative) has occurred and is continuing and (y) the Second Lien Obligations of the series with respect to which such Second Lien Representative is the Second Lien Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Second Lien Document; provided that the Second Lien Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred at any time the Designated First Lien Representative has commenced and is diligently pursuing any enforcement action with respect to all or any material portion of the Shared Collateral (with prompt written notice of the commencement of such action to be given to such Second Lien Representative) or at any time the Issuer or the Guarantor which has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

        "Second Lien Indenture Obligations" means the Indebtedness incurred and Obligations under the indenture and the notes.

        "Second Lien Indenture Secured Parties" means the holders of Second Lien Indenture Obligations, the Collateral Agent and the trustee under the indenture.

        "Second Lien Obligations" means the Second Lien Indenture Obligations and any Additional Second Lien Obligations.

        "Second Lien Representative" means (1) in the case of the Second Lien Indenture Obligations or the Second Lien Indenture Secured Parties, the Collateral Agent and (2) in the case of any Second Lien Debt Facility incurred after the date of the indenture and the Second Lien Debt Parties thereunder, the trustee, administrative agent, collateral agent, security agent or similar agent under such Second Lien Debt Facility that is named as the Representative in respect of such Second Lien Debt Facility.

        "Second Lien Secured Party" means the holders of Second Lien Obligations, the Collateral Agent, the trustee and any agent, trustee and/or similar representative of any Pari Passu Secured Debt.

        "Second Priority Lien" means the Liens on the Second Lien Collateral in favor of Second Lien Secured Parties under Second Lien Collateral Documents.

        "Series" means, (a) with respect to Second Lien Obligations, such Second Lien Obligations incurred under a single Second Lien Debt Facility; and (b) with respect to the Second Lien Secured Parties, each of the Second Lien Indenture Secured Parties (in their capacities as such) and the Additional Second Lien Secured Parties (in their capacities as such) that are represented by a common Second Lien Representative (in its capacity as such for such Additional Second Lien Secured Parties).

        "Shared Collateral" means, at any time, any property and assets wherever located and whether now owned or later acquired, in which holders of Fist Lien Debt Obligations under at least one First Lien Document and Second Lien Secured Parties under at least one Second Lien Debt Facility (or their Representatives) hold a security interest or Lien (or, in case of First Lien Secured Parties, are deemed to hold a Lien pursuant to First Lien/Second Lien Intercreditor Agreement) at such time. If, at any time, any portion of the First Lien Collateral under one or more First Lien Documents does not constitute Second Lien Collateral under one or more Second Lien Debt Facilities, then such portion of such First Lien Collateral shall constitute Shared Collateral only with respect to the Second Lien Debt Facilities for which it constitutes Second Lien Collateral and shall not constitute Shared Collateral for any Second Lien Debt Facility which does not have a security interest in such Second Lien Collateral at such time.

        "Shared Second Lien Collateral" means, at any time, Second Lien Collateral in which the holders of Second Lien Obligations under two or more Second Lien Debt Facilities (or their respective Second Lien Representatives on behalf of such holders) hold a valid security interest or Lien at such time. If Second Lien Obligations under more than two Second Lien Debt Facilities are outstanding at any time and the holders of less than all Second Lien Obligations hold a valid security interest or Lien in any Second Lien Collateral at such time, then such Second Lien Collateral shall constitute Shared Second Lien Collateral for Second Lien Obligations under Second Lien Debt Facilities secured by Lien in such Second Lien Collateral at such time and shall not constitute Shared Second Lien Collateral for any Second Lien Secured Parties who do not have a valid security interest in such Second Lien Collateral at such time.

        "Uniform Commercial Code" or "UCC" means, unless otherwise specified, the Uniform Commercial Code as from time to time in effect in the State of New York.

Book-Entry, Delivery and Form

        We have obtained the information in this section concerning The Depository Trust Company ("DTC"), Clearstream Banking, societe anonyme, Luxembourg ("Clearstream, Luxembourg") and Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear"), and their book-entry systems and procedures from sources that we believe to be reliable. We take no responsibility for an accurate portrayal of this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream, Luxembourg and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

        The notes will initially be represented by one or more fully registered global notes. Each such global note will be deposited with, or on behalf of, DTC or any successor thereto and registered in the name of Cede & Co. (DTC's nominee). You may hold your interests in the global notes in the United States through DTC, or in Europe through Clearstream, Luxembourg or Euroclear, either as a participant in such systems or indirectly through organizations which are participants in such systems. Clearstream, Luxembourg and Euroclear will hold interests in the global notes on behalf of their respective participating organizations or customers through customers' securities accounts in Clearstream, Luxembourg's or Euroclear's names on the books of their respective depositaries, which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, N.A. will act as depositary for Euroclear.

        So long as DTC or its nominee is the registered owner of the global securities representing the notes, DTC or such nominee will be considered the sole owner and holder of the notes for all purposes of the notes and the indenture. Except as provided below, owners of beneficial interests in the notes will not be entitled to have the notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders of the notes under the indenture, including for purposes of receiving any reports delivered by us or the trustee pursuant to the indenture. Accordingly, each person owning a beneficial interest in a note must rely on the procedures of DTC or its nominee and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder of notes.

        Unless and until we issue the notes in fully certificated, registered form under the limited circumstances described below under the heading "—Certificated Notes":

  (a)
  you will not be entitled to receive a certificate representing your interest in the notes;

  (b)
  all references in this prospectus supplement to actions by holders will refer to actions taken by DTC upon instructions from its direct participants; and

  (c)
  all references in this prospectus supplement to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of the notes, for distribution to you in accordance with DTC procedures.

The Depository Trust Company

        DTC acts as securities depositary for the notes. The notes will be issued as fully registered notes registered in the name of Cede & Co. DTC is:

  (a)
  a limited-purpose trust company organized under the New York Banking Law;

  (b)
  a "banking organization" under the New York Banking Law;

  (c)
  a member of the Federal Reserve System;

  (d)
  a "clearing corporation" under the New York Uniform Commercial Code; and

  (e)
  a "clearing agency" registered under the provisions of Section 17A of the Exchange Act.

        DTC holds securities that its direct participants deposit with DTC. DTC facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants' accounts, thereby eliminating the need for physical movement of securities certificates.

        Direct participants of DTC include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants. Indirect participants of DTC, such as securities brokers and dealers, banks and trust companies, can also access the DTC system if they maintain a custodial relationship with a direct participant.

        Purchases of notes under DTC's system must be made by or through direct participants, which will receive a credit for the notes on DTC's records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct participants and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such beneficial owners entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in notes, except as provided below in "—Certificated Notes."

        To facilitate subsequent transfers, all notes deposited with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes. DTC's records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Book-entry Format

        Under the book-entry format, the paying agent will pay interest or principal payments to Cede & Co., as nominee of DTC. DTC will forward the payment to the direct participants, who will then forward the payment to the indirect participants (including Clearstream, Luxembourg or Euroclear) or to you as the beneficial owner. You may experience some delay in receiving your payments under this system. None of us, any Subsidiary Guarantor, the trustee or any of our or its agents under the indenture or any paying agent has any direct responsibility or liability for the payment of principal or interest on the notes to owners of beneficial interests in the notes.

        DTC is required to make book-entry transfers on behalf of its direct participants and is required to receive and transmit payments of principal, premium, if any, and interest on the notes. Any direct participant or indirect participant with which you have an account is similarly required to make book-entry transfers and to receive and transmit payments with respect to the notes on your behalf. We, the Subsidiary Guarantors and the trustee under the indenture have no responsibility for any aspect of the actions of DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. In addition, we, the Subsidiary Guarantors and the trustee under the indenture and each of our or its agents have no responsibility or liability for any aspect of the records kept by DTC,

Clearstream, Luxembourg, Euroclear or any of their direct or indirect participants relating to or payments made on account of beneficial ownership interests in the notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. We also do not supervise these systems in any way.

        The trustee will not recognize you as a holder under the indenture, and you can only exercise the rights of a holder indirectly through DTC and its direct participants. DTC has advised us that it will only take action regarding a note if one or more of the direct participants to whom the note is credited direct DTC to take such action and only in respect of the portion of the aggregate principal amount of the notes as to which that participant or participants has or have given that direction. DTC can only act on behalf of its direct participants. Your ability to pledge notes to non-direct participants, and to take other actions, may be limited because you will not possess a physical certificate that represents your notes.

        Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the notes unless authorized by a direct participant in accordance with DTC's procedures. Under its usual procedures, DTC will mail an omnibus proxy to its direct participant as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date (identified in a listing attached to the omnibus proxy).

        Clearstream, Luxembourg or Euroclear will credit payments to the cash accounts of Clearstream, Luxembourg customers or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. These payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Clearstream, Luxembourg or Euroclear, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream, Luxembourg customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect those actions on its behalf through DTC.

        DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the notes among participants of DTC, Clearstream, Luxembourg and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

Transfers Within and Among Book-entry Systems

        Transfers between DTC's direct participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg customers and Euroclear participants will occur in accordance with their respective applicable rules and operating procedures.

        DTC will effect cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear participants, on the other hand, in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, instruct its depositary to effect final settlement on its behalf by delivering or receiving securities in DTC and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg customers and Euroclear participants may not deliver instructions directly to the depositaries.

        Because of time-zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear resulting from a transaction with a DTC direct participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date. Those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream, Luxembourg customer or Euroclear participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg customer or a Euroclear participant to a DTC direct participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash amount only as of the business day following settlement in DTC.

        Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among their respective participants, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Certificated Notes

        Unless and until they are exchanged, in whole or in part, for notes in definitive form in accordance with the terms of the notes, the notes may not be transferred except (1) as a whole by DTC to a nominee of DTC, (2) by a nominee of DTC to DTC or another nominee of DTC or (3) by DTC or any such nominee to a successor of DTC or a nominee of such successor.

        We will issue notes to you or your nominees, in fully certificated registered form, rather than to DTC or its nominees, only if:

  (a)
  we advise the trustee in writing that DTC is no longer willing or able to discharge its responsibilities properly or that DTC is no longer a registered clearing agency under the Exchange Act, and we have not appointed a qualified successor within 90 days;

  (b)
  an Event of Default has occurred and is continuing under the indenture and DTC has notified us and the trustee of its desire to exchange the global notes for certificated notes; or

  (c)
  subject to DTC's rules, we, at our option, elect to terminate the book-entry system through DTC.

        If any of the three above events occurs, DTC is required to notify all direct participants that notes in fully certificated registered form are available through DTC. DTC will then surrender the global note representing the notes along with instructions for re-registration. We will re-issue the notes in fully certificated registered form and will recognize the registered holders of the certificated notes as holders under the indenture.

        Unless and until we issue the notes in fully certificated, registered form, (1) you will not be entitled to receive a certificate representing your interest in the notes; (2) all references in this prospectus supplement to actions by holders will refer to actions taken by the depositary upon instructions from its direct participants; and (3) all references in this prospectus supplement to payments and notices to holders will refer to payments and notices to the depositary or its nominee, as the registered holder of the notes, for distribution to you in accordance with its policies and procedures.

Same Day Settlement and Payment

        We will make payments in respect of the notes represented by the global notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. We will make all payments of principal, interest and premium, if any, with respect to certificated notes by wire transfer of immediately available funds to the accounts specified by the holders of the certificated notes or, if no such account is specified, by mailing a check to each such holder's registered address. The notes represented by the global notes will be eligible to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will be, therefore, required by DTC to be settled in immediately available funds. We expect that secondary trading in any certificated notes will also be settled in immediately available funds.

        Because of time zone differences, the securities account of a Clearstream, Luxembourg customer or Euroclear participant purchasing an interest in a global note from another customer or participant will be credited, and any such crediting will be reported to the relevant Clearstream, Luxembourg customer or Euroclear participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Clearstream, Luxembourg or Euroclear as a result of sales of interests in a global note by or through a Clearstream, Luxembourg customer or Euroclear participant to another customer or participant will be received with value on the settlement date of DTC but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day for Euroclear or Clearstream, Luxembourg following DTC's settlement date.

 DESCRIPTION OF OTHER INDEBTEDNESS

Revolving Credit Facility

        On September 9, 2016, CPE Resources entered into the Second Amendment to our Credit Agreement. Maturing February 21, 2019, the Credit Agreement provides us with a senior secured revolving credit facility with a capacity of up to $400 million that can be used to borrow funds or issue letters of credit. The borrowing capacity under the Credit Agreement is reduced by the amount of letters of credit issued, which may be up to $250 million. The Credit Agreement provides for the designation of a foreign restricted subsidiary as a borrower, subject to certain conditions and approvals.

        The Second Amendment replaced the quarterly EBITDA-based financial covenants that previously required us to (a) maintain defined minimum levels of interest coverage and (b) comply with a maximum net secured debt leverage ratio, with a new monthly minimum liquidity covenant that requires us to maintain liquidity of not less than $125 million as of the last day of each month. As of September 30, 2016 and November 28, 2016, we had $448.5 million and $433.5 million, respectively, of liquidity under this measure. Liquidity under the Credit Agreement's minimum liquidity covenant includes cash and cash equivalents and amounts available under both the Credit Agreement and A/R Securitization Program.

        The Credit Agreement also contains other non-financial covenants, including covenants related to our ability to incur additional debt or take other corporate actions. In addition, there are customary events of default with customary grace periods and thresholds under the Credit Agreement.

        Loans under the Credit Agreement bear interest at the London Interbank Offered Rate ("LIBOR") plus a margin of 3.50% or at a base rate plus a margin of 2.50%. We pay the lenders a commitment fee at a rate of 0.50% per year, on the unused commitments under the Credit Agreement. The undrawn face amount of letters of credit issued under the Credit Agreement will incur a per annum fee of 3.50%. Letters of credit that are drawn upon may be converted to loans at our request, subject to the conditions to borrowing set forth in the Credit Agreement. In addition, in connection with the issuance of a letter of credit, we are required to pay the issuing bank a fronting fee of 0.125% per annum.

        Our obligations under the Credit Agreement are secured by substantially all of our assets and substantially all of the assets of certain of our subsidiaries, subject to certain permitted liens and customary exceptions for similar coal financings. Our obligations under the Credit Agreement are also supported by a guarantee by CPE Inc. and our domestic restricted subsidiaries.

        Under the Credit Agreement, CPE Resources is permitted to make certain distributions to CPE Inc. to enable it to pay federal, state and local income and certain other taxes it incurs that are attributable to the business and operations of its subsidiaries. In addition, as long as no default under the Credit Agreement exists, the subsidiaries of CPE Inc. also may make annual distributions to CPE Inc. to fund dividends or repurchases of CPE Inc.'s stock and additional distributions in accordance with certain distribution limits in the Credit Agreement. Finally, the subsidiaries of CPE Inc. may make loans to CPE Inc. subject to certain limitations in the Credit Agreement.

        As of September 30, 2016 and November 28, 2016, no borrowings and $71.3 million and $67.5 million, respectively, of letters of credit were outstanding under the Credit Agreement. As of December 31, 2015, no borrowings or letters of credit were outstanding under the Credit Agreement. Our aggregate availability for borrowing under the Credit Agreement and the A/R Securitization Program was approximately $358.2 million and $362.5 million, respectively, as of September 30, 2016 and November 28, 2016. As of September 30, 2016, we were in compliance with the covenants contained in the Credit Agreement.

A/R Securitization Program

        Certain of our subsidiaries are parties to the A/R Securitization Program. In January 2013, we formed Cloud Peak Energy Receivables LLC, a special purpose, bankruptcy-remote wholly-owned subsidiary to purchase, subject to certain exclusions, in a true sale, trade receivables generated by certain of our subsidiaries without recourse (other than customary indemnification obligations for breaches of specific representations and warranties), and then transfer undivided interests in up to $75.0 million of those accounts receivable to a financial institution for cash borrowings for our ultimate benefit. The total borrowings are limited by eligible accounts receivable, as defined under the terms of the A/R Securitization Program. The A/R Securitization Program will terminate on January 23, 2018. As of September 30, 2016, the A/R Securitization Program would have allowed for $29.5 million of borrowing capacity. There were no borrowings outstanding under the A/R Securitization Program as of June 30, 2016.

Capital Equipment Lease Obligations

        We have organized a capital leasing program that could grow over time up to $150 million for some of our capital equipment purchases. During 2015, we entered into capital leases on equipment under various lease schedules, which are subject to a master lease agreement, and are pre-payable at our option. The leases carry a mix of fixed and variable interest rates. Interest on the variable rate leases is based on the one-month LIBOR plus 1.95%. Interest on the fixed rate leases is 4.8%. The gross value of property, plant and equipment under capital leases was $13.0 million as of December 31, 2015 and related primarily to the leasing of mining equipment.

Other Obligations

        We also have other significant obligations that do not constitute indebtedness. These include lease obligations related to our federal coal leases, surety bonds to secure the performance of our reclamation and mine closure obligations, take-or-pay agreements with export terminal companies and railroads and capital commitments for purchase of equipment and land. See Part II, Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources" and "—Off Balance Sheet Arrangements and Contractual Obligations," and Item 8, Notes 14 through 20 of Notes to Consolidated Financial Statements, of CPE Inc.'s 2015 Form 10-K, which is incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION

        We may sell or distribute the notes offered by this prospectus in one or more of the following ways:

  •
  through underwriters or dealers;

  •
  through agents;

  •
  directly to purchasers, including existing stockholders in a rights offering;

  •
  in transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions; or

  •
  through a combination of any of these methods of sale.

        The distribution of the notes may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

        In addition, we may sell some or all of the securities included in this prospectus through:

  •
  a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

  •
  purchases by a broker-dealer, as principal, and resale by the broker- dealer for its account;

  •
  ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

  •
  privately negotiated transactions.

        We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

        At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed setting forth the terms of the offering, including the aggregate number of notes being offered, the purchase price of the notes, the initial offering price of the notes, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

        If underwriters are used in the sale, the underwriters will acquire the securities for their own account for resale to the public, either on a firm commitment basis or a best efforts basis. The underwriters may resell the notes from time-to-time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer notes to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the notes will be subject to certain conditions. The underwriters may change from time-to-time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        We may also sell the notes through agents designated from time-to-time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        If dealers are used in the sale of securities, we will sell the notes to them as principals. The dealers may then resell those notes to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

        The notes may also be sold directly by us. In this case, no underwriters or agents would be involved.

        We may authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase offered notes providing for payment and delivery on a future date specified in the prospectus supplement. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, education and charitable institutions and such other institutions as may be approved by us. The obligations of any such purchasers under such delayed delivery and payment arrangements will be subject to the condition that the purchase of the offered securities will not at the time of delivery be prohibited under applicable law. The underwriters and such agents will not have any responsibility with respect to the validity or performance of such contracts.

        If a prospectus supplement so indicates, underwriters, brokers or dealers, in compliance with applicable law, may engage in transactions that stabilize, maintain or otherwise affect the market price of the notes at levels above those that might otherwise prevail in the open market.

        We will bear costs relating to all of the notes being registered under the registration statement of which this prospectus forms a part.

        Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the notes may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the notes may be deemed to be underwriting discounts and commissions under the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the notes pursuant to this prospectus.

        If more than 5% of the net proceeds of any offering of securities made under this prospectus will be received by a Financial Industry Regulatory Authority ("FINRA") member participating in the offering or its affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

 LEGAL

        Certain legal matters in connection with the securities will be passed upon by Vinson & Elkins L.L.P., New York, New York, as our counsel. Any underwriter will be advised about other issues relating to any offering by its own legal counsel.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    Other Expenses of Issuance and Distribution

        Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby:

Securities and Exchange Commission registration fee		$40,565
Legal fees and expenses	$		*
Accounting fees and expenses	$		*
Printing and engraving expenses	$		*
Rating agency fees	$		*
Miscellaneous	$		*

TOTAL	$		*

*
These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

ITEM 15.    Indemnification of Directors and Officers

  CPE Inc.

        CPE Inc. is a Delaware corporation.

        Section 145 of the Delaware General Corporation Law permits a Delaware corporation to indemnify its officers, directors and other corporate agents to the extent and under the circumstances set forth therein. CPE Inc.'s amended and restated certificate of incorporation and amended and restated bylaws provide that it will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he is or was CPE Inc.'s director or officer, or is or was serving at CPE Inc.'s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in accordance with provisions corresponding to Section 145 of the Delaware General Corporation Law. These indemnification provisions may be sufficiently broad to permit indemnification of CPE Inc.'s executive officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

        Pursuant to Section 102(b)(7) of the Delaware General Corporation Law, CPE Inc.'s amended and restated certificate of incorporation eliminates the personal liability of a director to CPE Inc. or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liabilities arising:

  •
  from any breach of the director's duty of loyalty to CPE Inc. or its stockholders;

  •
  from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  •
  under Section 174 of the Delaware General Corporation Law; and

  •
  from any transaction from which the director derived an improper personal benefit.

        The above discussion of the Delaware General Corporation Law and of CPE Inc.'s amended and restated certificate of incorporation and amended and restated bylaws is not intended to be exhaustive and is respectively qualified in its entirety by the provisions of the Delaware General Corporation Law, CPE Inc.'s amended and restated certificate of incorporation and amended and restated bylaws.

  CPE Resources

        CPE Resources is a Delaware limited liability company.

        Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager of the limited liability company or other person from and against any and all claims and demands whatsoever.

        Section 4.16 of the third amended and restated limited liability company agreement of CPE Resources provides as follows:

  4.16 Indemnification.

          (a)    Indemnification Rights.    The Company shall indemnify and hold harmless each Indemnitee from and against any and all Liabilities, in which the Indemnitee was involved or may be involved, or threatened to be involved, as a party or otherwise, arising out of or relating to the business of the Company, this Agreement, any Person's status as a Manager, Member, director or officer of the Company or any action taken by any Manager, Member, director or officer of the Company under this Agreement or otherwise on behalf of the Company, regardless of whether the Indemnitee continues to be a Manager, Member, director or officer of the Company, or an Affiliate or Representative of a Manager, Member, director or officer of the Company, to the fullest extent permitted by the LLC Act and all other applicable Laws; provided that an Indemnitee shall be entitled to indemnification hereunder only to the extent that such Indemnitee's conduct did not result from gross negligence or willful misconduct. The termination of any proceeding by settlement, judgment, order, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that such Indemnitee's conduct resulted from gross negligence or willful misconduct. To the extent any portion of this Section 4.16 directly conflicts with any of the Transaction Documents, other than this Agreement, such other Transaction Document shall control with respect to the matters set forth therein.

          (b)    Expenses.    Expenses incurred by an Indemnitee in defending against any Liability or potential Liability subject to this Section 4.16 shall be, from time to time, promptly advanced by the Company prior to the final disposition of such Liability upon receipt by the Company of an undertaking reasonably acceptable in form and substance to the Manager by or on behalf of the Indemnitee to repay such amount if it shall be determined that such Person is not entitled to be indemnified as authorized in this Section 4.16.

          (c)    Indemnification Rights Non-Exclusive; Rights of Indemnified Parties.    The indemnification provided by this Section 4.16 shall be in addition to any other rights an Indemnitee may be entitled under any agreement, as a matter of law or equity, or otherwise. Such indemnification shall continue with respect to an Indemnitee even though it has ceased to serve in any particular capacity and shall inure to the benefit of its heirs, executors, successors, assigns and other legal representatives. The provisions of Section 4.15 and this Section 4.16 shall not supersede any other provisions providing for indemnification of any Indemnitee in any other Transaction Document, including the Master Separation Agreement. To the extent that any provision in Section 4.15 and this Section 4.16 conflict with any other Transaction Document, such other Transaction Document shall control.

          (d)    Assets of the Company.    Any indemnification under this Section 4.16 shall be satisfied solely out of the assets of the Company, and no Member or Manager shall be subject to personal liability or required to fund or cause to be funded any obligation by reason of these indemnification provisions.

          (e)    Other Liability Insurance.    The Company may purchase and maintain insurance, at the Company's expense, on behalf of such Persons as the Manager shall reasonably determine, against any liability that may be asserted against, or any expense that may be incurred by, such Person in connection with the activities of the Company and its Subsidiaries or Affiliates regardless of whether the Company would have the obligation to indemnify such Person against such liability under the provisions of this Agreement.

          (f)    Calculation of Indemnification.    Any indemnification obligation payable to the Rio Tinto Members arising under this Section 4.16 will be calculated and payable in accordance with Section 6.1 of the Master Separation Agreement.

  Finance Corp.

        Finance Corp. is a Delaware corporation.

        The eighth article of the certificate of incorporation of Finance Corp. provides as follows:

          EIGHTH—A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware GENERAL CORPORATION LAW; or (iv) for any transaction from which the Director derived an improper personal benefit. If the DELAWARE GENERAL CORPORATION LAW is hereafter amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DELAWARE GENERAL CORPORATION LAW as so amended. Any repeal or modification of this Article EIGHTH by the stockholders of the Corporation or otherwise shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification. The provisions of this Article EIGHTH shall not be deemed exclusive or in limitation of any other rights to which directors, officers, or others may be entitled under any By-Laws, agreement, vote of stockholders or disinterested directors, or otherwise.

        Article VI of the bylaws of Finance Corp. provides as follows:

ARTICLE VI
INDEMNIFICATION

        SECTION 6.1.    General.    To the fullest extent permitted by law, the Corporation shall indemnify and hold harmless any current or former director or officer from and against any loss, expenses, judgment, settlement cost, fee and related expenses (including attorneys' fees and expenses), costs or damages suffered or sustained by reason of being or having been a director or an officer, or arising out of or in connection with any action or failure to act, unless such act or failure to act was the result of gross negligence or willful misconduct. The Corporation shall advance reasonable attorneys' fees and other costs and expenses incurred by any current or former director or officer in connection with defense of any pending or threatened action of proceeding that arises out of conduct which is the subject of the indemnification provided hereunder, subject to such director's or officer's agreement to reimburse the Corporation for such advance to the extent that it shall finally be determined by a court of competent jurisdiction that such director or officer was not entitled to indemnification under this Section 6.1. Notwithstanding the foregoing, the provisions of this Section 6.1 shall not be construed so as to provide for indemnification for any liability to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the provisions of this Section 6.1 to the fullest extent permitted by law. The provisions of this Section 6.1 including the indemnification hereof, shall further apply to any director or officer of a predecessor, if any, of the Corporation.

        SECTION 6.2.    Rights Not Exclusive.    The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in the indemnified party's official capacity and as to action in another capacity while holding such office.

        SECTION 6.3.    Insurance.    The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or an officer of the Corporation, or is or was serving at the request of the Corporation as a director or an officer of another corporation, partnership, joint venture, trust or other enterprise, against any liability incurred by such person in such capacity, or arising out of such person's capacity, whether or not the Corporation would have the power to indemnify the person against the liability under the provisions of this Article VI.

        SECTION 6.4.    Definition of "Corporation."    For the purposes of this Article VI, references to "the Corporation" include any constituent corporation absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors and officers, as well as the resulting or surviving corporation. As a result, any person who is or was a director or officer of such a constituent corporation, or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he or she would if he or she had served the resulting or surviving corporation in the same capacity.

        SECTION 6.5.    Survival of Rights.    The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall continue as to a person who has ceased to be a director or an officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

ITEM 16.    Exhibits and Financial Statement Schedules

        (a)    Exhibits.    The following documents are filed as exhibits to this registration statement:

EXHIBIT INDEX

Exhibit Number			Exhibit Title
1.1	**	—	Form of Underwriting Agreement

4.1	*	—	Form of Certificate of Common Stock of Cloud Peak Energy Inc. (incorporated herein by reference to Exhibit 4.1 of the Amendment No. 5 to Cloud Peak Energy Inc.'s Form S-1 filed on November 16, 2009)

4.2	*	—	Indenture, dated as of November 25, 2009, by and among Cloud Peak Energy Resources LLC (and its subsidiaries listed on the signature page), Cloud Peak Energy Finance Corp., Wilmington Trust Company and Citibank, N.A. (Incorporated herein by reference to Exhibit 4.1 to CPE Inc.'s Current Report on Form 8-K filed on December 2, 2009 (File No. 001-34547))

4.3	*	—	Fourth Supplemental Indenture, dated as of March 10, 2014, to the Indenture, dated as of November 25, 2009, among Cloud Peak Energy Resources LLC, Cloud Peak Energy Finance Corp., Wilmington Trust Company, as trustee, and Citibank N.A., as securities administrator (incorporated by reference to Exhibit 4.1 to Cloud Peak Energy Inc.'s Current Report on Form 8-K filed on March 11, 2014 (File No. 001-34547))

Exhibit Number			Exhibit Title
4.4	*	—	Fifth Supplemental Indenture, dated as of March 25, 2014, to the Indenture, dated as of November 25, 2009, among Cloud Peak Energy Resources LLC, Cloud Peak Energy Finance Corp., Wilmington Trust Company, as trustee, and Citibank N.A., as securities administrator (Incorporated by reference to Exhibit 4.1 to CPE Inc.'s Current Report on Form 8-K filed on March 25, 2014 (File No. 001-34547))

4.5	*	—	Sixth Supplemental Indenture, dated as of September 10, 2015, to the Indenture, dated as of November 25, 2009, among Cloud Peak Energy Resources LLC, Cloud Peak Energy Finance Corp., the guarantors party thereto, Wilmington Trust Company, as trustee, and Citibank N.A., as securities administrator (Incorporated by reference to Exhibit 4.1 to CPE Inc.'s Quarterly Report on 10-Q filed on October 27, 2015 (File No. 001-34547))

4.4	*	—	Indenture, dated as of March 11, 2014, among Cloud Peak Energy Resources LLC, Cloud Peak Energy Finance Corp., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.2 to Cloud Peak Energy Inc.'s Current Report on Form 8-K filed on March 11, 2014 (File No. 001-34547))

4.5	*	—	First Supplemental Indenture, dated as of March 11, 2014, to the Indenture, dated as of March 11, 2014, among Cloud Peak Energy Resources LLC, Cloud Peak Energy Finance Corp., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee (Incorporated by reference to Exhibit 4.3 to CPE Inc.'s Current Report on Form 8-K filed on March 11, 2014 (File No. 001-34547))

4.6	*	—	Second Supplemental Indenture, dated as of September 1, 2015, to the Indenture, dated as of March 11, 2014, among Cloud Peak Energy Resources LLC, Cloud Peak Energy Finance Corp., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee (Incorporated by reference to Exhibit 4.2 to CPE Inc.'s Quarterly Report on 10-Q filed on October 27, 2015 (File No. 001-34547))

4.7	*	—	Indenture, dated as of October 17, 2016, among Cloud Peak Energy Resources LLC, Cloud Peak Energy Finance Corp., the guarantors party thereto and Wilmington Trust, National Association, as Trustee and Collateral Agent (incorporated by reference to Exhibit 4.1 to Cloud Peak Energy Inc.'s Current Report on Form 8-K filed on October 17, 2016 (File No. 001-34547))

4.8	*	—	Form of 12.00% Senior Secured Second Lien Notes due 2021 (included in Exhibit 4.7 as Exhibit A thereto)

4.9	**	—	Form of Certificate of Preferred Stock of Cloud Peak Energy Inc.

4.10	*	—	Form of Indenture for Senior Debt Securities of Cloud Peak Energy Resources LLC (incorporated by reference to Exhibit 4.5 to Cloud Peak Energy Inc.'s Form S-3 filed on October 7, 2011)

4.11	**	—	Form of Senior Note of Cloud Peak Energy Resources LLC

4.12	*	—	Form of Indenture for Subordinated Debt Securities of Cloud Peak Energy Resources LLC (incorporated by reference to Exhibit 4.7 to Cloud Peak Energy Inc.'s Form S-3 filed on October 7, 2011)

4.13	**	—	Form of Subordinated Note of Cloud Peak Energy Resources LLC

Exhibit Number			Exhibit Title
4.14	*	—	Form of Indenture for Senior Debt Securities of Cloud Peak Energy Inc. (incorporated by reference to Exhibit 4.9 to Cloud Peak Energy Inc.'s Form S-3 filed on October 7, 2011)

4.15	**	—	Form of Senior Note of Cloud Peak Energy Inc.

4.16	*	—	Form of Indenture for Subordinated Debt Securities of Cloud Peak Energy Inc. (incorporated by reference to Exhibit 4.11 to Cloud Peak Energy Inc.'s Form S-3 filed on October 7, 2011)

4.17	**	—	Form of Subordinated Note of Cloud Peak Energy Inc.

4.18	**	—	Form of Warrant Agreement

4.19	**	—	Form of Warrant Certificate

4.20	**	—	Form of Rights Agreement

4.21	**	—	Form of Rights Certificate

4.22	**	—	Form of Depositary Agreement

4.23	**	—	Form of Depositary Receipt

4.24	**	—	Form of Stock Purchase Contract

4.25	**	—	Form of Stock Purchase Unit

5.1	****	—	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered

12.1	****	—	Statement of Computation of Ratio of Earnings to Fixed Charges

23.1	****	—	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm

23.3	****	—	Consent of Vinson & Elkins L.L.P (contained in Exhibit 5.1 hereto)

24.1	****	—	Powers of Attorney (included on the signature pages to this Registration Statement)

25.1	***	—	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the trustee under the indenture governing the senior debt securities of Cloud Peak Energy Resources LLC

25.2	***	—	Form T-1 Statement of Eligibility and Qualification respecting the indenture governing the subordinated debt securities of Cloud Peak Energy Resources LLC

25.3	***	—	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the trustee under the indenture governing the senior debt securities of Cloud Peak Energy Inc.

25.4	***	—	Form T-1 Statement of Eligibility and Qualification respecting the indenture governing the subordinated debt securities of Cloud Peak Energy Inc.

25.5	****	—	Form T-1 Statement of Eligibility and Qualification respecting the indenture governing the 12.00% Senior Secured Second Lien Notes due 2021

*
Previously filed.

**
To be filed as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act or in a post-effective amendment to this registration statement.

***
To be filed later in accordance with Section 310(a) of the Trust Indenture Act of 1939, as amended.

****
Filed herewith.

        (b)    Financial Statement Schedules

        No financial statement schedules are included herein. All other schedules for which provision is made in the applicable accounting regulation of the Securities and Exchange Commission are not required under the related instructions, are inapplicable, or the information is included in the consolidated financial statements, and have therefore been omitted.

        (c)    Reports, Opinions, and Appraisals

        The following reports, opinions, and appraisals are included herein: None.

ITEM 17.    Undertakings

        Each undersigned registrant hereby undertakes:

  1.
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (a)
  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

  (b)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

  (c)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    Provided, however, that paragraphs 1(a), 1(b) and 1(c) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  2.
  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  3.
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  4.
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (a)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (b)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  5.
  That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (a)
  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  (b)
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  (c)
  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

  (d)
  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

  6.
  That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  7.
  To the extent that the securities are offered to existing security holders pursuant to warrants or rights and any securities not taken by security holders are to be reoffered to the public, to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

  8.
  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  9.
  To file an application for the purpose of determining the eligibility of the trustee of each of the indentures to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the "Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gillette, State of Wyoming, on the 1st day of December, 2016.

CLOUD PEAK ENERGY INC.
By:	/s/ COLIN S. MARSHALL
	Name:	Colin S. Marshall
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below appoints Colin Marshall, Heath Hill and Bryan Pechersky, and each of them, any of whom may act without the joinder of the others, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in fact and agents or any of them or their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ COLIN S. MARSHALL Colin S. Marshall	President, Chief Executive Officer and Director (Principal Executive Officer)	December 1, 2016
/s/ HEATH A. HILL Heath A. Hill	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 1, 2016
/s/ KENDALL K. CARBONE Kendall K. Carbone	Vice President and Chief Accounting Officer (Principal Accounting Officer)	December 1, 2016
/s/ WILLIAM T. FOX III William T. Fox III	Chairman of the Board of Directors	December 1, 2016

Signature	Title	Date

/s/ PATRICK J. CONDON Patrick J. Condon	Director	December 1, 2016
/s/ JEANE L. HULL Jeane L. Hull	Director	December 1, 2016
/s/ STEVEN W. NANCE Steven W. Nance	Director	December 1, 2016
/s/ WILLIAM F. OWENS William F. Owens	Director	December 1, 2016
/s/ ROBERT C. SKAGGS Robert C. Skaggs	Director	December 1, 2016

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gillette, State of Wyoming, on the 1st day of December, 2016.

CLOUD PEAK ENERGY RESOURCES LLC
By:	/s/ COLIN S. MARSHALL
	Name:	Colin S. Marshall
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below appoints Colin Marshall, Heath Hill and Bryan Pechersky, and each of them, any of whom may act without the joinder of the others, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in fact and agents or any of them or their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ COLIN S. MARSHALL Colin S. Marshall	President and Chief Executive Officer (Principal Executive Officer)	December 1, 2016
/s/ HEATH A. HILL Heath A. Hill	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 1, 2016
/s/ KENDALL K. CARBONE Kendall K. Carbone	Vice President and Chief Accounting Officer (Principal Accounting Officer)	December 1, 2016

Signature		Title	Date

Cloud Peak Energy Inc.		Sole Managing Member	December 1, 2016
By:	/s/ COLIN S. MARSHALL Colin S. Marshall President, Chief Executive Officer and Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gillette, State of Wyoming, on the 1st day of December, 2016.

CLOUD PEAK ENERGY FINANCE CORP.
By:	/s/ COLIN S. MARSHALL
	Name:	Colin S. Marshall
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below appoints Colin Marshall, Heath Hill and Bryan Pechersky, and each of them, any of whom may act without the joinder of the others, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in fact and agents or any of them or their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ COLIN S. MARSHALL Colin S. Marshall	President, Chief Executive Officer and Director (Principal Executive Officer)	December 1, 2016
/s/ HEATH A. HILL Heath A. Hill	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	December 1, 2016
/s/ KENDALL K. CARBONE Kendall K. Carbone	Vice President and Chief Accounting Officer (Principal Accounting Officer)	December 1, 2016
/s/ TODD A. MYERS Todd A. Myers	Senior Vice President, Marketing and Business Development and Director	December 1, 2016

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gillette, State of Wyoming, on the 1st day of December, 2016.

CLOUD PEAK ENERGY LOGISTICS LLC
CLOUD PEAK ENERGY SERVICES COMPANY
KENNECOTT COAL SALES LLC
NERCO COAL LLC
NERCO COAL SALES LLC
NERCO LLC
PROSPECT LAND AND DEVELOPMENT LLC
RESOURCE DEVELOPMENT LLC
SEQUATCHIE VALLEY COAL CORPORATION
WESTERN MINERALS LLC
By:	/s/ COLIN S. MARSHALL
	Name:	Colin S. Marshall
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below appoints Colin Marshall, Heath Hill and Bryan Pechersky, and each of them, any of whom may act without the joinder of the others, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in fact and agents or any of them or their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ COLIN S. MARSHALL Colin S. Marshall	President, Chief Executive Officer and Director (Principal Executive Officer)	December 1, 2016
/s/ HEATH A. HILL Heath A. Hill	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	December 1, 2016

Signature	Title	Date

/s/ KENDALL K. CARBONE Kendall K. Carbone	Vice President and Chief Accounting Officer (Principal Accounting Officer)	December 1, 2016
/s/ TODD A. MYERS Todd A. Myers	Senior Vice President, Marketing and Business Development and Director	December 1, 2016

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gillette, State of Wyoming, on the 1st day of December, 2016.

ANTELOPE COAL LLC
ARROWHEAD I LLC
ARROWHEAD II LLC
ARROWHEAD III LLC
BIG METAL COAL CO. LLC
CABALLO ROJO HOLDINGS LLC
CABALLO ROJO LLC
CLOUD PEAK ENERGY LOGISTICS I LLC
CORDERO MINING HOLDINGS LLC
CORDERO MINING LLC
CORDERO OIL AND GAS LLC
SPRING CREEK COAL LLC
YOUNGS CREEK HOLDINGS I LLC
YOUNGS CREEK HOLDINGS II LLC
YOUNGS CREEK MINING COMPANY, LLC
By:	/s/ COLIN S. MARSHALL
	Name:	Colin S. Marshall
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below appoints Colin Marshall, Heath Hill and Bryan Pechersky, and each of them, any of whom may act without the joinder of the others, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in fact and agents or any of them or their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ COLIN S. MARSHALL Colin S. Marshall	President, Chief Executive Officer and Director (Principal Executive Officer)	December 1, 2016

Signature	Title	Date

/s/ HEATH A. HILL Heath A. Hill	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	December 1, 2016
/s/ KENDALL K. CARBONE Kendall K. Carbone	Vice President and Chief Accounting Officer (Principal Accounting Officer)	December 1, 2016
/s/ GARY RIVENES Gary Rivenes	Executive Vice President, Chief Operating Officer and Director	December 1, 2016

EXHIBIT INDEX

Exhibit Number			Exhibit Title
1.1	**	—	Form of Underwriting Agreement

4.1	*	—	Form of Certificate of Common Stock of Cloud Peak Energy Inc. (incorporated herein by reference to Exhibit 4.1 of the Amendment No. 5 to Cloud Peak Energy Inc.'s Form S-1 filed on November 16, 2009)

4.2	*	—	Indenture, dated as of November 25, 2009, by and among Cloud Peak Energy Resources LLC (and its subsidiaries listed on the signature page), Cloud Peak Energy Finance Corp., Wilmington Trust Company and Citibank, N.A. (Incorporated herein by reference to Exhibit 4.1 to CPE Inc.'s Current Report on Form 8-K filed on December 2, 2009 (File No. 001-34547))

4.3	*	—	Fourth Supplemental Indenture, dated as of March 10, 2014, to the Indenture, dated as of November 25, 2009, among Cloud Peak Energy Resources LLC, Cloud Peak Energy Finance Corp., Wilmington Trust Company, as trustee, and Citibank N.A., as securities administrator (incorporated by reference to Exhibit 4.1 to Cloud Peak Energy Inc.'s Current Report on Form 8-K filed on March 11, 2014 (File No. 001-34547))

4.4	*	—	Fifth Supplemental Indenture, dated as of March 25, 2014, to the Indenture, dated as of November 25, 2009, among Cloud Peak Energy Resources LLC, Cloud Peak Energy Finance Corp., Wilmington Trust Company, as trustee, and Citibank N.A., as securities administrator (Incorporated by reference to Exhibit 4.1 to CPE Inc.'s Current Report on Form 8-K filed on March 25, 2014 (File No. 001-34547))

4.5	*	—	Sixth Supplemental Indenture, dated as of September 10, 2015, to the Indenture, dated as of November 25, 2009, among Cloud Peak Energy Resources LLC, Cloud Peak Energy Finance Corp., the guarantors party thereto, Wilmington Trust Company, as trustee, and Citibank N.A., as securities administrator (Incorporated by reference to Exhibit 4.1 to CPE Inc.'s Quarterly Report on 10-Q filed on October 27, 2015 (File No. 001-34547))

4.4	*	—	Indenture, dated as of March 11, 2014, among Cloud Peak Energy Resources LLC, Cloud Peak Energy Finance Corp., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.2 to Cloud Peak Energy Inc.'s Current Report on Form 8-K filed on March 11, 2014 (File No. 001-34547))

4.5	*	—	First Supplemental Indenture, dated as of March 11, 2014, to the Indenture, dated as of March 11, 2014, among Cloud Peak Energy Resources LLC, Cloud Peak Energy Finance Corp., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee (Incorporated by reference to Exhibit 4.3 to CPE Inc.'s Current Report on Form 8-K filed on March 11, 2014 (File No. 001-34547))

4.6	*	—	Second Supplemental Indenture, dated as of September 1, 2015, to the Indenture, dated as of March 11, 2014, among Cloud Peak Energy Resources LLC, Cloud Peak Energy Finance Corp., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee (Incorporated by reference to Exhibit 4.2 to CPE Inc.'s Quarterly Report on 10-Q filed on October 27, 2015 (File No. 001-34547))

Exhibit Number			Exhibit Title
4.7	*	—	Indenture, dated as of October 17, 2016, among Cloud Peak Energy Resources LLC, Cloud Peak Energy Finance Corp., the guarantors party thereto and Wilmington Trust, National Association, as Trustee and Collateral Agent (incorporated by reference to Exhibit 4.1 to Cloud Peak Energy Inc.'s Current Report on Form 8-K filed on October 17, 2016 (File No. 001-34547))

4.8	*	—	Form of 12.00% Senior Secured Second Lien Notes due 2021 (included in Exhibit 4.7 as Exhibit A thereto)

4.9	**	—	Form of Certificate of Preferred Stock of Cloud Peak Energy Inc.

4.10	*	—	Form of Indenture for Senior Debt Securities of Cloud Peak Energy Resources LLC (incorporated by reference to Exhibit 4.5 to Cloud Peak Energy Inc.'s Form S-3 filed on October 7, 2011)

4.11	**	—	Form of Senior Note of Cloud Peak Energy Resources LLC

4.12	*	—	Form of Indenture for Subordinated Debt Securities of Cloud Peak Energy Resources LLC (incorporated by reference to Exhibit 4.7 to Cloud Peak Energy Inc.'s Form S-3 filed on October 7, 2011)

4.13	**	—	Form of Subordinated Note of Cloud Peak Energy Resources LLC

4.14	*	—	Form of Indenture for Senior Debt Securities of Cloud Peak Energy Inc. (incorporated by reference to Exhibit 4.9 to Cloud Peak Energy Inc.'s Form S-3 filed on October 7, 2011)

4.15	**	—	Form of Senior Note of Cloud Peak Energy Inc.

4.16	*	—	Form of Indenture for Subordinated Debt Securities of Cloud Peak Energy Inc. (incorporated by reference to Exhibit 4.11 to Cloud Peak Energy Inc.'s Form S-3 filed on October 7, 2011)

4.17	**	—	Form of Subordinated Note of Cloud Peak Energy Inc.

4.18	**	—	Form of Warrant Agreement

4.19	**	—	Form of Warrant Certificate

4.20	**	—	Form of Rights Agreement

4.21	**	—	Form of Rights Certificate

4.22	**	—	Form of Depositary Agreement

4.23	**	—	Form of Depositary Receipt

4.24	**	—	Form of Stock Purchase Contract

4.25	**	—	Form of Stock Purchase Unit

5.1	****	—	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered

12.1	****	—	Statement of Computation of Ratio of Earnings to Fixed Charges

23.1	****	—	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm

23.3	****	—	Consent of Vinson & Elkins L.L.P (contained in Exhibit 5.1 hereto)

24.1	****	—	Powers of Attorney (included on the signature pages to this Registration Statement)

Exhibit Number			Exhibit Title
25.1	***	—	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the trustee under the indenture governing the senior debt securities of Cloud Peak Energy Resources LLC

25.2	***	—	Form T-1 Statement of Eligibility and Qualification respecting the indenture governing the subordinated debt securities of Cloud Peak Energy Resources LLC

25.3	***	—	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the trustee under the indenture governing the senior debt securities of Cloud Peak Energy Inc.

25.4	***	—	Form T-1 Statement of Eligibility and Qualification respecting the indenture governing the subordinated debt securities of Cloud Peak Energy Inc.

25.5	****	—	Form T-1 Statement of Eligibility and Qualification respecting the indenture governing the 12.00% Senior Secured Second Lien Notes due 2021

*
Previously filed.

**
To be filed as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act or in a post-effective amendment to this registration statement.

***
To be filed later in accordance with Section 310(a) of the Trust Indenture Act of 1939, as amended.

****
Filed herewith.